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                                                                    EXHIBIT 10.4

                               AGREEMENT OF LEASE

                                    BETWEEN

                            OAKWOOD PARTNERS L.L.C.

                                    LANDLORD

                                      AND

                        COMPENSATION RISK MANAGERS, LLC

                                     TENANT

                                OAKWOOD COMMONS
                                  U.S. ROUTE 9
                             POUGHKEEPSIE, NEW YORK
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                                LIST OF EXHIBITS

       Exhibits
---------------

A      Floor Plan
A-1    Site Plan of Building and Complex
A-2    Subdivision Map of Complex
B      Work Letter to Lease
C      Rules and Regulations
D      Cleaning Services
E      HVAC Specifications
F      Contract of Sale





















                                      -i-
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                       LEASE AGREEMENT DATED AUGUST 5, 2005

BETWEEN OAKWOOD PARTNERS L.L.C. ("LANDLORD"), a limited liability company of the State of New York having a mailing address of P.O. Box 1580, Poughkeepsie, New York 12601, and COMPENSATION RISK MANAGERS, LLC., a limited liability company of the State of New York, ("TENANT") having an address at 112 Delafield Street, Poughkeepsie, New York 12601 and having a taxpayer identification number of_______________.

                                    PREAMBLE

BASIC LEASE PROVISIONS AND DEFINITIONS.

      In addition to other terms elsewhere defined in this Lease, the following terms whenever used in this Lease should have only the meanings set forth in this Preamble, unless such meanings are expressly modified, limited, or expanded elsewhere herein.

      I. DEMISED PREMISES: The Demised Premises will be as depicted on floor plans which will be annexed hereto and made a part hereof as Exhibit A upon completion and will consist of approximately 26,400 rentable square feet (as defined in Building Office and Managers Association ("BOMA") standard ANSI/BOMA Z65.1-1996) of office space located on the fourth (4th) and fifth (5th) floors in the building to be constructed by Landlord on the Land (as defined in Paragraph 1(a) of this Lease), as shown on the site plan attached hereto and a part hereof as Exhibit A-1 (the "BUILDING"). The Building is part of an office/retail/restaurant/hotel complex to be known as Oakwood Commons (the "COMPLEX"). The Complex, which is situated on the Complex Land (as defined in Paragraph 1(a) of the Lease), will consist of five (5) buildings and a parking garage, as shown on Exhibit A-1.

      II. TERM: Fifteen (15) years.

      III. EXPIRATION DATE: Midnight on: (i) the day immediately preceding the fifteenth (15th) anniversary of the Commencement Date, if the Commencement Date occurs on the first day of a calendar month; or (ii) the last day of the calendar month occurring Fifteen (15) years after the Commencement Date, if the Commencement Date does not occur on the first day of a calendar month.

      IV. PERMITTED USE: General first-class office use and for no other purpose.

      V. FIXED RENT: Thirty Five Dollars ($35) per rentable square foot of office space per annum, being a total of Nine Hundred Twenty Four Thousand ($924,000.00) Dollars per annum from the Commencement Date through the last day of the calendar month in which the fifth (5th) anniversary of the Commencement Date occurs (the "RENT ADJUSTMENT DATE"); Thirty Eight and 50/100 Dollars ($38.50) per rentable square foot of office space per annum, being a total of One Million Sixteen Thousand Four Hundred Dollars ($1,016,400.00) per annum from the day after the Rent Adjustment Date through the fifth (5th) anniversary of the Rent Adjustment Date; and Forty Two and 35/100 Dollars ($42.35) per rentable square foot of office space per annum, being a total of One Million One Hundred Eighteen Thousand Forty Dollars ($1,118,040.00) per annum from the day after the fifth (5th) anniversary of the Rent Adjustment Date to the tenth (10th) anniversary of the Rent Adjustment Date. During any Renewal Periods, the annual Fixed Rent shall be as described in Paragraph 24. Fixed Rent shall be adjusted based on the final determination of rentable square footage.

      VI. MONTHLY FIXED RENT: One-Twelfth of Fixed Rent, being Seventy Seven Thousand ($77,000.00) Dollars per month initially. Monthly Fixed Rent shall be adjusted based on the final determination of rentable square footage.

      VII. LATE CHARGE: An amount equal to the sum of: (i) interest at Prime Rate, as defined hereinafter, plus four (4%) percent per annum, which interest shall accrue from the date any payment of Fixed Rent or Additional Rent is due until the date of payment of the same; plus (ii) an administrative fee equal to four (4%) percent of said late payment.

      VIII. TENANT'S PROPORTIONATE SHARE: Forty and four hundredths (40.04%) percent, which percentage is arrived at by dividing (i) the rentable square footage of the Demised


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Premises (which, as of the Commencement Date, is deemed to be 26,400 rentable square feet) by (ii) the rentable square footage of the Building (which, as of the Commencement Date, is deemed to be 65,920 rentable square feet). Tenant's Proportionate Share shall be adjusted based on the final determination of rentable square footage.

      IX. BUILDING'S COMPLEX PROPORTIONATE SHARE: Twenty-Nine and ninety-six hundredths (29.96%) percent, which percentage is arrived at by dividing (i) the rentable square footage of the Building (which, as of the Commencement Date, is deemed to be 65,920 rentable square feet) by (ii) the total square footage of the Complex (which, as of the Commencement Date, is deemed to be 220,000 square feet. Building's Complex Proportionate Share shall be adjusted based on the final determination of square footage.

      X. SECURITY DEPOSIT: One Hundred Thousand ($ 100,000.00) Dollars.

      XI. NUMBER OF TENANT ALLOCATED PARKING SPACES: Ten (10) exclusive spaces in the parking area on the Land shown on Exhibit A-1 and eighty (80) non-exclusive spaces in the Parking Garage serving the Building and other buildings on the Complex Land. Parking spaces are subject to the further provisions of Paragraph 23 of this Lease.

      XII. PRIME RATE: The prime commercial bank lending rate on 90 day loans announced by the Wall Street Journal.

      XIII. BUILDING HOLIDAYS: Building Holidays shall be President's Day; Good Friday; Memorial Day; Independence Day; Labor Day; Thanksgiving Day and day after; Christmas Day and New Year's Day; the Monday before or the Friday after if Christmas Day, New Year's Day, or Independence Day falls on Tuesday or on Thursday, respectively; and the Friday before or the Monday after if Christmas Day, New Year's Day, or Independence Day falls on Saturday or on Sunday, respectively.

      XIV. BUSINESS DAYS: Weekdays excluding Building Holidays.

      XV. BUSINESS HOURS: Said hours shall be from 8:00 A.M. to 6:00 P.M. on weekdays and 8:00 A.M. to 1:00 P.M. on Saturdays. Business Hours do not include Sundays or Building Holidays.

      XVI. DESIGNATED BROKER: David S. Kaminski

      XVIII. PARKING GARAGE: the two-level parking garage to be constructed on Lot 4, as shown on Exhibit A-1.

      XIX. RENEWAL TERMS: Two (2) Renewal Terms of Five (5) years each.

      The parties hereby agree to the following terms and conditions:

      1. Demised Premises. Term, and Purpose.

         (a) Landlord does hereby lease to Tenant, and Tenant does hereby lease from Landlord the Demised Premises located in the Building, together with the non exclusive right to use any pedestrian easements and/or vehicular easements that may exist from time to time for the benefit of tenants of the Building over any portion of the Complex Land, together with all other Common Areas, as defined in Paragraph 1(d), for the Term commencing on the Commencement Date, as defined in subparagraph (b) of this Paragraph 1, and ending on the Expiration Date, or such earlier date upon which the Term may expire or be terminated pursuant to the provisions of this Lease or pursuant to law. The parcels of land on which the Complex is located (the "COMPLEX LAND") are shown on the preliminary sub-division plan attached hereto and a part hereof as Exhibit A-2. The parcel of land on which the Building is located (the "LAND") is designated as Lot 2 on Exhibit A-2. Exhibit A-1 and Exhibit A-2 are preliminary plans, subject to modification and final approval from the Town of Poughkeepsie.

         (b) For purposes of this Lease the "COMMENCEMENT DATE" is estimated to be March 1,2007, subject to the provisions of Paragraph 4(b).


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         (c) The Demised Premises shall be used by Tenant for the Permitted Use and for no other use or purpose. The Permitted Use shall not be deemed to include the following uses which are expressly prohibited: governmental offices; drive-up facility; educational, training, or similar classes for members of the general public; union offices; medical or similar treatments; barber or beauty parlor; restaurant; gaming or political activities; pornographic; employment, recruiting, or placement activities (except executive search); retail or wholesale sale and delivery of goods or services; repairing, servicing, or receiving for repair or service; and any other use or uses that are of the same or similar nature or character. Tenant shall not use or occupy the Demised Premises or any part thereof for any purpose deemed unlawful, disreputable, or extra-hazardous on account of fire or other casualty or for any purposes that shall impair the character of the Building. Tenant, at its sole cost and expense, shall obtain any consents, licenses, permits, or approvals (other than those permits or approvals required in connection with the construction of the Building and Tenant Improvements) required or obtainable in normal course to conduct its business at the Demised Premises.

         (d) The "COMMON AREAS" shall consist of the "Building Common Areas," as defined hereinafter, and the "Complex Common Areas," as defined hereinafter. The Common Areas shall be operated and maintained by Landlord and/or such other owners or operators for the benefit of all tenants in a manner similar to that of other office buildings in the Dutchess, Putnam, Rockland and Westchester County area that are reasonably similar to the Building with respect to tenant mix, size, and age. The use of the Common Areas shall be in common with Landlord, other tenants of the Building and the Complex, and other persons entitled to use the same. Landlord shall not diminish the Common Areas in any way that has a materially negative impact on Tenant's ability to conduct its business for the Permitted Use at the Demised Premises.

            (i) The "BUILDING COMMON AREAS" shall be those parts of the Building and other improvements designated by Landlord for the common use of all tenants of the Building, including, but not limited to: utility lines, pumpstations, drainage basins, swales, detention or retention ponds, and other facilities on or serving the Land; halls; lobbies; delivery passages; drinking fountains; public toilets; parking facilities; lobby plantings and interior landscaped areas, exterior landscaped areas on the Land; atriums; and other facilities or Improvements owned, operated, or maintained, in whole or in part, by Landlord for use by all tenants of the Building.

            (ii) The "COMPLEX COMMON AREAS" shall be those parts of the Complex designated by Landlord from time to time for the common use of all tenants and occupants in the Complex, including, but not limited to: utility lines, pumpstations, drainage basins, swales, detention or retention ponds, and other facilities on or serving the Complex Land; parking lots; the Parking Garage; service buildings; parkways; drives, including Route 9, and other road improvements providing access to the lots comprising the Complex; greenspaces; parks; fountains; and other facilities or Improvements owned, operated, or maintained, in whole or in part, by Landlord or the owner or operator from time to time of same, for use by all tenants and occupants of the Complex.

         (e) For purposes of this Lease the term "IMPROVEMENTS" shall mean and include all, whether existing now or in the future, buildings, including the Building, and/or appurtenant structures or improvements of any kind, whether above, on, or below the Land surface (including, without limitation, outbuildings; loading areas; canopies; walls; waterlines; sewer, electrical, and gas distribution facilities; parking facilities; walkways; streets; curbs; roads; rights of way; fences; hedges; exterior plantings; poles; and signs).

      2. Rent.

         (a) The rent reserved under this Lease for the Term hereof shall be and consist of: (i) the Fixed Rent payable in equal monthly installments in advance on the first day of each and every calendar month during the Term (except that Tenant shall pay one (1) monthly installment on the execution of this Lease, which installment shall be applied to the Monthly Fixed Rent due for the first
(1st) full month of the Term); plus (ii) such additional rent ("ADDITIONAL RENT") in an amount equal to Tenant's Proportionate Share of Operating Expenses and of Real Estate Taxes (as such terms are defined in Paragraph 3 of this Lease), all charges for services and utilities pursuant to Paragraph 15 hereof, and any other charges or amounts that


                                       3
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shall become due and payable hereunder, including, without limitation, the reasonable expenses incurred by Landlord in the enforcement of any of the agreements, covenants, and obligations under this Lease and including reasonable legal fees and/or post-judgment collection fees that may accrue in the event suit for rent or dispossess proceedings are necessary to obtain the possession of the Demised Premises or to collect the rent, all of which Additional Rent shall be payable as hereinafter provided. All rent shall be paid to Landlord at its office stated above or such other place Landlord may designate in writing. If the Commencement Date shall occur on a date other than the first day of a calendar month, or the Expiration Date or other termination date of this Lease shall occur on a day other than the last day of a calendar month, the rent for the partial month commencing on the Commencement Date or ending on the Expiration Date (or other termination date) shall be appropriately pro-rated on the basis of the pro rata portion of the calendar month during which such payment is to be made.

         (b) Tenant does hereby covenant and agree to pay promptly the Fixed Rent and Additional Rent herein reserved as and when the same shall become due and payable, without demand therefor and without any set-off, recoupment, or deduction whatsoever. All Additional Rent payable hereunder that is not due and payable on a monthly basis during the Term, unless otherwise specified herein, shall be due and payable within twenty (20) days of delivery by Landlord to Tenant of notice to pay the same.

         (c) In the event that any payment of Fixed Rent or Additional Rent shall be paid more than five (5) Business Days after the due date for the same as provided herein, Tenant shall pay, together with such payment, the Late Charge. Furthermore, if Tenant fails to remit a full monthly installment of the Monthly Fixed Rent or of the Additional Rent on or before the due date provided herein for two (2) consecutive months, then Landlord may require (i) all Fixed Rent and Additional Rent payments to be paid in advance on a quarterly annual basis, rather than a monthly basis, and (ii) an increase in an amount equal to one (1) installment of Monthly Fixed Rent in the Security Deposit. In addition, if Tenant submits to Landlord a check for which there are insufficient funds available, then Landlord may charge Tenant as Additional Rent an administrative and handling fee in the amount of Two Hundred Fifty and 00/100 Dollars.

         3. Operating Expenses and Real Estate Taxes.

            (a) For purposes of this Paragraph, the following definitions shall apply:

               "LEASE YEAR" shall mean the period commencing from the Commencement Date and expiring at the end of the calendar year in which the Commencement Date occurs and each calendar year subsequent thereto during the Term.

               "REAL ESTATE TAXES" shall mean all real property taxes and assessments now or hereafter imposed upon the Building, the Improvements included with or located upon the Land, and the Building's Complex Proportionate Share of Taxes on the Complex Land and the Parking Garage. If, due to a change in the method of taxation or assessment, any franchise, income, profit or other tax, however designated, shall be substituted by the applicable taxing authority, in whole or in part, for the Real Estate Taxes now or hereafter imposed on the Complex Land, the Improvements, or other real property included in the Complex Land, such franchise, income, profit, or other tax shall be deemed to be included in the term "Real Estate Taxes." Real Estate Taxes shall not include any inheritance, estate, succession, transfer, gift, franchise, net income, capital stock tax, corporate, capital levy, stamp, or transfer tax (except to the extent that, as provided for above, such tax is substituted for and in lieu of Real Estate Taxes now or hereafter imposed).

               "OPERATING EXPENSES" shall mean: (i) the total of all the costs and expenses paid or incurred by Landlord (and/or others to the extent such costs paid or incurred by others are chargeable to Landlord) with respect to the management, operation, maintenance, and repair of the Land, the Building, and any of the other Improvements and the services provided tenants therein [excepting electrical energy expenses paid directly by tenants (including Tenant) to Landlord or the applicable utility supplying said service pursuant to Paragraph 15 of this Lease and equivalent provisions of other leases], including, but not limited to: all utilities, including without limitation, water, electricity, gas, lighting, sewer and waste disposal; air


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conditioning, ventilation, and heating; lobby maintenance and cleaning;
maintenance of elevators; protection and security; lobby plantings and interior landscape maintenance; exterior landscape maintenance; snow/ice removal; parking lot maintenance, striping, and repairs; operation, maintenance, repair, or replacement of utility lines, pumpstations, drainage basins, swales, detention or retention ponds, and other facilities on or serving the Land; maintenance and painting of non-tenanted areas; fire, all-risk, boiler and machinery, sprinkler, apparatus, public liability, environmental, loss of rent, property damage, rent, plate glass, and terrorism insurance (including any applicable deductibles for the foregoing insurance); the cost of licenses, certificates, permits and inspections by governmental authorities; supplies; wages, salaries, disability benefits, pensions, hospitalization, retirement plans, group insurance, worker's compensation insurance, payroll, social security, unemployment, and other similar taxes with respect to employees of Landlord to the extent and in such proportion that the services of such employees are dedicated to the operation of the Building; uniforms and workers' clothes for such employees and the cleaning thereof and other similar employees benefits and expenses imposed on Landlord pursuant to law or to any collective bargaining agreement with respect to Landlord's employees (up to and including the Building manager) to the extent and in such proportion that the services of such employees are dedicated to the operation of the Building; the cost for a bookkeeper and for an accountant and any other professional and consulting fees, including legal and auditing fees to the extent and in such proportion that the services of such professional and consultants are dedicated to the operation of the Building; association fees or dues; the expenses, including payments to attorneys and appraisers, incurred by Landlord in connection with any contest of a governmental regulation or the application of same, or for an application or proceeding wherein Landlord obtains or seeks to obtain reduction or refund of the Real Estate Taxes payable or paid; management and administrative fees charged by Landlord and/or a third-party management company, provided such fees do not exceed amounts reasonably and customarily paid to independent administrators and managers of comparable projects; and any other expenses of any other kind whatsoever reasonably incurred in managing, operating, maintaining, or repairing the Building, the Land, or any other of the Improvements; the rental value of any on-site management office space (not to exceed 2,500 square feet of rentable area); and (ii) the Building's Proportionate Share of Complex Operating Expenses.

               "COMPLEX OPERATING EXPENSES" shall mean all costs and expenses reasonably paid or incurred by the Landlord in operating, managing, equipping, policing (if and to the extent provided by the Landlord), lighting, repairing, replacing and maintaining all common facilities, utilities and facilities serving the Complex (including off-site utilities and facilities such as traffic signals, detention areas and drainage facilities, Parking Garage and all taxes, assessments, costs and other expenses related thereto), and all other areas of the Complex for the common use of all tenants and occupants of the Complex (including, but without limitation, all landscaping and gardening) shall be prorated, and the Tenant shall share therein in the manner hereinafter provided. Such costs and expenses shall likewise include (but shall not be limited to) water and sewer charges; utility system installation charges and assessments; payments made by Landlord under any reciprocal easement agreement affecting the common areas of the Complex or access/egress to the Complex; costs of the installation, operation, maintenance, repair and replacement of any energy management system; premiums for liability, property damage, fire, workers' compensation, and other insurance (including all insurance: hazard, loss of rent and otherwise, carried by the Landlord on the common facilities of the Complex); wages, unemployment taxes, social security taxes, and personal property taxes and assessments; fees for required licenses and permits; supplies; reasonable depreciation of equipment used in the operation of the common areas; wages, salary, or other compensation paid to any executive (but only to the extent set forth below) or grounds maintenance personnel directly employed at the Complex, to the extent and in such proportion that the services of such executive or grounds maintenance personnel are dedicated to the operation of the Complex; and a reserve for repair and replacement of the parking lot, driveways and other facilities serving them, such as lighting structures and traffic signage and barriers.

               Landlord agrees that with respect to all maintenance, repair, replacement, and improvement expenses referred to in the two immediately preceding paragraphs involving contracts or individual expenditures exceeding SEVENTY-FIVE THOUSAND AND 00/100 DOLLARS ($75,000.00), other than emergency repairs, Landlord shall obtain at least two (2) competitive bids and shall utilize the lower (or lowest, as the case may be) responsible bidder for such work.


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               It is agreed, however, that the foregoing Operating Expenses and
Complex Operating Expenses shall exclude or have deducted from them, as the case may be and as shall be appropriate:

               (i) leasing commissions;

               (ii) salaries for executives above the grade of Building manager;

               (iii) Building start-up or opening expenses;

               (iv) Wages, salaries, disability benefits, pensions, hospitalization, retirement plans, group insurance, worker's compensation insurance, payroll, social security, unemployment, and other similar taxes with respect to employees and grounds maintenance personnel of Landlord to the extent and in such proportion that the services of such employees are not dedicated to the operation of the Building or the Complex;

               (v) expenditures for capital improvements, except (x) those which under generally accepted accounting principles consistently applied ("GAAP") are expensed or regarded as deferred expenses, (y) capital expenses required to comply with any Law, as hereinafter defined, enacted after the date of this Lease and (Z) the cost of repaving the parking areas and driveways of the Complex, no more frequently than once every five (5) years (but only to the extent such cost exceeds the replacement reserve held by Landlord, described above in the definition of Complex Operating Expenses); in any of which cases the costs thereof shall be included in Operating Expenses for the calendar year in which the costs are incurred and for subsequent calendar years on a straight line basis amortized over an appropriate period not exceeding ten (10) years with an interest factor equal to the Prime Rate at the time of Landlord's having actually incurred said expenditure, provided, however, that nothing herein shall relieve Tenant of the responsibility for payments for capital improvements charged to Tenant pursuant to Paragraph 5 hereof;

               (vi) advertising, marketing, and promotional expenditures;

               (vii) legal fees for lease negotiations and disputes with tenants;

               (viii) legal and auditing fees, other than legal and auditing fees reasonably incurred in connection with (x) the maintenance and operation of the Building or (y) the preparation of statements required pursuant to additional rent or lease escalation provisions; and

               (ix) as a deduction, amounts received by Landlord through proceeds of insurance to the extent the proceeds are compensation for expenses that were previously included as Operating Expenses hereunder.

               If Landlord and/or others shall purchase any item of capital equipment or make any capital expenditures designed to result in savings or reductions in Operating Expenses or Complex Operating Expenses, then the costs for same shall be included in Operating Expenses or Complex Operating Expenses. The costs of such capital equipment or capital expenditures are to be included in Operating Expenses or Complex Operating Expenses for the calendar year in which the costs are incurred and subsequent calendar years on a straight line basis amortized over such period of time as reasonably can be estimated as the time in which such savings or reductions in Operating Expenses or Complex Operating Expenses are expected to equal Landlord's costs for such capital equipment or capital expenditure with an interest factor equal to the Prime Rate at the time of Landlord's having actually incurred said costs. If Landlord and/or others shall lease any such item of capital equipment designed to result in saving or reductions in Operating Expenses, then the rentals and other costs paid pursuant to such leasing shall be included in Operating Expenses or Complex Operating Expenses for the calendar year in which they were incurred.

               If during all or part of any Lease Year, Landlord and/or others does not furnish any particular item(s) of work or service that would constitute an Operating Expense to portions of the Building or Complex Operating Expenses due to the fact that (1) the Building


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and/or the Complex shall have been less than one hundred (100%) percent occupied; or (2) such item of work or service is not required or desired by the tenant of such portion or such tenant is itself obtaining and providing such item of work or service or for any other reason; then, for the purposes of computing the Additional Rent payable hereunder, the amount of the Operating Expenses and/or the Complex Operating Expenses for such item for such period shall be increased by an amount equal to the additional operating and maintenance expenses that would reasonably have been incurred during such period by Landlord and/or others if one hundred (100%) percent of the Building and/or the Complex had been occupied or if the costs of all such work or services were paid as Operating Expenses and/or Complex Operating Expenses.

            (b) In the event (i) that the Commencement Date shall occur on a day other than the first day of a calendar year, or (ii) that the Expiration Date or other termination date of this Lease shall occur on a day other than the last day of a calendar year, then in each such event in applying the provisions of this Paragraph 3 with respect to such calendar year in which such events have occurred, appropriate adjustments shall be made to Tenant's Proportionate Share of Operating Expenses and Real Estate Taxes payable pursuant to Paragraph 3(c) so as to apportion such payment on the basis of the pro rata portion of the calendar year during which such payment is to be made.

            (c) Tenant shall be responsible for and shall pay to Landlord in accordance with this Paragraph 3 Tenant's Proportionate Share of Operating Expenses and of Real Estate Taxes paid or incurred by Landlord in each Lease Year during the Term, as hereinafter provided.

               (i) During each Lease Year Tenant shall pay to Landlord monthly, on the first day of each calendar month, as Additional Rent, Landlord's estimate of Tenant's Proportionate Share of Operating Expenses and of Real Estate Taxes to be paid or incurred by Landlord in that particular Lease Year.

               (ii) Prior to the end of the first (1st) Lease Year of the Term and thereafter for each successive Lease Year, or part thereof, Landlord shall send to Tenant a statement of the projected Operating Expenses and Real Estate Taxes for the applicable Lease Year ("OPERATING EXPENSE/REAL ESTATE TAX PROJECTION") and shall indicate what the estimated amount of Tenant's Proportionate Share of said Operating Expenses and said Real Estate Taxes shall be, said amount to be paid in equal monthly installments (rounded to the nearest whole dollar) in advance on the first day of each month by Tenant as Additional Rent, commencing January 1st of the applicable Lease Year.

               (iii) If during the course of any Lease Year, Landlord shall have reason to believe that the Operating Expenses or Real Estate Taxes shall be higher than that upon which the aforesaid Operating Expense/Real Estate Tax Projection was originally based, as set forth in subparagraph (c)(ii) above, then Landlord shall be entitled to adjust the Operating Expense/Real Estate Tax Projection by a lump sum invoice for the months of the Lease Year which precede the revised Operating Expense/Real Estate Tax Projection and to advise Tenant of an adjustment in future monthly projection amounts to the end result that Landlord's Operating Expense/Real Estate Tax Projection shall be on a reasonably current basis each Lease Year.

               (iv) Within one hundred fifty (150) days following the end of each Lease Year, Landlord shall send to Tenant a statement of the actual Operating Expenses and Real Estate Taxes incurred for the prior Lease Year showing Tenant's Proportionate Share of the Operating Expenses and of the Real Estate Taxes due from Tenant. In the event that the amount prepaid by Tenant exceeds the amount that was actually due based upon actual year-end cost, Landlord shall pay to Tenant an amount equal to the over-charge. Landlord shall reimburse Tenant for such over-charge by either, at Landlord's option, (1) paying such amount together with the statement of the actual increase or (2) crediting such amount to the next installment of Fixed or Additional Rent due and payable by Tenant. In the event that Landlord has undercharged Tenant, then Landlord shall provide Tenant with an invoice stating the additional amount due, which amount shall be paid in full by Tenant within twenty (20) days of receipt.

            (d) Each and every of the aforesaid Operating Expense/Real Estate Tax Projection amounts, whether requiring lump sum payment or constituting projected monthly amounts added to the Fixed Rent, shall for all purposes be treated and considered as Additional


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Rent and the failure of Tenant to pay the same as and when due in advance and without demand shall have the same effect as a failure to pay any installment of the Fixed Rent and shall afford Landlord all or any of the remedies provided in this Lease therefor, including, without limitation, the Late Charge as provided in Paragraph 2(c) of this Lease.

            (e) Tenant acknowledges and agrees that Landlord shall have the right to change the period of the Lease Year, either before or during the Term, to any other fiscal year or twelve month period. In the event that Landlord makes such a change, then the same shall be effective upon written notice to Tenant and, in such event, Tenant shall pay Tenant's Proportionate Share of Operating Expenses and of Real Estate Taxes paid or incurred by Landlord over the Operating Expenses and Real Estate Taxes paid or incurred by Landlord for the period from the end of the initially designated Lease Year, as last billed, to the beginning of the newly designated Lease Year, prorated for such period, within twenty (20) days of the rendering by Landlord of the bill for such interim period.

            (f) Tenant acknowledges that Landlord shall have the exclusive right, but not the obligation, to contest or appeal any assessment for Real Estate Taxes.

            (g) For the protection of Tenant, Landlord shall maintain books of account that shall be open to Tenant and its representatives so that Tenant, at its sole cost and expense, may audit said books of account to determine that any Operating Expenses have, in fact, been paid or incurred, said audit to be subject to the following conditions:

               (1) Such audit shall be conducted only during regular business hours at the office where Landlord maintains said books of account;

               (2) Tenant shall provide to Landlord fourteen (14) days' prior written notice;

               (3) Tenant is not in default of any of the terms and provisions of the Lease from the time Tenant provides Landlord with notice through the time such audit is conducted;

               (4) Tenant shall deliver to Landlord a copy of the results of such audit within fifteen (15) days of its receipt by Tenant;

               (5) Any information obtained by Tenant in connection with such an audit is sensitive and proprietary in nature, and Tenant agrees that all such information shall be kept private and confidential;

               (6) Only an independent and nationally recognized accounting firm that is not being compensated by Tenant on a contingency fee basis may perform such audit; and,

               (7) Any such audit must be concluded within five (5) days after it is first commenced.

If, as a result of the audit, any disagreement with respect to any one or more of the charges exists and is not satisfactorily settled between Landlord and Tenant, said disagreement may be referred by either party to an independent certified public accountant to be mutually agreed upon, and if such an accountant cannot be agreed upon, the American Arbitration Association may be asked by either party to select an arbitrator whose decision shall be final and binding upon both parties, who shall jointly share any cost of such arbitration. Pending resolution of said dispute, Tenant shall pay to Landlord the sum so billed by Landlord, subject to the ultimate resolution as described above. Notwithstanding anything herein to the contrary, once Landlord shall have finally determined the Operating Expenses at the expiration of each Lease Year as described in Paragraph 3(c)(iv) above, then Tenant shall be entitled to audit and dispute any charge so established for a period of sixty (60) days after Tenant's receipt of such statement, and Tenant specifically waives any right to dispute or audit any such charge at the expiration of said sixty (60) day period. Furthermore, no subtenant shall have any right to conduct an audit, and no assignee shall conduct an audit for any period during which such assignee was not in possession of the Demised Premises.

      4. Completion of Improvements and Commencement of Rent.

         (a) Landlord agrees to provide the improvements and other work in and to the Demised Premises (the "TENANT IMPROVEMENTS") in accordance with the terms, conditions, and provisions of Exhibit B attached hereto and made a part hereof. Landlord shall construct the Building in accordance with the base building specifications attached to Exhibit B as Schedule I (the "BASE BUILDING SPECIFICATIONS").

         (b) The Demised Premises shall be deemed ready for occupancy and the Commencement Date hereunder shall occur on or about March 1, 2007 or such later date that: (i) the Demised Premises shall be delivered to Tenant in tenantable condition, free of violations of any health, safety, fire, and other statutes and regulations governing the Demised Premises and its use, all of which shall be established by the issuance by the appropriate governmental authority of a certificate (temporary or final) permitting occupancy of the Demised Premises for the purposes set forth herein; and (ii) Landlord has Substantially Completed, as defined hereinafter, the Tenant Improvements. If the occurrence of any of the conditions listed in the preceding sentence, and thereby the making of the Demised Premises ready for occupancy, shall be delayed due to Tenant Delay, as defined in Exhibit B; then the Commencement Date shall be accelerated by a time period equal to the number of days of delay so caused by Tenant. As used herein, Landlord shall be deemed to have "SUBSTANTIALLY COMPLETED" the Tenant Improvements notwithstanding that minor or insubstantial details of construction, mechanical adjustment, or decoration remain to be performed in the Demised Premises or any part thereof, the noncompletion of which does not materially interfere with Tenant's use of the Demised Premises.

         (c) Tenant shall occupy the Demised Premises as soon as the same are ready for its occupancy and the Commencement Date shall have occurred (but not prior to said date except to install Tenant's personal property as provided in this Lease). If and when Tenant shall take actual possession of all or any part of the Demised Premises, it shall be conclusively presumed that the same is in satisfactory condition, except as to those items of work remaining to be performed by Landlord pursuant to this Paragraph 4, or any items of work set forth in two punch lists (collectively, the "PUNCH LIST") to be submitted to and acknowledged by Landlord in writing both: (i) on the Commencement Date and (ii) within thirty (30) days after the Commencement Date.

         (d) Upon prior written notice from Landlord, Tenant shall be permitted to enter the Demised Premises prior to the anticipated Commencement Date for the purpose of moving personal property into the Demised Premises, all without obligation to pay Fixed Rent or Additional Rent therefor, provided all of such work shall be performed for Tenant so as not to cause or create any labor dispute for Landlord or to disrupt the performance of the Tenant Improvements, and further provided Tenant complies with all of the other terms and provisions of this Lease, to include but not be limited to the provisions of Paragraph 10 of this Lease.

      5. Covenants as to Condition of Demised Premises and Compliance with Laws.

         (a) In the event that the Building or any of the equipment affixed thereto or stored therein should be damaged (other than by ordinary wear and tear) as a result of any act of Tenant, its agents, servants, employees, invitees, or contractors, Tenant shall, upon demand, pay to Landlord the cost of all required repairs, including structural repairs.

         (b) Tenant shall commit no act of waste and shall take good care of the Demised Premises and the equipment affixed thereto and stored therein and, at Tenant's sole cost and expense, shall maintain the Demised Premises in good condition and state of repair, including making any necessary replacements. In addition, Tenant, at Tenant's sole cost and expense, shall promptly comply with all laws, rules, regulations, and ordinances of all governmental authorities or agencies having jurisdiction over the Demised Premises and of all insurance bodies (including, without limitation, the Board of Fire Underwriters) at any time duly issued or in force, applicable to the Demised Premises or any part thereof or to Tenant's use thereof, including, without limitation the Americans with Disabilities Act (collectively "LAWS" or, as the context requires, "LAW" or "LAWS"); provided however, that Tenant shall not be responsible for compliance with any Laws which would require the performance by Tenant of any act which is the obligation of Landlord under this Lease. Tenant agrees to provide Landlord with immediate notice of the need for any of the foregoing maintenance, repairs, replacements, or modifications, and Landlord shall perform, or cause to be performed, all of the same with the costs incurred therefor to be paid by Tenant immediately upon demand as Additional Rent.

         (c) Landlord shall maintain and repair the Building Common Areas, the costs of which shall be passed through as an Operating Expense to the extent permitted in Paragraph 3 but subject to the obligations of Tenant to pay for the same as a direct Additional Rent expense as specifically provided in this Paragraph 5. Such maintenance and repair shall specifically include (i) maintenance and repairs to the Building's HVAC, fire safety (including without limitation, sprinklers), electrical, plumbing, or other systems to the extent that such systems service the Demised Premises in common with other leasable areas (but specifically excluding the distribution portions of such Building Systems, as hereinafter defined, located within the Demised Premises that serve the Demised Premises exclusively, in which case Landlord shall make such repair and/or modification, but Tenant shall pay to Landlord the costs incurred therefor immediately upon demand as Additional Rent) and (ii) any structural maintenance or repairs to the Building. In addition, Landlord shall perform all maintenance and make all repairs to the Common Areas of the Building and to the Land that are necessary to comply with any applicable Laws, the costs of which shall be passed through to the Building tenants as an Operating Expense, unless excluded therefrom under the provisions of Paragraph 3. As used herein, the term "BUILDING SYSTEMS" shall be defined as the HVAC (including, without limitation, the VAV boxes located in the Demised Premises), plumbing, electrical (including, without limitation, the Building standard ceiling light fixtures and wiring in the Demised Premises), and fire safety systems (including, without limitation, sprinklers) serving the Building.

         (d) Upon the Expiration Date or sooner termination of this Lease, Tenant shall deliver up the Demised Premises in good order and condition, wear and tear from a reasonable use thereof excepted.

      6. Tenant Improvements, Alterations, and Installations.

         (a) All fixtures, equipment, improvements, alterations, installations that are attached to the Demised Premises; any additions and appurtenances made by Tenant to the Demised Premises; and any Tenant Improvements (excluding Tenant's trade fixtures, business equipment, movable partitions, and personal property) shall become the property of Landlord upon installation. Not later than the last day of the Term, Tenant shall, at its expense, remove from the Demised Premises all of Tenant's trade fixtures, business equipment, movable partitions, personal property, and any Alterations (as defined hereinafter) Landlord elects to have removed pursuant to this Paragraph 6. Tenant, at its sole cost and expense, shall repair injury done by or in connection with the installation or removal of the Alterations required to be removed. Any equipment, fixtures, goods, or other property of Tenant not removed by Tenant upon the termination of this Lease or upon any quitting, vacating, or abandonment of the Demised Premises by Tenant shall be considered as abandoned, and Landlord shall have the right, without any notice to Tenant, to sell or otherwise dispose of the same, at the expense of Tenant, and shall not be accountable to Tenant for any part of the proceeds of such sale, if any. Landlord may have any such property stored at Tenant's risk and expense.

         (b) Tenant, without Landlord's prior consent, shall have the right to make non-structural Alterations in or to the Demised Premises that (i) involve a total cost of not more than Twenty-five Thousand and 00/100 Dollars ($25,000.00); (ii) do not require a building permit to be issued by any governmental authority to make same legally; (iii) do not affect any Building Systems inside or outside the Demised Premises; and (iv) do not result in a violation of the Permitted Use of the Demised Premises. No other Alterations (structural or non-structural) shall be made by Tenant without Landlord's express prior written approval. Landlord agrees that approval of Alterations of a non-structural nature that do not affect any Building Systems shall not be unreasonably withheld. Tenant shall give Landlord prior written notice of any proposed alterations, installations, additions, or improvements ("ALTERATIONS") with copies of proposed plans and as-built plans upon completion of the Alterations. Tenant acknowledges that the proposed plans and the as-built plans, both of which shall be complete, detailed, and accurate, shall be provided to Landlord on AutoCAD disks. Landlord shall have the right to elect that

Tenant remove any Alteration made to the Demised Premises prior to the expiration of the Lease and to restore the Demised Premises to the condition existing prior to said Alteration. All such Alterations shall be done at Tenant's sole expense and the making thereof shall not interfere with the use of the Building by other tenants. Tenant agrees to indemnify, defend, and hold harmless Landlord and any mortgagee of Landlord, if any, from any and all costs, expenses, claims, causes of action, damages, and liabilities of any type or nature whatsoever (including, but not limited to, attorneys' fees and costs of litigation) arising out of or relating to the making of the Alterations by Tenant. The foregoing indemnity shall survive the expiration or sooner termination of this Lease. Nothing herein contained shall be construed as constituting the permission of Landlord for a mechanic or subcontractor to file a construction lien claim against the Demised Premises, and Tenant agrees to secure the removal of any such construction lien that a contractor purports to file against the Demised Premises by payment or otherwise pursuant to law. All Alterations shall be effected in compliance with all applicable Laws.

      7. Various Negative Covenants by Tenant. Tenant agrees that it shall not, without Landlord's prior written consent, which consent may be withheld in Landlord's sole discretion:

         (a) do anything in or near the Demised Premises that will increase the rate of fire insurance on the Building;

         (b) permit the accumulation of waste or refuse matter in or near the Demised Premises, except in containers provided therefor;

         (c) except as expressly permitted herein, permit any signs, lettering, or advertising matter to be erected or attached to the Demised Premises that is visible from outside of the Demised Premises;

         (d) mortgage, hypothecate, pledge, assign, transfer, or sublet all or a portion of the Demised Premises or this Lease, as the case may be, except to the extent specifically permitted in Paragraph 27;

         (e) encumber or obstruct the Common Areas surrounding the Demised Premises, nor cause the same to be encumbered or obstructed, nor encumber or obstruct any access ways to the Demised Premises, nor cause the same to be encumbered or obstructed; or

         (f) install anything on, or otherwise use or modify the exterior of the Building, including the roof, except as expressly permitted by the terms of this Lease.

      8. Various Affirmative Covenants of Tenant. Tenant covenants and agrees that Tenant will:

         (a) At any time and from time to time execute, acknowledge, and deliver to Landlord, or to anyone Landlord shall designate, within ten (10) days of receipt of request therefor, a tenant estoppel certificate in form reasonably acceptable to Landlord or to the financial institutions requesting the same relating to matters customarily included in tenant estoppel certificates. Notwithstanding anything herein to the contrary, in the event Tenant fails to return the requested estoppel certificate within such ten (10) day period, then the estoppel certificate shall be deemed accepted as complete and accurate by Tenant.

         (b) Faithfully observe and comply with the rules and regulations attached hereto and made a part hereof as Exhibit C and such additional rules and regulations as Landlord may hereafter at any time or from time to time communicate in writing to Tenant, and which, in the reasonable judgment of Landlord, shall be necessary or desirable for the reputation, safety, care, or appearance of the Building or the Complex, or the preservation of good order therein, or the operation or maintenance of the Building or Complex, or the equipment thereof, or the comfort of tenants or others in the Building or Complex; provided, however, that in the case of any conflict between the provisions of this Lease and any such rule or regulation, the provisions of this Lease control. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the rules and regulations or the terms, covenants, or conditions in any other lease as against any other tenant, and Landlord shall not be liable to Tenant for violation of any rule or regulation by any other tenant, its employees, agents, visitors, invitees, subtenants, or licensees.

      9. Building Directory. Landlord shall, at the request of Tenant, maintain a listing of the name of Tenant on the directory(ies) located at the Building. Said listing, which shall not include any individual names of Tenant's employees, shall be Building standard lettering.

      10. Casualty and Insurance.

         (a) In the event of partial or total destruction of the Building or of the Demised Premises by reason of fire or any other cause, Tenant shall immediately notify Landlord of the same, and Landlord shall promptly restore and rebuild the Building and/or the Demised Premises (excluding the Tenant Improvements constructed by Landlord pursuant to Exhibit B and Tenant's trade fixtures, equipment, and personal property) at Landlord's expense (but only to the extent of the insurance proceeds covering such damage actually received by Landlord and subject to the terms and conditions contained in this Paragraph
10), unless Landlord elects by notice to Tenant within ninety (90) days of said destruction not to restore and rebuild the Building and/or Demised Premises, and, in such case, upon a date specified in said notice by Landlord, this Lease shall terminate. If Landlord elects to restore and rebuild the Demised Premises, then during the period of restoration of any such area, if any portion of the Demised Premises is rendered untenantable by said damage, Tenant waives the benefit of applicable Laws with respect to casualty and agrees that Tenant will not be relieved of its obligation to pay Fixed and Additional Rent in case of damage to or destruction of the Demised Premises or the Building, except with respect to the portion of the Fixed and Additional Rent herein reserved that relates to said untenantable portion only. Tenant acknowledges that Landlord will not carry insurance on Tenant's furniture, furnishings, fixtures, equipment, personal property, improvements, Tenant Improvements, and other Alterations; therefore, Tenant agrees that Landlord shall have no obligation to repair any damage to the same regardless of cause of loss whatsoever.

         (b) Tenant shall, at Tenant's sole cost and expense, except to the extent prohibited by law with respect to worker's compensation insurance, for the benefit of Tenant, Landlord, and any Additional Insured (as hereinafter defined) and/or any other additional insured as Landlord shall from time to time reasonably determine, maintain or cause to be maintained (i) commercial general liability insurance coverage with a limit of not less than Five Million and 00/100 Dollars ($5,000,000.00) per each occurrence (the "CGL"), to include commercial umbrella liability coverage, if necessary [If the CGL contains a general aggregate, it shall apply separately to the Demised Premises. The CGL shall be written on ISO occurrence form CG00011093 or a substitute providing equivalent coverage and shall cover liability arising from the Demised Premises, operations, independent contractors, products-completed operations, personal injury (including death), advertising liability, and contractual liability. The commercial umbrella liability coverage shall be consistent and follow form with the primary coverage.]; (ii) worker's compensation insurance covering all persons employed in connection with the construction of any improvements by Tenant and the operation of its business upon the Demised Premises; (iii) Special Form ("all risk") property coverage on all of Tenant's personal property, including, but not limited to, rent loss coverage in an amount not less than twelve (12) months' rental income, standard fire and extended coverage insurance with vandalism and malicious mischief endorsements on all of the Tenant Improvements and Alterations in or about the Demised Premises, to the extent of their full replacement value; and (iv) terrorism insurance covering against physical damage or loss to property resulting from acts of terrorism. If, in the opinion of any mortgagees or ground lessors of the Land and/or the Building, the foregoing coverages and/or limits shall become inadequate or less than that commonly maintained by prudent tenants in similar buildings in the area by tenants making similar uses, Landlord shall have the right to require Tenant to increase its insurance coverage and/or limits. Any deductibles or self-insured retention applicable to the above insurance shall be subject to Landlord's prior approval. All such insurance shall, to the extent permitted by law, name any management agents, mortgagees and ground lessors of the Land and the Building and any owners, management agents, mortgagees, and ground lessors of other portions of the Complex, and their successors and assigns (the "ADDITIONAL INSUREDS") and Landlord, as additional insureds and shall be written by an insurance carrier authorized to do business in the State of New Jersey and that is rated at least A+ XII by A.M. Best Company, Oldwick, New Jersey.

         (c) Prior to the Commencement Date, Tenant shall deliver to Landlord a certificate of each policy required under this Lease, which certificate shall be in a form reasonably satisfactory to Landlord and shall, at a minimum: (i) specify the additional insured status of Landlord and of the Additional Insureds, (ii) evidence the waiver of subrogation required pursuant to Paragraph 10(d), and (iii) provide that said policy shall not be reduced in amount (or otherwise materially changed) or canceled or lapse without providing to Landlord at the address specified in Paragraph 18 of this Lease at least thirty (30) days' written notice of such reduction (or other material change), cancellation, or lapse. Tenant agrees to provide to Landlord timely renewal certificates as the coverage renews. Notwithstanding anything herein to the contrary, all policies required to be effected by Tenant under this Lease shall be maintained in force throughout the Term or any Renewal Term.

         (d) Landlord and Tenant waive all rights against each other and any of their respective contractors, agents, employees, and the Additional Insureds for any damages caused by fire or any other perils covered by any All-Risk property policy which the waiving party is required to carry under this Paragraph 10. In addition, during the Term, all property insurance policies shall contain a waiver of subrogation. Landlord and Tenant agree that their respective property insurance policies represent the sole recourse for loss or damage to property, and each waive all rights to recover from the other for property damage. Landlord and Tenant shall, upon written request of the other party (made not more frequently than two (2) times each Lease Year), furnish evidence of such currently effective waiver which shall be in customary form.

         (e) Each insurance policy required to be maintained under this Lease shall state that, with respect to the interest of Landlord and of the Additional Insureds, the insurance maintained pursuant to each such policy shall not be invalidated by any action or inaction of Tenant and shall insure Landlord and the Additional Insureds regardless of any breach or violation of any warranties, declarations, conditions, or exclusions by Tenant.

         (f) Each insurance policy required to be maintained under this Lease shall state that all provisions of each such insurance policy, except for the limits of liability, shall operate in the same manner as if a separate policy had been issued to each person or entity insured thereunder.

         (g) Each insurance policy required to be maintained by Tenant under this Lease shall state that the insurance provided thereunder is primary insurance without any right of contribution from any other insurance which may be carried by or for the benefit of Landlord or the Additional Insureds.

         (h) Each insurance policy required to be maintained under this Lease shall recognize the indemnification set forth in Paragraph 11 of this Lease.

         (i) The failure of Tenant to maintain any of the insurance required under this Lease, or to cause to be provided in any insurance policy the requirements set forth in this Paragraph 10, shall constitute a default under this Lease without any notice of any such default.

         (j) Landlord shall maintain or cause to be maintained, at a minimum:
(i) commercial general public liability insurance in respect of the Building (and the Complex, to the extent that Landlord owns portions of the Complex other than the Building) and the conduct and operation of its business therein, with combined base and umbrella coverage limits of not less than Ten Million and 00/100 Dollars ($10,000,000.00) for bodily injury or death and property damage in any one occurrence, including water damage and sprinkler leakage legal liability; and (ii) fire and extended coverage insurance (including, without limitation, rent insurance) in respect of the Building, including, without limitation, the Common Areas, (and in respect of the buildings and other improvements in the Complex, to the extent that Landlord owns portions of the Complex other than the Building, but not including the property Tenant is required to cover with insurance under Paragraph 10(b) and similar property of other tenants and occupants in the Building and the Complex) for the benefit of the Additional Insureds, as their interests may appear. The fire and extended coverage insurance with respect to the Building shall be in the amount of full replacement value, and with respect to the Complex (to the extent that Landlord owns portions of the Complex other than the Building) shall be not less than the amount sufficient to avoid the effect of the co-insurance provisions of the applicable policy or policies. Landlord shall have the right to provide any insurance maintained or caused to be maintained by it under blanket policies provided that such policies shall in all other respects comply with the requirements of this Paragraph 10(j). The cost of maintaining the insurance required of Landlord under this subparagraph (j) shall be an Operating Expense under Paragraph 3 hereof.

      11. Indemnification. Tenant shall indemnify, defend, and hold harmless Landlord, the Additional Insureds, any mortgagee, and any lessor under any underlying leases or ground leases, from and against any expense (including, without limitation, legal and collection fees), loss, liability, or consequential damages suffered or incurred as a result of or in connection with
(a) any breach of Tenant of its obligations contained in this Lease, or (b) its acts or omissions or the acts or omissions of its agents, representatives, servants, invitees, licensees, contractors, or employees. This provision shall survive the expiration or sooner termination of this Lease.

      12. Non-Liability of Landlord. Landlord shall not be liable for (and Tenant shall make no claim for) any property damage or personal injury that may be sustained by Tenant or by any other person as a consequence of the failure, breakage, leakage, inadequacy, defect, or obstruction of the water, plumbing, steam, sewer, waste or soil pipes, roof drains, leaders, gutters, valleys, downspouts, or the like or of the electrical, gas, power, conveyor, refrigeration, sprinkler, air conditioning, or heating systems, elevators or hoisting equipment; or by reason of the elements; or resulting from the carelessness, negligence, or improper conduct on the part of any other tenant of Landlord or on the part of Landlord's or Tenant's or any other tenant's agents, employees, guests, licensees, invitees, subtenants, assignees, or successors; or attributable to any interference with, interruption, or failure of any services or utilities to be furnished or supplied by Landlord. Tenant shall give Landlord prompt written notice of the occurrence of any events set forth in this Paragraph 12.

      13. Remedies and Termination Upon Tenant Default,

         (a) In the event that:

            (i) Tenant shall default in the payment of any Fixed Rent, or any Additional Rent, or other charge payable monthly hereunder by Tenant to Landlord, on any date upon which the same becomes due, and such default shall continue for five (5) days after the same becomes due; or

            (ii) Tenant shall default in the payment of any Additional Rent that is not due and payable hereunder on a monthly basis on the date upon which the same becomes due, and such default shall continue for five (5) days after Landlord shall have given to Tenant a written notice specifying such default; or

            (iii) Tenant shall default in the due keeping, observing, or performing of any covenant, agreement, term, provision, or condition of Paragraph 1(c) of this Lease on the part of Tenant to be kept, observed, or performed and if such default shall continue and shall not be remedied by Tenant within one (1) Business Day after Landlord shall have given to Tenant a written notice specifying the same; or

            (iv) Tenant shall default in the due keeping, observing, or performing of any covenant, agreement, term, provision, or condition of this Lease on the part of Tenant to be kept, observed, or performed [other than a default of the character referred to in clauses (i), (ii), or (iii) of this Paragraph 13(a)], and if such default shall continue and shall not be remedied by Tenant within fifteen (15) days after Landlord shall have given to Tenant a written notice specifying the same;

then, Landlord may, in addition to any other remedies herein contained, as may be permitted by law, without being liable for prosecution therefor, or for damages, re-enter the Demised Premises and have and again possess and enjoy the same; and as agent for Tenant or otherwise, re-let the Demised Premises and receive the rents therefor and apply the same first to the payment of such expenses, reasonable attorneys' fees and costs, as Landlord may have been put to in re-entering and repossessing the same and in making such repairs and alterations as may be necessary and second to the payment of the rents due hereunder. In addition to any post-judgment collection fees, Tenant shall remain liable for such rents as may be in arrears and also the rents as may accrue subsequent to the re-entry by Landlord to the extent of the difference between the rents reserved hereunder and the rents, if any, received by Landlord during the remainder of the unexpired Term hereof, after deducting the aforementioned expenses, fees, and costs; the same to be paid as such deficiencies arise and are ascertained each month. Landlord, at its option, may require Tenant to pay in a single lump sum payment, at the time of such termination or re-entry, as the case may be, a sum which represents the present value (using a discount rate of four (4%) percent per annum) of the excess of the aggregate of the Fixed Rent that would have been payable by Tenant for the period commencing with such termination or re-entry, as the case may be, and ending on the originally fixed Expiration Date of the Term, over the aggregate fair market rental value of the Demised Premises for the same period. Nothing contained in this Lease shall be construed as a waiver by Tenant of the duty of Landlord to mitigate damages in the event of a default by Tenant, as required by Law.

         (b) Upon the occurrence of any of the contingencies set forth in the preceding subparagraph (a) of this Paragraph 13, or should Tenant be adjudicated bankrupt or insolvent or placed in receivership, or should proceedings be instituted by or against Tenant for bankruptcy, insolvency, receivership, agreement of composition, or assignment for the benefit of creditors, or if this Lease or the estate of Tenant hereunder shall pass to another by virtue of any court proceedings, writ of execution, levy, sale, or by operation of law, Landlord may, if Landlord so elects, at any time thereafter, terminate this Lease and the Term hereof, upon giving to Tenant or to any trustee, receiver, assignee, or other person in charge of or acting as custodian of the assets or property of Tenant, five (5) days' notice in writing of Landlord's intention so to do. Upon the giving of such notice, this Lease and the Term hereof shall end on the date fixed in such notice as if the same date were the Expiration Date; and Landlord shall have the right to remove all persons, goods, fixtures, and chattels therefrom by force or otherwise without liability for damages.

         (c) Tenant hereby appoints Landlord attorney-in-fact, irrevocably, to execute and deliver, on behalf of Tenant, any document reasonably needed by Landlord during any period Tenant is in default of any terms and provisions of this Lease beyond any applicable notice and cure period.

      14. Remedies Cumulative: Non-Waiver By Landlord. The various rights, remedies, options, and elections of Landlord expressed herein are cumulative, and the failure of Landlord to enforce strict performance by Tenant of the conditions and covenants of this Lease, to exercise any election or option, or to resort or have recourse to any remedy herein conferred, or the acceptance by Landlord of any installment of rent after any breach by Tenant, in any one or more instances, shall not be construed or deemed to be a waiver or a relinquishment for the future by Landlord of any such conditions and covenants, options, elections, or remedies, but the same shall continue in full force and effect.

      15. Services; Electric Energy

         (a) During Business Hours, Landlord shall (i) supply heating, ventilation, and air conditioning to the Demised Premises in accordance with the HVAC specifications attached hereto as Exhibit E; (ii) provide snow and ice removal for the parking area, sidewalks, and driveways in a reasonably expeditious manner; and (iii) provide refuse removal from a dumpster to be provided on site to be used for normal paper waste attendant to an office building. Tenant agrees at all times to cooperate fully with Landlord and to abide by all the regulations and requirements that Landlord may prescribe for the proper functioning and protection of such air conditioning system. Landlord shall clean the Demised Premises in accordance with the cleaning schedule annexed hereto as Exhibit D. The cost of the services and utilities provided pursuant to this Paragraph 15(a) is included in Operating Expenses, as defined in Paragraph 3(a).

         (b) Provided Tenant is not then in default of this Lease, Landlord shall provide to Tenant overtime services and utilities when and to the extent reasonably requested by Tenant, or when activated by Tenant's use of an overtime thermostat and time clock, and in accordance with such reasonable conditions as shall be determined by Landlord. Tenant shall pay to Landlord, as Additional Rent, a charge determined by Landlord for such additional service and utilities, which charge shall cover all costs and expenses of Landlord in providing such overtime services, including, without limitation, the cost of the utility usage, the cost of maintenance, repairs, inspections of such Building Systems, the depreciation of such Building Systems, and employee and administrative costs related to such services. Such charge shall constitute a direct charge to Tenant and not an Operating Expense as defined in Paragraph 3.

         (c) Landlord reserves the right, without liability to Tenant and without constituting any claim of constructive eviction, to stop or interrupt any heating, lighting, ventilating, air conditioning, gas, steam, power, electricity, water, or other service and to stop or interrupt the use of any building or Building facilities at such times as may be necessary and for as long as may reasonably be required by reason of accidents, strikes, or the making of repairs, alterations, or improvements, or inability to secure a proper supply of fuel, gas, steam, water, electricity, labor or supplies, or by reason of any other similar or dissimilar cause beyond the reasonable control of Landlord. No such stoppage or interruption shall entitle Tenant to any diminution or abatement of rent or other compensation, nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of any such stoppage or interruption.

         (d) Landlord shall furnish to Tenant, through the transmission facilities installed in the Demised Premises, electric energy to be used by Tenant, at Tenant's expense as provided for in this Paragraph 15, in the Demised Premises in such reasonable quantity as shall be sufficient to meet Tenant's ordinary business needs for lighting and the operation of its business machines, including, without limitation, photocopy equipment and computer and data processing equipment, provided that Landlord shall not be obligated to provide such electrical energy in any amount in excess of six (6) watts per rentable square foot or that set forth in Schedule I to Exhibit B attached hereto and made a part hereof.

         (e) Landlord shall, prior to the Commencement Date, at Tenant's sole cost and expense, install a separate electrical meter to measure the consumption of electricity in the Demised Premises. Landlord shall charge Tenant for: (i) such electrical usage at Landlord's actual cost therefor (based upon the average kilowatt hour cost of each invoice) without mark-up, and (ii) the reasonable costs of a third party meter reader; and Tenant shall pay such amount to Landlord as Additional Rent hereunder within thirty (30) days of Landlord's giving Tenant notice of the amount then due.

         (f) If the cost to Landlord of electricity shall have been increased or decreased subsequently, by change in Landlord's electric rates, charges, fuel adjustment, or by taxes of any kind imposed thereon, or for any other reason, then the aforesaid electricity charge shall be increased or decreased in the same percentage.

         (g) If Landlord discontinues furnishing electric energy to Tenant, Tenant shall arrange to obtain electric energy directly from the public utility company furnishing electric service to the Building. Such electric energy may be furnished to Tenant by means of the then existing Building System feeders, risers, and wiring to the extent that the same are available, suitable and safe for such purposes. All meters and additional panel boards, feeds, risers, wiring, and other conductors and equipment that may be required to obtain electric energy directly from such public utility company shall be installed by Landlord at Tenant's expense. There shall be no discontinuance of the furnishing of electric current to the Demised Premises by Landlord until Tenant has completed its arrangements to obtain electric current directly from the public utility company furnishing electric current to the Building so that there is no interruption in the continuity of electric service.

         (h) In the event that Tenant shall require electric energy for use in the Demised Premises in excess of the quantity to be initially furnished pursuant hereto and if, in Landlord's judgment, such excess requirements cannot be furnished unless additional risers, conduits, feeders, switchboards, and/or appurtenances are installed in the Building, Landlord, upon written request of Tenant, shall proceed with reasonable diligence to install such additional risers, conduits, feeders, switchboards, and/or appurtenances, provided the same and the use thereof shall not cause permanent damage or injury to the Building or the Demised Premises, or cause or create a dangerous or hazardous condition, or entail excessive or unreasonable alterations or repairs, or interfere with or disrupt other tenants or occupants of the Building, and

Tenant agrees to pay all costs and expenses incurred by Landlord in connection with such installation.

         (i) Landlord, at Tenant's expense, shall purchase and install all lamps (including, but not limited to, incandescent and fluorescent), starters, and ballasts used in the Demised Premises.

         (j) In order that Landlord may at all times have all necessary information which it requires in order to maintain and protect its equipment, Tenant agrees that Tenant shall not make any material alteration or material addition to the electrical equipment and/or appliances in the Demised Premises without the prior written consent of Landlord in each instance, which Landlord may withhold in its sole discretion, and shall promptly advise Landlord of any other alteration or addition to such electrical equipment and/or appliances. Tenant agrees to advise Landlord in writing as to any material change in the periods of use of the lighting fixtures and Tenant's business machines and equipment.

      16. Subordination. This Lease is subject and subordinate in all respects to any underlying leases, ground leases, licenses, or agreements, and to all mortgages which may now or hereafter be placed on or affect such leases, licenses, or agreements or the Land or the Demised Premises, and also to all renewals, modifications, consolidations, and extensions of such underlying leases, ground leases, licenses, agreements, and mortgages. Although no instrument or action on the part of Tenant shall be necessary to effectuate such subordination, Tenant shall, nevertheless, execute and deliver such further instruments confirming such subordination as may be desired by any holder of any such mortgage or by any lessor, licensor, or party to an agreement under any such underlying lease, ground lease, license, or agreement, respectively. Tenant hereby appoints Landlord attorney-in-fact, irrevocably, to execute and deliver any such instrument on behalf of Tenant. If any underlying lease, ground lease, license, or agreement to which this Lease is subject and subordinate terminates, or if any mortgage to which this Lease is subordinate is foreclosed, Tenant shall, on timely request, attorn to the holder of the reversionary interest or to the mortgagee in possession, as the case may be. If Landlord shall notify Tenant that the Demised Premises, Building, or Land is encumbered by a mortgage, then notwithstanding anything in this Lease to the contrary, no notice intended for Landlord shall be deemed properly given unless a copy thereof is simultaneously sent to such mortgagee in the manner provided for in Paragraph
18. Notwithstanding the foregoing, the subordination of this Lease to a ground lease or mortgage is conditioned upon Tenant's receipt of a subordination, nondisturbance and attornment agreement from the lender or ground lessor on such party's customary form, provided such form is customary in financing transactions comparable to the one being undertaken by Landlord.

      17. Curing Tenant's Defaults.

         (a) If Tenant shall fail or refuse to comply with and perform any conditions and covenants of this Lease, Landlord may, if Landlord so elects, carry out and perform such conditions and covenants, at the cost and expense of Tenant, and said cost and expense shall be payable on demand, or, at the option of Landlord, shall be added to the installment of Monthly Fixed Rent due immediately thereafter but in no case later than one month after such demand, whichever occurs sooner, and shall be due and payable as such. This remedy shall be in addition to such other remedies Landlord may have hereunder by reason of the breach of Tenant of any of the covenants and conditions in this Lease contained.

         (b) Landlord shall be in default of this Lease if it fails to perform any obligation of Landlord under this Lease and if such failure is not cured within thirty (30) days after written notice thereof is given by Tenant to Landlord; however, if said failure cannot reasonably be cured within thirty (30) days, Landlord shall not be in default of this Lease if Landlord commences to cure the failure within the thirty (30) day period and diligently continues to cure the default. If Landlord does not cure a default in accordance with the foregoing time periods, Tenant shall give to Landlord's first mortgagee(s), if any, notice of such default (in addition to the notice required to be given pursuant to Paragraph 16) and an additional cure period equal to that specified above for Landlord.

      18. Notices. Any notice, demand, statement, or other communication which under the terms of this Lease or under any statute or law must or may be given shall be given by hand delivery; or by registered or certified mail, return receipt requested; or by reputable private overnight delivery service providing a receipt of delivery or refusal, delivered, or addressed to the respective parties at the following address:

 As to Tenant:     Compensation Risk Managers, LLC
                         Attn: Louis J. Viglotti, Esq.
                         112 Delafield Street
                         Poughkeepsie, NY 12601
                         Fax: 845-473-6154

 with copy to:     Vergilis, Stenger, Roberts,
                         Pergament & Viglotti, LLP
                         Attn: Gerald A. Vergilis, Esq.
                         1136 Route 9
                         Wappingers Falls, NY 12590
                         Fax: 845-298-2842

  As to Landlord:  Oakwood Partners L.L.C.
                          c/o TCD Management Corp.
                          P.O. Box 1580
                          (20 Kingwood Lane)
                          Poughkeepsie, NY 12601
                          Attention: David S. Kaminski
                          Fax: 845-463-0712

  with copy to      Lawrence F. Reilly, Esq.
                          Pitney Hardin LLP
                          200 Campus Drive
                          Florham Park, NJ 07932
                          Fax: 973-966-1550

Any such notice, demand, statement, or other communication shall be deemed to have been given or made (i) upon delivery, if hand delivered, (ii) upon receipt or refusal of delivery after mailing, if mailed, postage paid, certified or registered mail, and (iii) upon receipt or refusal of delivery, if delivered, charges prepaid or charged to sender, by a reputable private overnight delivery service. Any of the above addresses may be changed at any time by notice given as provided above. Legal counsel for the respective parties may provide the requisite notice(s) hereunder on behalf of their respective clients.

      19. Quiet Enjoyment. Landlord covenants that Tenant, upon keeping and performing each and every covenant, agreement, term, provision, and condition herein contained on the part and on behalf of Tenant to be kept and performed, shall quietly enjoy the Demised Premises without hindrance or molestation by Landlord or by any other person lawfully claiming by, through, or under the same, subject to the covenants, agreements, terms, provisions, and conditions of this Lease and the effects of the application of same.

      20. Security Deposit. Tenant has this day deposited with Landlord the Security Deposit for the payment of the Fixed Rent, Additional Rent, and other charges hereunder and the full and faithful performance by Tenant of the covenants and conditions on the part of Tenant to be performed. Tenant, in lieu of cash, may deliver to Landlord, as the Security Deposit, an irrevocable negotiable letter of credit (the "LETTER OF CREDIT") by and drawn on a bank or trust company approved by Landlord, in form and content acceptable to Landlord for its account in the amount of the Security Deposit. The expiration date of the Letter of Credit shall be the sixtieth (60th) day after the Expiration Date. Upon Landlord's demand, Tenant, at its expense, shall revise the Letter of Credit by changing the beneficiary thereunder to whomever Landlord or its managing agent may designate from time to time. Tenant shall deliver the revised Letter of Credit naming the new beneficiary within thirty (30) days after Landlord requests delivery of same. Failure to deliver such revised Letter of Credit within the aforementioned thirty (30) day period shall be a breach of this Lease, and Landlord shall have the right, among other remedies provided hereunder, to present the existing Letter of Credit for payment in full, draw thereon, and either to apply or retain the proceeds thereof in accordance with this Paragraph, or to assign such proceeds to any Building purchaser of Landlord. The

Security Deposit shall be returned to Tenant, without interest, after the expiration of the Term hereof provided that Tenant has fully and faithfully performed all such covenants and conditions and is not in arrears in Fixed Rent, Additional Rent, and other charges. During the Term hereof, Landlord may, if Landlord so elects, have recourse to such security, to make good any default by Tenant in which event Tenant shall, on demand, promptly restore said security to its original amount. Liability to repay said security to Tenant shall run with the reversion and title to the Demised Premises, whether any change in ownership thereof be by voluntary alienation or as the result of judicial sale, foreclosure, or other proceedings, or the exercise of a right of taking or entry by any mortgagee. Landlord shall assign or transfer said security, for the benefit of Tenant, to any subsequent owner or holder of the reversion or title to Demised Premises, in which case the assignee shall become liable for the repayment thereof as herein provided, and the assignor shall be deemed to be released by Tenant from all liability to return such security.

      21. Inspection and Entry by Landlord.

         (a) During the Term, Tenant agrees to permit Landlord and Landlord's agents, employees, or other representatives to show the Demised Premises to any lessor under any underlying lease or ground lease, to any mortgagee, or to any persons wishing to purchase the same, the Building, or the Complex. In addition, Tenant agrees that, from and after the twelfth (12th) month preceding the Expiration Date, Landlord or Landlord's agents, employees, or other representatives shall have the right to show the Demised Premises to any prospective tenants.

         (b) Tenant agrees that Landlord and Landlord's agents, employees, or other representatives, shall have the right to enter into and upon the Demised Premises or any part thereof, at all reasonable hours, for the purpose of inspecting the same, or reading meters, or performing maintenance, or making such repairs or alterations therein as may be necessary for the safety and preservation thereof. This clause shall not be deemed to be a covenant by Landlord nor be construed to create an obligation on the part of Landlord to make such inspection or repairs.

      22. Brokerage. Tenant and Landlord warrant and represent to each other that neither has dealt with any broker or brokers regarding the negotiation of this Lease, other than the Designated Broker. Tenant and Landlord agree to be responsible for and to indemnify and hold the other harmless from and against any claim for a commission or other compensation by any broker other than the Designated Broker claiming to have negotiated with the indemnifying party with respect to the Demised Premises or to have called the said Demised Premises to Tenant's attention or to have called Tenant to Landlord's attention.

      23. Parking. Tenant shall have the right under this Lease to the nonexclusive use of the number of parking spaces in the Parking Garage designated in the Preamble, and to the exclusive use of the space in the common parking lot on the Complex Land, as shown on Exhibit A-l. provided, however, that all of Tenant's employees shall utilize the Parking Garage, other than those assigned to the exclusive spaces. Tenant shall comply with such reasonable Rules and Regulations as Landlord may promulgate from time to time with respect to said parking. Landlord shall have the right to assign the location of said non-exclusive spaces or may designate the location of same from time to time.

      24. Renewal Option.

         (a) Tenant is hereby granted two (2) successive option(s) to renew this Lease for a Renewal Term of five (5) years each, subject to the terms of this Paragraph 24. In the event that Tenant desires to renew this Lease, it shall give notice in writing to Landlord of its intention to renew the Lease at least twelve (12) months prior to the Expiration Date and at least twelve (12) months prior to the expiration of the first (1st) Renewal Term, as the case may be. During each of the Renewal Terms, Tenant shall lease the Demised Premises in its "AS IS" condition and all of the terms and conditions of this Lease shall otherwise remain in effect during each of the Renewal Terms, except that the annual Fixed Rent payable during the Renewal Terms shall be Forty Seven and 64/100 Dollars ($47.64) per rentable square foot of office space per annum, being a total of One Million Two Hundred Fifty Seven Thousand Six Hundred Ninety Six Dollars ($1,257,696.00) per annum during the first (1st) Renewal Term; and Fifty Three and 60/100 Dollars ($53.60) per rentable square foot of office per annum, being a total of

One Million Four Hundred Fifteen Thousand Forty Dollars ($1,415,040.00) per annum during the second (2nd) Renewal Term.

         (b) Time shall be of the essence of this Lease with respect to the time periods within which Tenant must provide the notices to renew as set forth in subparagraph (a) of this Paragraph 24; provided, however, that, notwithstanding the foregoing, Tenant shall not lose its right to exercise either option after the expiration of the time period for exercise of same until the expiration of fifteen (15) days after Tenant's receipt of a reminder notice from Landlord that the option period has elapsed, without Tenant exercising the particular option.

         (c) It shall be a condition of the exercise of the option set forth in this Paragraph 24, that at the time of the exercise of said option, Tenant shall not be in default under this Lease beyond applicable grace periods.

         (d) Tenant acknowledges and agrees that the option(s) set forth in this Paragraph 24 shall be personal to Tenant and shall not be exercisable by any party (including any assignees) other than Tenant named herein and an Affiliated Entity as described in Paragraph 27(d), below. Furthermore, notwithstanding anything herein to the contrary, Tenant shall not have the right to exercise the renewal option(s) set forth herein if the amount of rentable square footage of the Demised Premises leased by Tenant during the applicable Renewal Term is fifty (50%) percent or less than the amount of rentable square footage leased by Tenant as of the Commencement Date.

      25. Landlord's Inability to Perform. This Lease and the obligation of Tenant to pay the rent hereunder and to comply with the covenants and conditions hereof shall not be affected, curtailed, impaired, or excused because of Landlord's inability to supply any service or material called for herein, by reason of any rule, order, regulation, or preemption by any governmental entity, authority, department, agency, or subdivision or for any delay that may arise by reason of negotiations for the adjustment of any fire or other casualty loss or because of strikes or other labor trouble or for any cause beyond the control of Landlord or for any other reason constituting Force Majeure. "FORCE MAJEURE" shall mean and include those situations beyond either party's control, including by way of example and not limitation, acts of God; accidents; repairs; strikes; shortages of labor, supplies, or materials; inclement weather; scheduling of planning board meetings or other municipal action affecting any issuance of construction permits and/or approvals; where applicable, the passage of time while waiting for an adjustment of insurance proceeds; or war, terrorism, or bioterrorism.

      26. Condemnation.

         (a) In the event that the whole of the Demised Premises shall be lawfully condemned or taken in any manner for any public or quasi-public use or purpose or is transferred, under threat of condemnation, by Landlord to any party having the right of condemnation (any of such acts are referred to herein as "EMINENT DOMAIN"), this Lease and the Term and estate hereby granted shall forthwith cease and terminate as to the date of vesting of title ("DATE OF TAKING"), and Tenant shall have no claim against Landlord for, or make any claim for the value of, any unexpired term of this Lease, and the Fixed Rent and Additional Rent shall be apportioned as of such date.

         (b) In the event that any part of the Demised Premises shall be so condemned or taken, this Lease shall be and remain unaffected by such condemnation or taking, except that the Fixed Rent and Additional Rent allocable to the part so taken shall be apportioned as of the date of taking, and Tenant shall have no claim against Landlord for, or make any claim for the value of, the portion of the unexpired Term of this Lease allocable to the part so taken, provided, however, that Landlord may elect to cancel this Lease in the event that more than twenty-five (25%) percent of the Demised Premises should be so condemned or taken, provided such notice of election is given by Landlord to Tenant not later than sixty (60) days after the date when title shall vest in the condemning authority. Upon the giving of such notice, this Lease shall terminate on the thirtieth (30th) day following the date of such notice, and the Fixed Rent and Additional Rent shall be apportioned as of such termination date, and Tenant shall have no claim against Landlord for, or make any claim for the value of, the unexpired Term of this Lease. Upon such partial taking and this Lease continuing in force as to any part of the Demised Premises, the Fixed Rent and Additional Rent shall be diminished by an amount representing the part of the Fixed Rent and Additional Rent properly applicable to the portion or portions of the Demised Premises that may be so condemned shall be reduced proportionately. If, as a result of the partial taking (and this Lease continuing in force as to the part of the Demised Premises not so taken) any part of the Demised Premises not taken is damaged, Landlord agrees with reasonable promptness to commence the work necessary to restore the damaged portion to the condition existing immediately prior to the taking and to prosecute the same with reasonable diligence to its completion. In the event Landlord and Tenant are unable to agree as to the amount by which the Fixed Rent and Additional Rent shall be diminished, the matter shall be determined by a mutually acceptable third party. Pending such determination, Tenant shall pay to Landlord the Fixed Rent and Additional Rent as fixed by Landlord, subject to adjustment upon resolution of such dispute.

         (c) Nothing herein provided shall preclude Tenant from appearing, claiming, proving, and receiving in the condemnation proceeding Tenant's moving expenses and the value of trade fixtures provided such claim shall be separate from and shall not adversely affect Landlord's award.

         (d) Subject to the provisions of Paragraph 26(c), the entire award for any act of eminent domain shall be paid to Landlord, and, in the event of a partial taking, if this Lease is not canceled by either party pursuant to the provisions of this Paragraph 26, Landlord, at Landlord's own expense, shall restore the unaffected part of the Demised Premises to substantially the same condition and tenantability as existed prior to the taking. Until said unaffected portion is restored, Tenant shall be entitled to a proportionate abatement of Fixed Rent and Additional Rent of that portion of the Demised Premises that is being restored and is not usable until the completion of the restoration or until said portion of the Demised Premises is used by Tenant, whichever occurs sooner. Said unaffected portion shall be restored within a reasonable time, provided, however, if Landlord is delayed by Force Majeure, the time for completion shall be extended for a period equivalent to the delay. If such partial taking shall occur in the last year of the Term, either party, irrespective of the area of the space remaining, may elect to cancel this Lease and the Term hereby granted, provided such party shall, within sixty (60) days after such taking, give notice to that effect, and upon the giving of such notice, the Fixed Rent and Additional Rent shall be apportioned and paid to the date of expiration of the term specified, which date shall be not more than thirty (30) days after the date of such notice, and this Lease and the Term hereby granted shall cease, expire and come to an end upon the expiration of the period specified in said notice. If either party shall so elect to end this Lease and the Term hereby granted, Landlord need not restore any part of the Demised Premises and the entire award for partial condemnation shall be paid to Landlord, and Tenant shall have no claim to any part thereof.

         (e) If the temporary use or occupancy of all or any part of the Demised Premises shall be so taken, (i) the Term shall not be reduced or affected in any way except as provided in (iv) below, (ii) Tenant shall continue to be responsible for all of its obligations hereunder and shall continue to pay all Fixed Rent and Additional Rent when due, (iii) Tenant shall be entitled to receive that portion of the award that represents reimbursement for the cost of restoration of the Demised Premises, compensation for the use and occupancy of the Demised Premises and for any taking of Tenant's property, except that, if the temporary period of taking shall extend beyond the expiration of the Term, the portion of the award representing compensation for the use and occupancy of the Demised Premises shall be apportioned between Landlord and Tenant as of the Expiration Date, and Landlord shall receive that portion of the award which represents reimbursements for the cost of restoration of the Demised Premises, and (iv) if the date of taking shall occur during the last year of the Term and the taking shall exceed twenty-five (25%) percent of the Demised Premises, Tenant may elect to cancel this Lease by notice of election given by Tenant to Landlord not later than sixty (60) days after the date when title shall vest in the condemning authority. Upon the giving of such notice, this Lease shall terminate on the thirtieth (30th) day following the date of such notice, and the Fixed Rent and Additional Rent shall be apportioned as of such termination date, with Landlord, and not Tenant, to receive the portion of the award that represents reimbursement for the cost of restoration of the Demised Premises and the portion of the award representing compensation for the use and occupancy of the Demised Premises for the time subsequent to the cancellation date.

      27. Assignment and Subletting.

      Tenant may not mortgage, hypothecate, pledge, assign, transfer, or sublet all or a portion of the Demised Premises or this Lease, as the case may be, except as specifically permitted in this Paragraph 27.

         (a) In the event that Tenant desires to assign this Lease or sublease all or any portion of the Demised Premises, Tenant shall provide to Landlord the following information in writing at least forty-five (45) days prior to the effective date of any such assignment or sublease: (i) the terms and conditions of such assignment or sublease, and (ii) complete and accurate banking, financial, and other credit information with respect to the proposed assignee or sublessee, which information must be sufficient to enable Landlord to judge the fiscal strength of said proposed assignee or sublessee. Then, at least fifteen
(15) days prior to such effective date, Landlord shall have the option, exercisable in writing to Tenant, to recapture this Lease, or the space intended to be sublet, as the case may be, as of such effective date, and Tenant shall thereupon be fully released from any and all future obligations hereunder with respect to the Demised Premises, in case of an assignment, or with respect to the space to have been sublet, in the case of a sublease, except those obligations which by their terms, survive the expiration of the Term of this Lease. If Landlord recaptures sublet space hereunder which is less than the entire Demised Premises, Tenant shall reimburse Landlord for any reasonable and necessary costs incurred to separate the recaptured area, so that it may be separately demised, such reimbursement to be due as Additional Rent within thirty (30) days after Tenant's receipt of an invoice for such work.

            (i) Tenant acknowledges that, in no event shall Tenant have any right to sublet all or any portion of the Demised Premises at a square foot rental rate less that the greater of: (1) Landlord's prevailing rental rate in an arms-length transaction for comparable space in the Building and/or the Complex, as determined by Landlord in its sole and absolute discretion; or (2) the current Fixed and Additional Rent under this Lease as of the date of Tenant's sublease request (the "SUBLEASE RENT FLOOR").

            (ii) Except as provided hereinafter, any sale or other transfer, whether voluntary or involuntary, by operation of law or otherwise (including, without limitation, by consolidation, merger, or reorganization), of a majority of the voting stock of Tenant, if Tenant is a corporation, or a majority of the partnership interests in Tenant, if Tenant is a partnership, shall be an assignment for purposes of this Paragraph 27 whether such transfer is accomplished in one (1) transaction or a series of transactions.

         (b) In the event that Landlord elects not to recapture the Lease as hereinabove provided, Tenant may nevertheless assign or sublet the whole of the Demised Premises, subject to Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed, and subject to the consent of any mortgagee or ground lessor if required under the terms of any mortgage or ground lease, on the basis of the following terms and conditions:

            (i) Tenant shall provide to Landlord (1) the name and address of the assignee or sublessee, (2) complete and accurate banking, financial, and other credit information with respect to the proposed assignee or sublessee, which information must be sufficient to enable Landlord to judge the fiscal strength of said proposed assignee or sublessee, and (3) any other information reasonably requested by Landlord.

            (ii) The assignee or sublessee shall assume, by written instrument, all of the obligations of this Lease (but in the case of a sublease, only to the extent applicable to the space sublet for the term of the sublease), and a copy of such assumption agreement shall be furnished to Landlord within ten (10) days of its execution.

            (iii) Tenant and each assignee or sublessee shall be and remain liable for the observance of all of the covenants and provisions of this Lease, including, but not limited to, the payment of Fixed Rent, Additional Rent, and other charges due hereunder through the entire Term of this Lease, as the same may be renewed, extended, or otherwise modified.

            (iv) Tenant shall promptly pay to Landlord one hundred (100%) percent of any consideration other than rent received for or in connection with any assignment or sublease, however denominated, and one hundred (100%) percent of all of the rent, as and when received, in excess of the rent required to be paid by Tenant for the area assigned or sublet.

            (v) In any event, the acceptance by Landlord of any rent from any of the subtenants or the failure of Landlord to insist upon the strict performance of any of the terms, conditions, and covenants herein from any assignee or subtenant shall not release Tenant herein, from any and all of the obligations herein during and for the entire Term of this Lease.

            (vi) The assignment or sublease shall provide that there shall be no further assignments and/or subletting without Landlord's consent.

            (vii) Tenant shall pay the actual, reasonable legal costs incurred by Landlord to cover its handling charges for each request for consent to any assignment or sublet prior to its consideration of the same. Tenant acknowledges that its sole remedy with respect to any assertion that Landlord's failure to consent to any assignment or sublet is unreasonable shall be the remedy of specific performance, and Tenant shall have no other claim or cause of action against Landlord as a result of Landlord's actions in refusing to consent thereto.

            (viii) Landlord shall have the right to require from Tenant or any assignee an increase in the Security Deposit prior to the effective date of any permitted assignment or sublease, as more particularly set forth herein.

         (c) Tenant expressly acknowledges that any of the following instances shall be deemed to be a reasonable basis on which Landlord may withhold its consent under this Paragraph:

            (i) the proposed assignee or subtenant is not, in Landlord's opinion, appropriate for the Building or in keeping with the character of its existing tenancies;

            (ii) the proposed assignee's or subtenant's occupancy will cause a density of traffic or make demands on Building services, maintenance, or facilities unreasonably in excess of those related to Tenant's occupancy;

            (iii) the proposed assignee or subtenant (or any entity that is in common control with said assignee or subtenant, controlled by said assignee or subtenant, or controls said assignee or subtenant) (1) is a tenant of the Building or any other office building in the Complex owned by or through the persons constituting Landlord hereunder or any affiliate, subsidiary, or parent of Landlord or (2) is vacating premises in such a building;

            (iv) the proposed sublease is for fifty (50%) percent or less of the rentable square footage of one floor of the Demised Premises;

            (v) Landlord (or any affiliate, subsidiary, or parent of Landlord) is negotiating or has negotiated with the proposed assignee or subtenant (or any entity that is in common control with said assignee or subtenant, controlled by said assignee or subtenant, or controls said assignee or subtenant) within the period of twelve (12) months preceding Tenant's request for consent; or

            (vi) Landlord (or any affiliate, subsidiary, or parent of Landlord) has competing office premises available for occupancy in the Complex within the relevant timeframe.

         Tenant further expressly acknowledges that the foregoing is not a complete list and shall in no way be construed to be a limitation on Landlord's ability to reasonably withhold its consent for other reasons not included above.

         (d) Any sublet or assignment to an Affiliated Entity, as defined hereinafter, shall not be subject to the recapture provisions set forth in Paragraph 27(a) or to the provisions of Subparagraphs 27(b)(iv) and 27(b)(vii) and shall not require Landlord's prior written consent, but all other terms and conditions of this Paragraph 27 [including, but not limited to, Tenant's obligation to provide the information required under Paragraph 27(a)] shall apply. As used herein, an "AFFILIATED ENTITY" shall refer to an entity resulting from a merger with Tenant or from the transfer of substantially all of the equity interests or assets of Tenant or that is in common control with Tenant, is controlled by Tenant, or controls Tenant; however, the Affiliated Entity or its guarantor must have a net worth that equals or is greater than the greater of the following: (i) the net worth of Tenant as of the date of this Lease and (ii) the net worth of Tenant immediately prior to the sublease or assignment. If the net worth of a guarantor is offered by Tenant, the guarantor shall execute a guaranty of all lease obligation of the assignee or subtenant in form satisfactory to Landlord,

      28. Environmental Laws.

         (a) Tenant agrees, in its use and occupancy of the Demised Premises, to comply with all present or future federal, state, or local laws, rules, or regulations dealing with environmental protection ("ENVIRONMENTAL LAWS"), having jurisdiction over the Demised Premises. Tenant agrees that such compliance shall be at Tenant's sole cost and expense. Tenant shall immediately provide Landlord, as they are issued or received by Tenant, with copies of all correspondence, reports, notices, orders, findings, declarations, and other materials that are pertinent to Tenant's compliance with Environmental Laws. The foregoing obligations shall not apply to any activity which is the obligation of Landlord hereunder, unless the required compliance arises out of the acts or negligence of Tenant, its employees or agents.

         (b) Tenant shall not generate, store, manufacture, refine, transport, treat, dispose of, or otherwise permit to be present on or about the Demised Premises any Hazardous Substances with the exception of de minimis quantities of Hazardous Substances commonly used in the cleaning and maintenance of general business offices in quantities appropriate to such use. As used herein, "HAZARDOUS SUBSTANCE" shall be defined as any "hazardous chemical," "hazardous substance," "hazardous waste," or similar term as defined in the Comprehensive Environmental Response Compensation and Liability Act, as amended (42 U.S.C. Sections 9601, et seq.), any rules or regulations promulgated thereunder, or in any other present or future Environmental Laws.

         (c) Tenant agrees to indemnify, defend, and hold harmless Landlord and each mortgagee of the Demised Premises from and against any and all liabilities, damages, claims, losses, judgments, causes of action, costs, and expenses (including the reasonable fees and expenses of counsel) that may be incurred by Landlord or any such mortgagee or threatened against Landlord or such mortgagee, relating to or arising out of any breach by Tenant of this Paragraph 28, which indemnification shall survive the expiration or sooner termination of this Lease.

      29. Parties Bound.

         (a) The covenants, agreements, terms, provisions, and conditions of this Lease shall bind and benefit the respective successors, assigns, and legal representatives of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to, except that no violation of the provisions of Paragraph 7(d) or of Paragraph 27 hereof shall operate to vest any rights in any successor, assignee, or legal representative of Tenant and that the provisions of this Paragraph 29 shall not be construed as modifying the conditions contained in Paragraph 13 hereof.

         (b) Tenant acknowledges and agrees that neither Landlord, a limited liability company member, tenant-in-common, venturer, trustee, trust beneficiary, grantor, trustee-grantor, or other individual or entity having an interest in Landlord shall have any personal liability for the performance of any of the terms, covenants, or conditions to be performed by Landlord under this Lease; rather, Tenant agrees to look solely to Landlord's interest and estate in the Land and the Building for the satisfaction of Tenant's remedies arising out of or related to this Lease.

         (c) The term "LANDLORD" as used in this Lease means only the owner, or the mortgagee in possession, for the time being, of the Demised Premises (or the owner of a lease of the Demised Premises) so that in the event of, and from and after the date of, any sale or other transfer of the Land, the Building, or the Demised Premises, or of this Lease, such Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord under this Lease, and it shall be deemed and construed without further agreement between the parties or their successors-in-interest, or between the parties and the purchaser at any such sale, or the said lessee of the Land, Building, or of the Demised Premises, that the purchaser or other transferee of the same has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder.

      30. Miscellaneous.

         (a) This Lease contains the entire contract between the parties. No representative, agent, or employee of Landlord has been authorized to make any representations or promises with reference to the leasing of the Demised Premises or to vary, alter, or modify the terms hereof. No additions, changes or modifications, renewals, or extensions hereof shall be binding unless reduced to writing and signed by Landlord and Tenant.

         (b) The terms, conditions, covenants, and provisions of this Lease shall be deemed to be severable. If any clause or provision herein contained be adjudged to be invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law, it shall not affect the validity of any other clause or provision herein, but such other clauses or provisions shall remain in full force and effect.

         (c) The paragraph headings in this Lease are for convenience only and are not to be considered in construing the same.

         (d) If, in connection with obtaining financing for the Building, a banking, insurance, or other recognized institutional lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant shall not unreasonably withhold, delay, or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or affect to more than a de minimis extent the leasehold interest created or the conduct of Tenant's business operations at the Demised Premises.

         (e) This Lease shall be governed by and construed in accordance with the laws of the State of New York.

         (f) The parties agree that any litigation arising out of this Lease shall be venued in Dutchess County, New York. Each party waives trial by jury in any action or proceeding arising out of this Lease. In addition, if Landlord commences any summary proceedings for nonpayment of Fixed or Additional Rent, Tenant shall not interpose any non-mandatory counterclaim of any nature or description in any such proceeding or action. In any litigation between the parties, the prevailing party shall be entitled to recover from the other party its reasonable expenses of the litigation, including legal fees.

         (g) Tenant shall not do or cause anything to be done whereby the Demised Premises may be encumbered by a construction lien. If any construction lien is filed against the Demised Premises, the Building, or the Land as a result of any Alterations, repairs, or any other work or act of Tenant, Tenant shall discharge or bond the same within fifteen (15) days from the date of the filing of said lien. If Tenant shall fail to discharge or bond the lien, Landlord may bond or pay lien or claim for the account of Tenant without inquiring into the validity of the lien or claim, and Tenant shall reimburse Landlord upon demand.

         (h) Tenant represents that the undersigned officers) have been duly authorized to enter into this Lease and that the execution and consummation of this Lease by Tenant does not and shall not violate any provision of any by-laws, certificate of incorporation, agreement, order, judgment, governmental regulation, or any other obligations to which Tenant is a party or is subject. Upon execution hereof, Tenant shall deliver a Secretary's certificate evidencing its authority to execute this Lease.

         (i) In any case where Landlord's consent, permission, or approval is requested (or required to be requested) by Tenant in connection with this Lease, Landlord shall have the right to charge Tenant all costs (architectural, engineering and legal) as Additional Rent that Landlord incurs in determining whether such consent, permission, or approval shall be granted.

      31. Hold Over Tenancy. If Tenant shall remain in the Demised Premises after the expiration of the Term of this Lease without having executed and delivered a new lease (or amendment to this Lease) with Landlord, such holding over shall not constitute a renewal or extension of this Lease. Landlord may, at its option, (i) elect to treat Tenant as one who has not removed at the end of its Term and thereupon be entitled to all the remedies against Tenant provided by law in that situation, or (ii) construe such holding over as a month-to-month tenancy subject to all the terms and conditions of this Lease, except as to the duration thereof, in which event Tenant shall pay to Landlord two hundred (200%) percent of the sum of: (a) the greater of (x) the Fixed Monthly Rent in effect on the Expiration Date and (y) the then fair market rent of the Demised Premises; plus (b) all other sums due hereunder, making such payment in accordance with this Lease. Tenant shall be otherwise bound by all of the terms, covenants, and conditions contained in this Lease.

      32. Co-Operation. Each of the Parties shall cooperate with each other's applications and shall join in any application or other matter if required by governmental authorities. Landlord may provide Tenant with copies of all applications and submissions as they are delivered to the municipality, for Tenant's information (but not approval). However, Tenant and its employees and consultants shall make public appearances, at the request of Landlord, in any proceeding. Such request shall be made to Tenant a reasonable time before the date of the meeting, giving due regard for the amount of notice Landlord receives from the governmental authority. Tenant shall also timely prepare and provide any color renderings, color elevations, materials boards and other relevant information, as may be required to obtain the governmental approvals. The parties shall similarly cooperate in efforts to secure Empire Zone classification from the State of New York for the Land and other parts of the Complex.

      33. Financial Statements. Tenant agrees, within ten (10) days after written request from Landlord, to furnish to Landlord and to any mortgagee or ground lessor of the Building and/or Land a certified balance sheet and income statement for the last accounting year; provided that (a) such request is in connection with a contemplated sale or financing of the Building or the Complex or an investment in Landlord, and (b) Landlord and/or the recipient of such statements agree to keep the information confidential, unless such information is otherwise available to the public.

      34. Satellite Dish Antenna. Provided Landlord shall have the continued ability to lawfully allow other tenants or itself the right to install, operate, and maintain roof-top antennas or other communication devices, Tenant shall have the non-exclusive right to install, operate, and maintain, at its sole cost and expense, up to three (3) antennae on the roof of the Building, the height of which antennae is subject to Landlord's prior written approval and to any applicable governmental regulation or ordinance. Said antennae shall not display any name, logo, or other identity. Tenant shall be solely responsible for obtaining, with Landlord's reasonable cooperation, if necessary (but at no cost to Landlord), any and all governmental approvals and permits, including, without limitation, any FCC permit, which may be required in connection with the installation and use of the antennae. Tenant shall be responsible for any and all damage to the Building in connection with said antennae and agrees to indemnify and hold Landlord harmless from all direct and indirect reasonable costs, expenses, and claims resulting therefrom. Landlord shall designate satisfactory Building locations (taking into consideration Tenant's antenna requirements), reasonable method of annexation (including the location of any necessary wiring), and installer for said antennae. Tenant agrees not to interfere with other radio transmission or reception equipment located at the Building. If Tenant should cause such interference, Tenant shall cease its operation of the applicable antennae and, at its sole cost and expense, immediately take the necessary and appropriate action to eliminate and correct such interference before resuming operation. Such corrective action may include, but not be limited to, Landlord's relocation of the antenna and any related equipment, the cost of which Tenant shall pay as Additional Rent to Landlord within ten (10) days of Tenant's receipt of a bill therefor. Upon the expiration or sooner termination of this Lease, Tenant, at Landlord's option, shall remove said antennae and repair all injury done by or in connection with the installation or removal of said antennae.

      35. Telecommunications.

         (a) Tenant and its telecommunications companies, including local exchange telecommunications companies and alternative vendor service companies, shall have no right of access to or within the Building and/or the Land for the installation or operation of telecommunications services or systems, including, but not limited to, voice, video, data, and other telecommunications services provided over wire, fiber optic, microwave, wireless, or any other transmission system, for all or part of Tenant's telecommunications within the Building and from the Building and/or the Land to any other location without Landlord's prior written consent, which Landlord may withhold in its sole discretion.

         (b) In the event that Landlord consents in writing to the installation of any cabling and/or wires, Tenant acknowledges and agrees that the following terms and conditions shall apply to the same:

            (i) Within ten (10) days after the expiration or sooner termination of the Lease, Landlord may elect by written notice to Tenant (the "ELECTION RIGHT") to:

                (1) Retain any or all wiring, cables, risers, and similar installations appurtenant thereto installed by Tenant in the risers of the Building (the "WIRING");

                (2) Remove any or all such Wiring and restore the Demised Premises and risers to their condition existing prior to the installation of the Wiring (the WIRE RESTORATION WORK"). Landlord shall perform such Wire Restoration Work at Tenant's sole cost and expense; or

                (3) Require Tenant to perform the Wire Restoration Work at Tenant's sole cost and expense.

         (c) In the event Landlord elects to retain the Wiring, Tenant covenants that:

            (i) Tenant shall be the sole owner of such Wiring, Tenant shall have good right to surrender such Wiring, and such Wiring shall be free of all liens and encumbrances; and

           (ii) All wiring shall be left in good condition, working order, properly labeled at each end and in each telecommunications/electrical closet and junction box, and in safe condition.

         (d) Notwithstanding anything to the contrary in Paragraph 20, Landlord may retain Tenant's Security Deposit after the expiration or sooner termination of this Lease until the earliest of the following events:

            (i) Landlord elects to retain the Wiring;

           (ii) Landlord elects to perform the Wiring Restoration Work, the Wiring Restoration Work is complete, and Tenant has fully reimbursed Landlord for all costs related thereto; or

          (iii) Landlord elects to require Tenant to perform the Wiring Restoration Work, the Wiring Restoration Work is complete, and Tenant has paid for all costs related thereto.

         (e) In the event Tenant fails or refuses to pay all costs of the Wiring Restoration Work within thirty (30) days of Tenant's receipt of Landlord's notice requesting Tenant's reimbursement for or payment of such costs, Landlord may apply all or any portion of Tenant's Security Deposit toward the payment of such unpaid costs relative to the Wiring Restoration Work.

         (f) The retention or application of the Security Deposit as provided in this Paragraph 35 does not constitute a limitation on or waiver of Landlord's right to seek further remedy under this Lease, at law, or in equity.

         (g) The provisions of this Paragraph 35 shall survive the expiration or sooner termination of this Lease.

      36. Termination. This Lease may be terminated by either party by notice to the other party if (a) Landlord has not secured the zoning reclassification of the Complex by December 31, 2005, or (b) Landlord has not, by August 15, 2006, secured (i) governmental approval for the subdivision of the Land from the remainder of the Complex, (ii) governmental site plan approval for the construction of the Building, and (iii) title to the Complex from IBM. These contingencies are for the mutual benefit of Landlord and Tenant and may not be waived by either party without the without the written consent and waiver of the other party.

      37. Purchase Option.

         (a) Initial Option. Tenant shall have an initial option to purchase the Land and the Building (collectively, the "Property") from Landlord, in accordance with the following procedures (the "Initial Option"):

            (i) Landlord shall provide written notice of the anticipated delivery date of the Demised Premises at least one hundred twenty (120) days prior to such anticipated delivery date;

            (ii) Within thirty (30) days of receipt of Landlord's notice set forth in subsection 37(a)(i) above, Tenant shall provide written notice of its desire to enter into the Review Period (defined below). Tenant shall execute a non-disclosure agreement with Landlord in a form reasonably acceptable to Landlord;

            (iii) Once the foregoing contingencies have been satisfied, Landlord shall deliver to Tenant certified true copies of all leases in effect for the Property and all management and service agreements applicable to the Property. Tenant shall thereafter have sixty (60) days to review the leases and agreements and determine whether or not it still desires to purchase the Property (the "Review Period");

            (iv) Not later than the expiration of the Review Period, Tenant shall provide to Landlord two (2) fully executed original copies of the contract of sale in the form attached hereto as Exhibit F, which will serve as Tenant's notice of exercise of the Initial Option.

            (v) If Tenant timely exercises the Initial Option to purchase, the closing shall take place after the latest to occur of the following: (a) Thirty
(30) days after Landlord's receipt of two (2) fully executed original copies of the Purchase and Sale Agreement, (b) Landlord's acquisition of title to the Complex from IBM, (c) Landlord's receipt of unappealable approval from the appropriate governmental authorities for the subdivision of the Land from the remainder of the Complex and (d) Landlord's receipt of unappealable approval from the appropriate governmental authorities for the construction of the Building.

            (vi) If Tenant exercises the Initial Option, the closing of title shall occur thirty (30) days after the expiration of the Review Period. If Tenant does not exercise the Initial Option, this Paragraph 37(a) shall be null and void, but this Lease shall otherwise continue.

            (vii) The closing shall take place at Landlord's office or at such other place as the parties may agree. The purchase price for the land shall be $3,500,000, plus 100% of the documented out-of-pocket costs incurred by Landlord after May 1, 2005 with respect to the construction of the Building. Such costs shall include all costs and expenses incurred from all contractors involved with the construction of the Building, with no additional fee paid to Landlord. In addition to the construction costs, Purchaser shall reimburse Seller all Soft Costs (defined below) plus the cost of all tenant improvements, inducements and allowances for fit-up of their premises, including, without limitation, the Tenant Improvements defined in Exhibit B hereto (collectively, the "True Cost"). "Soft Costs" shall include, but not be limited to, architectural and engineering fees, accounting (audit and bookkeeping), administrative fees (including licensing, building permit and reproduction expenses) and legal fees associated with entering into any lease (excluding legal fees associated with the negotiation of this Lease), agreements and construction contracts related to the Building, a pro rata share of legal fees related to closing of the loan, consulting fees (including all consultants utilized in the design, testing and construction of the Building), advertising, marketing and promotional expenses (provided that a pro rata share of advertising, marketing and promotional expenses shall be allocable to Landlord in the event the Building becomes fully leased), brokerage fees (excluding any brokerage fee associated with the negotiation of this Lease), insurance and bonding expenses, utility expenses, specialty fees and expenses incurred during the period of time the Building is under construction such as security personnel, sales taxes, costs to process and close the financing for the Property (such as private lender origination fees, credit reports, fees for title evidence, fees for recordation and filing of legal documents, attorneys fees, private appraisal fees, fees for an independent cost estimate and any other closing expenses of any loan(s)), financing fees, construction or permanent loan interest and real estate taxes and any impact fees that are charged or assessed against the Building. The parties agree that the general rule to be applied in Landlord's determination of whether or not all or any portion of any invoice, contract amount, service fee or the like included in Soft Costs are to be reimbursed to Seller, shall be whether or not such cost or expense would reasonably have originally been incurred by Tenant had it purchased the Land on May 1, 2005 and hired the engineers, architects, consultants, brokers, contractors, and others to design, construct, insure, test, market, lease-up, obtain building permits, secure and close financing and/or conducted any other activities required to fully construct, equip, tenant and operate the Building. The parties further agree that so-called "pro-rata" amounts of any individual invoice, contract amount, service fee or the like to be included in the True Cost may be determined by differing means, provided that the Landlord provides a reasonable explanation of the means that were utilized to determine such individual pro-rata amount. It is intended by the parties that Soft Costs will be reimbursed directly to Landlord and not be a part of the purchase price for the Property. At closing, Tenant shall indemnify Landlord from any claim or liability for additional transfer taxes, arising out of the omission of Soft Costs from the stated purchase price in the deed and tax returns.

            (viii) If the Initial Option is timely exercised, the closing of title shall take place in accordance with the provisions of the contract of sale which is annexed hereto as Exhibit F. If the Initial Option is not timely exercised, this Paragraph 37(a) shall be null and void, but this Lease shall otherwise continue.

      This purchase option is personal to the named Tenant hereunder and may not be assigned by Tenant separately or as part of an assignment of the Lease, except that this option shall be assignable to an assignee described in Paragraph 27(d), above; any other purported assignment shall be null and void. If the Lease is terminated pursuant to the foregoing provisions of Section 36 hereof, this option to purchase shall be null and void. Within fifteen (15) days after Tenant's written request, made no more frequently than monthly, Landlord shall provide to Tenant a written statement of the out-of-pocket costs of construction of the Building, as described above, incurred from May 1, 2005 to the date of the request.

         (b) Continuing Option. If Tenant fails to exercise the Initial Option described in subparagraph (a), above, Tenant shall continue to have a continuing option to purchase the Property during the first two (2) years of the Term of this Lease (the "Continuing Option"). Tenant may exercise the Continuing Option at any time during the first two (2) years of the Term by giving written notice of such exercise to Landlord at least one hundred fifty (150) days prior to the contemplated closing date. Upon Tenant's exercise of the Continuing Option, Tenant shall execute a non-disclosure agreement with Landlord in a form reasonably acceptable to the parties. Upon receipt of the non-disclosure agreement in a form reasonably acceptable to Landlord, Landlord shall provide Tenant with certified true copies of all leases in effect for the Property and all management and service agreements applicable to the Property and Tenant shall have a sixty (60) day Review Period as described in subparagraph (a), above, within which to review the leases and other agreements and to decide whether or not to proceed to closing. If Tenant revokes its exercise of the option within such Review Period, this Paragraph 37(b) shall be null and void and the Lease shall otherwise continue in effect and, thereafter, Tenant shall not have the right to exercise this option. If Tenant does not revoke its exercise of the option within the Review Period, the closing shall take place as described herein one hundred fifty (150) days after Tenant's exercise of the option. The closing shall take place at Landlord's office or at such other place as the parties may agree. This purchase option is personal to the named Tenant hereunder and may not be assigned by Tenant separately or as part of an assignment of the Lease, except that this option shall be assignable to an assignee described in Paragraph 27(d), above; any other purported assignment shall be null and void. If the lease is terminated pursuant to the foregoing provisions of Section 36 hereof, this option to purchase shall be null and void. If the option is timely exercised, the closing of title shall take place in accordance with the provisions of the contract of sale which is annexed hereto at Exhibit F. except that the purchase price for the Property shall be determined as follows. The purchase price for the Property, shall be its fair market value ("FMV") as of the date of exercise of the option by Tenant. The initial determination of FMV shall be made by Landlord by notice given to Tenant (the "FMV Notice") given at least ninety (90) days prior to the anticipated closing date. Such initial determination of FMV shall be final and binding on the parties, unless, within thirty (30) days after receipt of the FMV Notice, Landlord shall receive a notice from Tenant (the "FMV Objection Notice"): (i) advising Landlord that Tenant disagrees with the initial determination of FMV and (ii) proposing an alternative FMV. If Landlord and Tenant shall fail to agree in writing upon the FMV within fifteen (15) days after Landlord shall have received the FMV Objection Notice, then Landlord and Tenant each shall give notice to the other setting forth the name and address of an arbitrator designated by such party. If either party shall fail to give notice of such designation within such period, then the arbitrator designated by a party within such period shall make the determination alone. If two arbitrators shall have been designated, such arbitrators shall, within thirty (30) days following the designation of the second arbitrator, make their determinations of FMV in writing and give notice thereof to each other and to Landlord and Tenant. If such two arbitrators shall concur as to the determination of FMV, such concurrence shall be final and binding upon Landlord and Tenant. If the determinations of the two arbitrators are within ten percent (10%) of each other, the FMV shall be the average of the two designations. If the two determinations are further apart, the two arbitrators shall forthwith designate a third arbitrator. If the two arbitrators shall fail to agree upon the designation of the third arbitrator within ten (10) days, then either party may apply to the American Arbitration Association or any successor thereto having jurisdiction for the designation of such third arbitrator. All arbitrators shall be MAI real estate appraisers who shall have least fifteen (15) years continuous experience in the business of appraising in the Hudson Valley, New York area. The third arbitrator shall conduct such hearings and investigations as may be deemed appropriate and shall, within thirty (30) days after his/her designation, determine which of the first two determinations is closer to his/her opinion of FMV, and the designated determination shall become the FMV, binding upon both parties. In making their determinations, the arbitrators may not allocate a value of less than $3,500,000 to the Land, nor may they attribute a value to the Building which is less than the costs incurred by Landlord in developing and constructing the Building, as described in subparagraph (a) above. If necessary, the closing of title shall be postponed until completion of the appraisal process described herein.

                            [CONTINUED ON NEXT PAGE]

      38. Signs.

         (a) Full Floor Tenant. As long as any portion of the Demised Premises above the ground floor of the Building comprises an entire floor of the Building, Tenant, at its sole cost and expense (which cost may be deducted from the Tenant Improvement Allowance), may install identification signage (including Tenant's name and logo) anywhere on such full floor(s) of the Demised Premises, including the elevator lobby of such full floor(s), provided that such signs are not visible from the exterior of the Building.

         (b) Multi-Tenant Floor Tenant. If any part of the Demised Premises are located on the ground floor of the Building, or if Tenant occupies less than an entire floor which is part of the Demised Premises, Tenant's identifying signage on such floor shall: (i) be located at the entrance to the Demised Premises (which may be located on the Demised Premises' entry doors); (ii) be provided by Landlord, at Tenant's sole cost and expense (which cost may be deducted from the Tenant Improvement Allowance); (iii) comply with Landlord's building standard signage program; and (iv) be subject to Landlord's prior approval, which approval shall not be unreasonably withheld, conditioned or delayed.

         (c) Building Directory. Tenant shall be entitled, at Tenant's cost (which cost may be deducted from the Tenant Improvement Allowance), to Tenant's Proportionate Share of the ground floor lobby directory located in the ground floor lobby of the Building to list thereon Tenant's name and logo.

         (d) Signage Plan. Tenant shall, at its sole cost and expense, deliver to Landlord such signs, monuments or markers (including the Exterior Signs, defined below) setting forth Tenant's name and/or logo as it may wish to have installed on (a) the entrance doors of the Building, (b) the directories of the lobby, elevators and/or stairwells, (c) in the parking areas of the Complex, and
(d) on the exterior of the Building. Tenant shall submit to Landlord for its approval the plans and specifications for such signs, monuments or markers ("SIGNAGE PLAN") as soon as practical hereafter but no later than September 15, 2005. Landlord shall be responsible for installing any signs, monuments or markers delivered to it by Tenant in compliance with the Signage Plan, and Landlord shall obtain all necessary sign permits, approvals or certificates required by any governmental authorities, but Tenant shall pay all costs and expenses which are paid or incurred in connection with such installation or obtaining of permits, approvals or certificates (which cost may be deducted from the Tenant Improvement Allowance).

         (e) Permits. Tenant shall be responsible, at its sole cost and expense, for (a) maintaining in force all sign permits, if any, required by any governmental authorities, and (b) all maintenance, repair and cleaning of Tenant's and its subtenants' signs, and Landlord's self help rights shall apply to any failure by Tenant to maintain, repair or clean Tenant's signs.

         (f) Prohibited Signage and Other Items. Except as expressly provided in this Section 38, Tenant may not install any signs, notices, logos, pictures, names or advertisements on the exterior or roof of the Building or the common areas of the Building or the Complex or anywhere which can be seen from outside the Demised Premises. Any signs, window coverings, blinds or other items visible from the exterior of the Demised Premises or Building are subject to the prior approval of Landlord, in its sole discretion. Any such signs, notices, logos, pictures, names, advertisements, window coverings, blinds or other items visible from the exterior of the Demised Premises or Building which are installed and that have not been individually approved by Landlord pursuant to this Section 38 or otherwise may be removed without notice by Landlord at the sole expense of Tenant.

         (g) Tenant's Exterior Signage Rights.

            (i) Building Top Sign. Subject to the approval of all applicable governmental authorities, and compliance with all applicable Laws, any mortgages on the Land, and all other recorded covenants, conditions and restrictions affecting the Complex (collectively, the "Signage Restrictions"), and the terms of this Section 38(g), Tenant shall have the right to install, at Tenant's cost, one (1) identification sign on the top of the exterior of the

Building at a location to be reasonably determined by the parties (collectively, the BUILDING TOP SIGN") Tenant may display only one (1) name on a Building Top Sign; such single name to be placed on a Building Top Sign shall be "C", "R" and "M"\ only (subject, however, to the provisions of subsection (v), below). Landlord agrees that (i) while Tenant retains its rights herein to one (1) Building Top Sign, Landlord shall not permit more than three (3) building top signs to be displayed on the Building at the same time, and (ii) Landlord shall not permit any other signs to be displayed in the location selected by Tenant for the applicable Building Top Sign while Tenant retains its right herein to such Building Top Sign.

            (ii) Monument Signs. Subject to the Signage Restrictions and the terms of this Section 38, Tenant shall have the non-exclusive right to install, at Tenant's cost, one (1) identification sign on each of the two (2) tenant identification panels/slots on the multi-tenant shared signage monument located in front of the Building (the "BUILDING MONUMENT") for a total of two (2) Tenant identification signs (collectively as "TENANT'S MONUMENT SIGNS"). Each of the Tenant's Monument Signs shall (i) be located below the top tenant identification panel/slot on the Building Monument, and (ii) display only one (1) name and accompanying logo on each such tenant identification panel/slot; such single name to be placed on a tenant identification panel/slot shall be any of "Compensation Risk Managers, LLC," or "CRM", only, (subject, however, to the provisions of subsection (v), below).

            (iii) Specifications. The graphics, materials, color, design, lettering, lighting, size, specifications, manner of affixing and exact location of the Building Top Sign and Tenant's Monument Signs (Tenant's Monument Signs and the Building Top Signs are sometimes collectively referred to herein as the "EXTERIOR SIGNS") shall be consistent with the signage program for the Building and Complex, as reasonably determined by Landlord, and subject to Landlord's reasonable approval which shall not be unreasonably withheld, conditioned or delayed. All specifications, including size and spacing, for the Exterior Signs shall be subject to Landlord's approval as provided above. Landlord shall reasonably cooperate with Tenant in obtaining the necessary governmental approvals and permits for the Exterior Signs.

            (iv) Costs. Tenant shall pay for all costs and expenses related to the Exterior Signs and the Building Monument, including, without limitation, costs of the design, acquisition, construction, installation, maintenance, insurance, utilities, repair and replacement thereof; provided, however: (i) Tenant shall not be obligated to pay for any of the costs of the design, development, permitting, acquisition, construction, replacement and/or installation of the Building Monument (other than such costs pertaining to Tenant's Monument Signs), and Tenant shall only pay a pro-rata portion of all other costs with respect to the Building Monument (as reasonably determined by Landlord or by any common area association formed for Oakwood Commons which maintains the Building Monument) during the period that more than one tenant has an identification sign thereon (although Tenant shall pay the full amount of such costs as they pertain to Tenant's Monument Signs thereon); and (ii) the initial installation and acquisition costs for the Exterior Signs may be paid out of the Tenant Improvement Allowance. Tenant shall install and maintain the Exterior Signs in compliance with all Laws and subject to other applicable provisions of this Lease.

            (v) Transferability: Use by Affiliates. The rights to the Exterior Signs are personal to the original named Tenant and may not be transferred by the original named Tenant or used by anyone else. Notwithstanding the foregoing to the contrary, (i) subject to the restrictions in this Section 38 limiting the number of names and accompanying logos that may be placed on the Exterior Signs at any one time, and (ii) provided that any name and/or logo change on the Exterior Signs to reflect any name change of Tenant, or the identity of any Affiliated Entity, assignee or sublessee described below shall not be permitted if they constitute Objectionable Names/Logos (as defined below), Tenant shall have the right, at Tenant's sole cost and expense, to: (A) in the event Tenant changes its company name, to change the names and accompanying logos on the Exterior Signs to reflect such applicable company name change (but without increasing the size of such signs as a result thereof); (B) transfer Tenant's rights to the Exterior Signs to an Affiliated Entity of Tenant in connection with Tenant's assignment of its entire interest in this Lease to such Affiliated Entity pursuant to Section 27 above and change the name on Tenant's Exterior Sign(s) to reflect the name of such Affiliated Entity, assignee; and (C) place the name and/or accompanying logo of any Affiliated Entity in place of any of the names and accompanying logos of "CRM" on any of Tenant's Exterior Signs (but without increasing the size of such signs as a result thereof), but only during such periods of time that such Affiliated Entity occupies at least two (2) floors of the Building.

As used herein, the term "OBJECTIONABLE NAMES/LOGOS" shall mean any name or logo which: (1) relates to an entity which is of a character or reputation, or is associated with a political orientation or faction, which is inconsistent with the quality of the Complex as a first-class multi-tenant office/retail/hotel building project, or which would otherwise reasonably offend a landlord of a comparable building; or (2) would violate the Signage Restrictions or any restrictions on signs currently set forth in any existing lease at the Complex.

            (vi) LOSS OF SIGNAGE RIGHTS. Notwithstanding anything to the contrary set forth in this Section 38, if at any time following the Commencement Date, the original named Tenant and/or any Affiliated Entity, assignee or sublessee(s) under an assignment or sublease(s) entered into, pursuant to
Section 27 above fail collectively to be in actual and physical possession of at least two (2) floors of the Building, Tenant shall thereafter have no signage rights with regard to a Building Top Sign.

            (vii) INSURANCE/MAINTENANCE/REMOVAL. Tenant shall be responsible for maintaining insurance on the Exterior Signs as part of the insurance required to be carried by Tenant pursuant to Section 10 above. Should the Exterior Signs require maintenance, repairs and/or replacement as determined in Landlord's reasonable judgment, Landlord shall have the right to provide written notice thereof to Tenant and Tenant shall cause such repairs, replacement and/or maintenance to be performed within ten (10) business days after receipt of such notice from Landlord, at Tenant's sole cost and expense; provided, however, if such repairs, replacement and/or maintenance are reasonably expected to require longer than ten (10) business days to perform, Tenant shall commence such repairs, replacement and/or maintenance within such ten (10) business day period and shall diligently prosecute such repairs, replacement and maintenance to completion. Should Tenant fail to perform such maintenance, repairs and/or replacement within the periods described in the immediately preceding sentence, Landlord shall have the right to cause such work to be performed and to charge Tenant as Additional Rent for the actual and reasonable costs of such work. Upon the expiration or earlier termination of this Lease (or prior to such expiration or earlier termination, upon Tenant's loss of any of its rights to the Exterior Signs pursuant to subsection (v), above), Tenant shall, at Tenant's sole cost and expense, cause to be removed all such Exterior Signs (or those Exterior Signs to which Tenant no longer has any rights, as the case may be), and Tenant shall repair all damage occasioned thereby and restore the affected areas to their original condition prior to the installation of such signage so required to be removed, ordinary wear and tear and damage by casualty excepted. If Tenant fails to timely remove such signage and repair and restore the affected areas as provided in the immediately preceding sentence, on five (5) business days' notice to Tenant, then Landlord may perform such work, and all reasonable out-of-pocket costs and expenses incurred by Landlord in so performing such work shall be reimbursed by Tenant to Landlord within thirty (30) days after Tenant's receipt of invoice therefor including interest at the Interest Rate. The immediately preceding sentence shall survive the expiration or earlier termination of this Lease.

      39. Empire Zone Status

         (a) The parties understand that Landlord intends to make application for the Building containing the Premises to be located in an Empire Zone. In the event Empire Zone status is approved by all required governmental parties, any benefits which may be legally transferred from Landlord to Tenant, as pass-through benefits, shall be so transferred. By means of example, in the event Landlord is certified as an Empire Zone company, any resulting reduction in Real Estate Taxes actually paid by Landlord shall result in a dollar for dollar reduction in the amount of Real Estate Taxes reimbursable to Landlord by Tenant. Similarly, any Empire Zone grants received by Landlord (excluding any income, franchise or other business tax reductions) which are directly attributable to the Building shall be a deduction from Building Operating Expenses and/or the purchase price for the Property under Section 37, if applicable.

         (b) Tenant acknowledges that it must make all appropriate applications to maintain its Empire Zone certified company status. It shall also be Tenant's responsibility to make any required application to transfer its Empire Zone status to the Building. Any benefits acquired directly by Tenant from such Empire Zone certified company status shall be for Tenant's account and Landlord agrees that any reduction to Real Estate Taxes actually paid by Landlord, attributable to Tenant's occupancy as an Empire Zone certified company, shall result in a dollar for dollar reduction in the amount of Real Estate Taxes reimbursable to Landlord by Tenant.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this lease in any number of counterpart copies, each of which shall be deemed an original for all purposes as of the day and year first above written.


                                               LANDLORD:

WITNESS:                                  OAKWOOD PARTNERS L.L.C.

    /s/ Jennifer Berlinn
----------------------------              By:   /s/ David S. Kaminski
Name: /s/ Jennifer Berlinn                   -----------------------------------
     -----------------------                    Name:  David S. Kaminski
                                                Title: Asset Manager

                                          Date:  August 5, 2005
                                               ---------------------------------


                                          TENANT:

ATTEST:                                   COMPENSATION RISK MANAGERS, LLC


----------------------------              By:  /s/ Daniel G. Hickey, Jr.
Name:                                        -----------------------------------
     -----------------------                    Name:
                                                     ---------------------------
                                                Title: Managing Member
                                                      --------------------------

                                          Date:
                                               ---------------------------------

                                    EXHIBIT A

                                   FLOOR PLAN

                             (TO BE ATTACHED HERETO)

                                   EXHIBIT A-1

                  PRELIMINARY SITE PLAN OF BUILDING & COMPLEX

                               (ATTACHED HERETO)

                                                                     EXHIBIT A-1


                                 [ZONING CHART]

                                   EXHIBIT A-2

                    PRELIMINARY SUB-DIVISION MAP OF COMPLEX

                               (ATTACHED HERETO)

                                                                     EXHIBIT A-2


                                 [ZONING CHART]

                                    EXHIBIT B

                              WORK LETTER TO LEASE

                                     BETWEEN

                             OAKWOOD PARTNERS L.L.C.

                                       AND

                        COMPENSATION RISK MANAGERS, LLC


**"SUBSTANTIALLY COMPLETED" DEFINITION: LANDLORD SHALL BE DEEMED TO HAVE SUBSTANTIALLY COMPLETED THE TENANT IMPROVEMENTS NOTWITHSTANDING THAT MINOR OR INSUBSTANTIAL DETAILS OF CONSTRUCTION, MECHANICAL ADJUSTMENT, OR DECORATION REMAIN TO BE PERFORMED IN THE DEMISED PREMISES OR ANY PART THEREOF, THE NONCOMPLETION OF WHICH DOES NOT MATERIALLY INTERFERE WITH TENANT'S USE of THE DEMISED PREMISES.


Section 1.1. Force & Effect. The provisions of this Exhibit shall have the same force and effect as if this Exhibit were a numbered Article of the Lease.

Section 1.2. Landlord's Work. Landlord shall construct and install the Tenant Improvements (as defined in Section 4(a) of the appended Lease Agreement) in, on and to the Demised Premises in accordance with the Preliminary Plans (defined below) and specifications set forth on Schedule I, attached hereto and made a part of the Lease Agreement, as modified and supplemented by the Final Plans (defined below) and specifications which are to be attached and made a part of the Lease Agreement in accordance with Section 2.2 below (hereinafter referred to as "Landlord's Work").

Section 2.1. Preliminary Plans. Landlord and Tenant have attached to this Exhibit, preliminary plans for the construction of the Building containing the Demised Premises that have been approved by Landlord and Tenant (the "Preliminary Plans"). Landlord agrees, at Landlord's expense, to construct the Demised Premises in accordance with Final Plans (as hereinafter defined) finalized from the Preliminary Plans, which construction shall be completed in a good and workmanlike manner and in compliance with all applicable laws and regulations.

Section 3.1. Final Plans. Landlord shall, at Landlord's expense (as provided below), cause C&B Architects/Engineers, P.C. (C&B Architects/Engineers, P.C., or any other architect retained by Landlord with respect to the Demised Premises from time to time, is referred to as the "Architect") and HDR/LMS L.L.P. (HDR/LMS L.L.C., or any other civil engineer retained by Landlord with respect to the Demised Premises from time to time, is referred to as the "Engineer") to prepare a coordination set of plans and specifications for the Building containing the Demised Premises, the Tenant Improvements, related improvements and site work to be performed or constructed on the Parcels before the Commencement Date, including grading, paving and drainage plans, utility plans (including electricity, potable water, sanitary and storm water sewerage, and telecommunications, if applicable) and connections of each ("Final Plans"). Tenant shall, at Tenant's sole cost and expense, furnish Landlord with all data and information Landlord requests to prepare the Final Plans and specifications for the Tenant Improvements that Tenant desires to have constructed and installed within the Demised Premises and shall cause its authorized representative to diligently work with Landlord, Landlord's contractor and the Architect. After receipt of such data and information from Tenant, Landlord shall cause the Final Plans and specifications to be prepared consistent with the Preliminary Plans and specifications and submit them to Tenant for Tenant's approval, as set forth below. The Final Plans shall fully comply with the applicable requirements of all applicable laws.

Section 3.2. Approval of Final Plans. The Final Plans shall be agreed to by both Landlord and Tenant as follows:

         (a) Landlord shall submit the Final Plans to Tenant and within ten (10) business days after the completed Final Plans have been submitted to Tenant, Tenant agrees to deliver to Landlord the Final Plans together with either (i) Tenant's written approval of such Final Plans or (ii) Tenant's reasonably requested changes to such Final Plans ("Requested Changes") in sufficient detail to permit Architect and/or Engineer to prepare revised drawings.

         (b) Should Tenant fail to deliver the Final Plans with Tenant's approval or Requested Changes to Landlord within said ten (10) business day period, Landlord may construct the Building, the Tenant Improvements, related improvements and site improvements (collectively, the "Improvements") according to such Final Plans (subject to Tenant's rights to modify the Final Plans as described in Section 3.3 of this Work Letter), and upon Substantial Completion (as defined herein) thereof, Tenant shall be obligated to take possession of the Demised Premises and the Term of the Lease shall commence.

         (c) If Tenant has timely delivered Requested Changes to Landlord, then no later than ten (10) business days after receipt by Landlord of the Requested Changes, Landlord shall notify Tenant either that Landlord has approved the Requested Changes or that Landlord has disapproved the Requested Changes, in which latter case such notice shall specify Landlord's reasons for disapproval. Landlord's approval of the Requested Changes shall not be unreasonably withheld.

         (d) If Landlord approves the Requested Changes, then Landlord shall prepare revised Plans and the foregoing submission process shall be repeated until the parties agree on the Final Plans. If Landlord reasonably disapproves the Requested Changes, the Plans as submitted to Tenant shall be considered final.

         (e) The Final Plans as approved by the parties pursuant to this Section
3.2 of this Work Letter shall be referred to herein as the "Plans"; and, upon such approval, the Plans shall be deemed a part of this Work Letter and the appended Lease.

         (f) If Tenant and Landlord are unable to agree upon final Plans after two (2) submissions by Landlord to Tenant, then upon the request of either party, the parties (and all representatives of such parties needed to approve the Plans on behalf of such parties) shall personally attend a meeting at which the parties shall use their best efforts to agree upon the Plans.

         (g) Notwithstanding anything the contrary contained herein, (i) Tenant's approval rights with regard to the Final Plans shall be limited to (x) exterior design of the Building containing the Demised Premises, (y) interior design of the Demised Premises and (z) landscaping design of the courtyard, (ii) upon any submission of Preliminary or Final Plans to Tenant by Landlord or Landlord's architect, Landlord's representative agrees to contact the Tenant's representative by telephone message and e-mail and to leave voice mail and e-mail messages advising tenant that such Plans have been delivered to the Tenant and that the ten (10) business day time period has commenced, and (iii) any delay in the completion of the Demised Premises caused by the Final Plans being delivered to Landlord, fully approved and in the proper form as set forth herein, later than a date to be reasonably set by Landlord with notice to Tenant, shall be a Tenant Delay, as hereinafter defined.

Section 3.3. Modification to Plans. Tenant may, from time to time, modify, amend or change the interior design of the Demised Premises with Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, provided that (i) Tenant provides Landlord and Architect with information regarding each such change in sufficient detail to permit the Architect to prepare working drawings or change orders reflecting such proposed change and (ii) the proposed change is consistent with the scope, quality, intent and purpose of the approved Plans. Any modifications to the Plans shall be agreed to by both Landlord and Tenant as follows:

         (a) Within five (5) Business Days after receipt of any proposed changes in the Final Plans from Tenant, Landlord shall approve or reject same and if rejecting same shall state the reasons for such rejection.

         (b) If Landlord has stopped work, or some segment thereof at Tenant's request, Landlord shall resume work, or some segment thereof at Tenant's written instructions from Tenant authorizing the recommencement of such work.

         (c) Upon the granting of any approval, Landlord shall notify Tenant of the amount if any, of additional Tenant's Finish Cost arising therefrom (which shall be calculated as set forth below) and Landlord's estimate of the delay in completion that will be caused by such proposed revision to the Final Plans (which shall be calculated as provided in Section 5 below.

         (d) In the event of a rejection by Landlord of a proposed revision, Tenant may make changes to the proposed revision and resubmit it pursuant hereto.

         (e) Upon receiving Landlord's approval to any revision, Tenant shall as soon thereafter as practicable, but in no event in excess of five (5) Business Days, and understanding that any delay in responding may cause delays in completion substantially greater than the estimate given by Landlord, authorize the work that Tenant desires by approving in writing the work and the cost thereof.

         (f) Tenant shall pay Landlord, within ten (10) days after Landlord's request for payment, all reasonable costs of every kind (including, without limitation, additional construction loan interest, out-of-pocket soft costs, Architect's and/or Engineer fees, fees of Landlord's consultant who reviews such proposed changes for Landlord, and any increase in the Total Construction Costs) resulting from or occasioned by each such proposed or accepted change. "Total Construction Costs" shall be determined based upon the actual cost and expense of the foregoing to Landlord of the modifications to construction of the Demised Premises in accordance with such approved changes, plus ten (10%) percent of such actual cost as profit and ten (10%) percent of such actual cost to compensate the Landlord for its overhead costs.

         (g) No modification, amendment or change to the Plans shall be made unless the same has been certified by the Architect as complying with all applicable laws.

Section 3.4. Disclaimer: Landlord hereby acknowledges and agrees that the approval by Tenant of the Plans shall neither constitute nor be construed as a certification by Tenant, or any Person claiming or acting by, through or under Tenant, that the Plans meet or otherwise comply with architectural, engineer, or construction industry standards or applicable buildings codes, laws, ordinances, rules or regulations of any governmental authority or other applicable agency.

Section 4.1. Tenant's Finish Cost. Upon the initial approval of the Final Plans by Tenant, Landlord shall cause its contractor to prepare a detailed estimate of the cost and expense for the Tenant Improvements to the Demised Premises (the "Tenant's Finish Cost"). The contractor's estimate shall be provided to Tenant when complete and within fifteen (15) days thereafter, the parties (and all representatives of such parties needed to approve the determination of the scope of work for interior improvements to agree on the estimate of the Tenant's Finish Cost on behalf of such parties) and Landlord's contractor, shall personally attend a meeting at which the parties shall use their best efforts to agree upon the scope of work for the Tenant Improvements to finalize the estimate of Tenant's Finish Cost. Against such Tenant's Finish Cost, Tenant shall be entitled to an allowance of $65.00 per rentable square foot of the Demised Premises (the "Tenant Improvement Allowance").

Section 4.2 Tenant Improvement Allowance. The Tenant Improvement Allowance shall be applied by Landlord against the costs of designing, planning, managing and constructing Landlord's Work. Landlord's building contractor shall act as Construction Manager and Landlord shall receive a fee of $1.00 per rentable square foot for administrative management services, to be paid from the Tenant Improvement Allowance. In the event the costs incurred in connection with the design, planning, managing and construction of Landlord's Work exceeds the Tenant Improvements Allowance, Tenant shall be responsible for bearing and paying such excess costs (the "Excess Costs"), as follows: (a) Tenant shall pay to Landlord, prior to the commencement of construction of Landlord's Work, an amount equal to fifty percent (50%) of such Excess Costs (as then estimated by Landlord), (b) After substantial completion of Landlord's Work but prior to occupancy of the Demised Premises by Tenant, Tenant shall pay to Landlord an amount equal to ninety percent (90%) of the Excess Costs (as then estimated by Landlord), less payments received by Landlord pursuant to subparagraph (a) above, and (c) As soon as Landlord prepares its final accounting of actual costs of designing, planning, managing and constructing the Landlord's Work and submits same to Tenant, Tenant shall pay to Landlord the entire unpaid balance of the actual Excess Costs based upon the final costs certified by

Landlord. All Excess Costs payable by Tenant hereunder shall constitute Additional Rent due hereunder at the time specified herein and failure to make such payment when due shall constitute a default by Tenant under this Lease. Except for the Tenant Improvement Allowance provided by Landlord, all installations and improvements now or hereafter placed in or on the Demised Premises shall be for Tenant's account and at Tenant's cost and expense.

 Section 5.1. Delay. If (a) a delay shall occur in the completion of the Demised Premises in accordance with the Final Plans or any revised Final Plans by Landlord as the result of (i) any delay in delivering the Final Plans to Landlord in the form required by Section 3.2 hereof, (ii) any direction by Tenant that Landlord delay proceeding with the work or any segment of the work in anticipation of a possible revision to the Final Plans by Tenant or for any other reason, (iii) any revision to the Final Plans authorized by Tenant, (iv) any disharmony or interference, including labor disharmony, which Tenant does not resolve and eliminate within 24 hours notice as required in Section 9.1(c) below, or (v) any other act or omission of Tenant, its agents, employees, or contractors (any of such events being a "Tenant Delay"), then (b) the Commencement Date shall (even though no Certificate of Occupancy has been issued or the Demised Premises has not been completed) be deemed to be one day earlier than provided for in Section 4(b) of the Lease for each day of such Tenant Delay.

         The extent of any Tenant Delay shall be determined in the following manner: Landlord shall notify Tenant of the estimated length of the Tenant Delay involved as soon as practicable after the information necessary to estimate such Tenant Delay is available (which notice shall include the basis for Landlord's estimate) and, as Landlord obtains the information to calculate the actual Tenant Delay, Landlord shall so notify Tenant, providing it with the basis used in calculating such Tenant Delay. In the event of a dispute concerning the length of any Tenant Delay, Landlord's calculation shall be used and the Commencement Date shall occur in accordance therewith, provided, however, that Tenant shall retain its right to challenge Landlord's calculation of the length of the Tenant Delay.

Section 6.1. Landlord Responsibility. The construction to be performed by Landlord, or any of its contractors shall not include the purchase or installation of any items not shown as being completed by Landlord on the Final Plans.

Section 7.1 Cooperation. Throughout the process of preparing Final Plans and specifications and of obtaining the necessary governmental permits and approval, each party shall act diligently and in good faith and shall cooperate with the other and with governmental agencies in whatever manner may be reasonably required.

Section 8.1. Property of Landlord. All of the improvements made to the Demised Premises as a result of Landlord's Work and the Tenant Improvements, except trade fixtures installed by Tenant, shall be and become the sole property of Landlord upon completion thereof and shall be deemed a part of the Demised Premises as of the Commencement Date.

Section 9.1. Tenant Access. Landlord, in Landlord's reasonable discretion and upon request by Tenant, may grant to Tenant a license to have access to the Demised Premises prior to the Delivery Date designed in the Lease to allow Tenant to do Tenant's work and other work required by Tenant to make the Demised Premises ready for Tenant's use and occupancy (the "Tenant's Pre-Occupancy Work"). It shall be a condition to the grant by Landlord and continued effectiveness of such license that:

         (a) Tenant shall give to Landlord a written request to have such access which written request shall contain or shall be accompanied by each of the following items, all in form and substance reasonably acceptable to Landlord:
(i) a detailed description of and schedule for Tenant's Pre-Occupancy Work; (ii) the names and addresses of all contractors, subcontractors and material suppliers and all other representatives of Tenant who or which will be entering the Demised Premises on behalf of Tenant to perform Tenant's Pre-Occupancy Work or will be supplying materials for such work, and the approximate number of individuals, itemized by trade, who will be present in the Demised Premises;
(iii) copies of all contracts and subcontracts pertaining to Tenant's Pre-Occupancy Work; (iv) copies of all plans and specifications pertaining to Tenant's Pre-Occupancy Work; (v) copies of all licenses and permits required in connection with the performance of Tenant's Pre-Occupancy Work; and (vi) certificates of insurance (in amounts satisfactory to Landlord and with the parties identified in, or required by, the Lease named as additional insureds) and instruments of indemnification against all claims, costs, expenses, damages and liabilities which may arise in connection with Tenant's Pre-Occupancy Work.

         (b) Such pre-Term access by Tenant and its representatives shall be subject to scheduling by Landlord.

         (c) Tenant's employees, agents, contractors, workmen, mechanics, suppliers and invitees shall work in harmony and not interfere with Landlord or Landlord's contractors, agents or others in performing Tenant's Pre-Occupancy Work, Landlord's work in other premises and in common areas of the Building, or the general operation of the Building. If at any time any such person representing Tenant shall cause or threaten to cause such disharmony or interference, including labor disharmony, and Tenant fails to immediately institute and maintain such corrective actions as directed by Landlord, then Landlord may withdraw such license upon twenty-four (24) hours' prior written notice to Tenant.

         (d) Any such entry into and occupancy of the Demised Premises by Tenant or any person or entity working for or on behalf of Tenant shall be deemed to be subject to all of the terms, covenants, conditions and provisions of the Lease, specifically including the provisions of Paragraph 10 thereof and excluding only the covenant to pay Rent. Landlord shall not be liable for any injury, loss or damage which may occur to any of Tenant's Pre-Occupancy Work made in or about the Demised Premises or to property placed therein prior to the commencement of the term of the Lease, the same being at Tenant's sole risk and liability. Tenant shall be liable to Landlord for any damage to the Demised Premises or to any portion of Landlord's Work or additional work caused by Tenant or any of Tenant's employees, agents, contractors, workmen or suppliers. In the event that the performance of Tenant's Pre-Occupancy Work causes extra costs to Landlord or requires the use of elevators during hours other than 7:00 a.m. to 6:00 p.m. on Monday through Friday (excluding holidays) or of any other Building services, Landlord shall be authorized to deduct such reasonable costs from the Tenant Improvement Allowance, or, in the event such costs represent Excess Costs, Tenant shall forthwith pay such costs and expenses to Landlord.

Section 10.1. Inspection. Upon five days' written notice from Landlord to Tenant, Landlord and Tenant's representative (who shall be deemed to be Tenant's agent for all purposes of this Work Letter) shall jointly inspect the Demised Premises at which inspection Tenant may have all systems demonstrated, and Tenant (or its representative) and Landlord shall jointly prepare a punch list. Said inspection shall occur between one and twenty days prior to the estimated Substantial Completion date. The punch list shall list incomplete items of construction necessary adjustments and needed finishing touches. Landlord will cause the punch list items to be completed as soon as reasonably practical after the Substantial Completion.

                                   SCHEDULE I

                               RASE BUILDING WORK

                                OAKWOOD COMMONS


It is understood that Landlord's construction documents for the Building have not been completed as of the date of this Lease. The base building conditions and extent of the scope of work shall be as defined by the following documents which are listed in their order of precedence:

     1.   This Schedule I.

     2. Architectural floor plans for Compensation Risk Managers, LLC by C&B Architects/Engineers, P.C.

     3.   Elevations by C&B Architects/Engineers, P.C.

     4.   Site plans by HDR/LMS L.L.P.

     5.   Landscape plan prepared by C&B Architects/Engineers, P.C.

The documents listed first above shall take precedence over documents listed below them in the event there is any conflicts between the documents. For instance, this Schedule I will take precedence over the architectural floor plans, which will take precedence over the elevations, etc.

The extent of the base building work is such that the Demised Premises shall be delivered to Tenant in base shell format and Landlord's Work obligation shall be set forth more specifically below ("Base Building") and Tenant Improvements work responsibilities shall be set forth more specifically below ("Tenant Work"):

GENERAL NOTES

A.   ELECTRICAL SYSTEM

     The Building shall be served by a 277/480 volt, 3-phase, 4-wire service with a pad mounted transformer installed by Landlord.

     The service will be capable of satisfying the following building load requirements:

     o Building central HVAC system

     o Building Common Area power and lighting

     o Building site and garage lighting

     o Tenant area general power and lighting at 8.0 watts/sf

     The Building shall be provided with separate meters for each tenant in the 1st Floor Mechanical Room.

     Electrical switch gear manufacturer shall be Square-D, General Electric, Siemens, Westinghouse or equal.

B.   HVAC

     The Building HVAC system shall consist of roof top mounted HVAC packages with variable air volume distribution, high efficiency, rotary screw refrigeration plant and evaporatively cooled condenser. The HVAC system shall be natural gas fired.

     The HVAC system shall distribute chilled air to each orientation of the Building individually, providing the ability for after-hours cooling of the Building on a zone-by-zone.

     The HVAC system shall be equipped with an economizer control system which shall provide outdoor air for cooling of the building during mild weather.

     Minimum outdoor air for the Building shall meet or exceed the current ASHRAE standards.

     Air distribution on the Tenants' floors shall consist of series-flow fan-powered VAV terminals. These terminals will be installed at a rate per square feet in accordance with the recommendations of the HVAC consultant.

    Interior spaces will consist of series fan powered VAV terminals, (at a rate per square feet in accordance with the recommendations of the HVAC consultant). The arrangement of perimeter and interior zones can be altered to meet Tenant specific needs.

     The HVAC systems shall be designed to maintain the following conditions:

     -    Outdoor Summer = 95 degrees DB/76 degrees WB

     -    Indoor Summer = 75 degrees DB/50 degrees RH

     -    Outdoor Winter = 10 degrees

     -    Indoor Winter = 72 degrees

C.   DESCRIPTION OF FINISHES FOR COMMON AREAS (OUTSIDE DEMISED PREMISES)

     1.   Main Entry Lobby

          -   Flooring

              The flooring will be 12x12 granite, stone or terrazzo tile, in a pattern to be defined by the Architect.

          -   Walls

              The walls will be a combination of granite, wood paneling, glass and wall covering.

          -   Ceiling

              The ceiling will be either sheetrock or a decorative drop ceiling.

     2.   Elevator Lobby 1st Floor

          -   Flooring

              The flooring will be 12x12 granite, stone or terrazzo tile, in a pattern to be defined by the Architect.

          -   Walls

              The walls will be custom wood paneling, granite and wall covering.

          -   Ceiling

              The ceiling will be painted sheetrock or a decorative ceiling.

          -   Doors

              Wood doors and trim, grain and color to be selected by the Architect.

          -   Metals

              Door and miscellaneous hardware will be a stainless steel or nickel finish.

     3.   Service Corridors 1st Floor

          -   Flooring

              The flooring will be sealed concrete or tile.

          -   Walls

              The walls will be painted sheetrock.

          -   Ceiling

              The ceiling will be open.

          -   Doors

              Metal, fire-proof doors as required by Code.

          -   Metal

              Door and miscellaneous hardware will be a stainless steel or nickel finish.

     4.   Stairs

          -    Floors

               The floors will be sealed concrete.

          -    Walls

               The walls will be painted sheetrock.

          -    Ceiling

               There will be no ceilings.

          -    Miscellaneous

               Risers, rails, stringers, and underside of stairs will be painted.

     5.   Elevator Cabs

          A.   One passenger elevator to be finished as follows:

          -    Floors

               The floors will be granite, stone or terrazzo tile.

          -    Walls & Doors

               The walls will be 3/4" wood veneer panels color to be selected by the architect, and stainless steel or brushed nickel handrail. Elevator doors inside and out will be a stainless steel or nickel finish. All elevator door heights to be minimum seven (7') feet.

          -    Ceiling

               The ceiling will be selected from the elevator suppliers standard selections. Ceiling height to be minimum eight (8') feet.

          B.   One freight and passenger elevator to be finished as follows:

          -    Floors

               The floors will be carpet.

          -    Walls & Doors

               The walls will be a combination of wood grain Formica with stainless steel or nickel strips in between the Formica panels. There will be a stainless steel or nickel handrail installed. Elevator doors on the passenger side of the elevator will be brushed brass finish inside and out. The elevator door on the service side of the elevator will have a stainless steel or nickel finish on the inside and a painted finish to the service corridor side. All elevator door heights to be minimum seven (7') feet.

          -    Ceiling

              The ceiling will be similar to the ceilings and lighting pattern utilized in the passenger elevators. Ceiling height to be minimum eight (8') feet.

D.   Preliminary Floor Plans

     Attached hereto and hereby made a part hereof are Attachments 1-1 Ground Floor Plan, 1-2 Single Tenant Floor Plan and 1-3 Multiple Tenant Floor Plan (collectively, the "Preliminary Floor Plans").

     The Preliminary Floor Plans graphically depict the extent of Landlord's Work to be constructed within the floor envelope of each floor of the Building.

     Landlord's Work shall include all internal floor level work shown in the darker shaded highlighted areas (if in black & white) and in brown (if in color).

     With specificity for the appended Lease and this Work Letter, Landlord shall construct floor level's # 4 and 5 as shown on Attachment 1-2 Single Tenant Floor Plan as a part of Landlord's Work. All other Improvements shall be Tenant Improvements, except as set forth herein.

            Allocation Of Work Between Base Building and Tenant's Improvements





                                                                              BASE        TENANT
     ELEMENT                                    DESCRIPTION                   BLDG        WORK
     -------                                    -----------                   ----        ----

Major Interior             1st Floor Common Areas/Mechanical Room
Spaces:                       -  Finished 1st Floor Lobby/Reception Area         X
                              -  Finished Egress corridor(s)                     X
                              -  Finished Elevator Machine Room                  X
                              -  Finished Electrical Room                        X
                              -  Finished Telephone Room                         X
                              -  Finished emergency stairwells per Code          X

                           2nd and 3rd Floors (if multi-tenanted)
                              -  Finished restrooms                              X
                              -  Finished Janitor Closet                         X
                              -  Finished Emer. Stairwells (per Code)            X
                              -  Finished Electrical Closet                      X
                              -  Finished Telephone Closet                       X
                              -  Finished Mechanical Chase                       X
                              -  Finished Egress Corridor                        X

                           2nd and 3rd Floors (if single-tenanted)
                              -  Finished restrooms                                        X
                              -  Finished Janitor Closet                         X
                              -  Finished Emer. Stairwells (per Code)            X
                              -  Finished Electrical Closet                      X
                              -  Finished Telephone Closet                       X
                              -  Finished Mechanical Chase                       X
                              -  Finished Egress Corridor                        X

                           4th and 5th Floors
                              -  Finished restrooms                                        X
                              -  Finished Janitor Closet                         X
                              -  Finished Stairwells                             X
                              -  Finished Electrical Closet                      X
                              -  Finished Telephone Closet                       X
                              -  Finished Mechanical Chase                       X
                              -  Finished Egress Corridor                        X
                              -  Internal Communicating Stairs                             X
                              -  Finished Elevator serving Floors 1-5

Exterior:                     Perimeter sidewalks, landscaping, fountain,        X
                              curbing, non-tenant directional and parking
                              lot signage, final finish of courtyard, paving
                              and building exterior finish

Utilities:

  - Cable TV                  Cable TV conduit and cable service from            X
                              street to Base Bldg's 1st Floor Telephone
                              Room

                              Cable TV conduit riser from 1st Fl Tele.           X
                              Room to Floors 2-5 Telephone Closet

                              Cable TV cable distribution from 1st Floor                  X
                              Telephone Room to Floors 2-5 Telephone Closet

                              Cable TV distribution/outlets within Firs 1-5               X


                                                                         BASE        TENANT
ELEMENT                                 DESCRIPTION                      BLDG        WORK
-------                                 -----------                      ----        ----


- Telephone &           Telephone conduit and cable service from           X
  T-l Service           street to Base Bldg's 1st Floor Telephone
                        Closet

                        Telephone conduit riser from 1st Floor Tele.       X
                        Room to Floors 2-5 Telephone Closets

                        Telephone cable distribution from 1st Floor                     X
                        Telephone Room to Floors 2-5 Telephone
                        Closet

                        Telephone service distribution & Telephone                      X
                        System within Floors 1-5


- Electrical            Electrical conduit and cable service from         X
                        street to Transformer and from Transformer
                        to Base Bldg's 1st Floor Electrical Room
                        base service meter

                        Electrical conduit riser from 1st Fl. Elect.      X
                        Room to Floors 2-5 Electrical Closet

                        Electrical cable distribution from 1st Floor                    X
                        Electrical Room to Floors 2-5 Electrical
                        Closet

                        Electrical distribution from Floors 2-5                         X
                        Electrical Closets within Floors 2-5

                        Building electric service to be 277/480 volts,    X
                        3-phase, 60 cycle, 4 wire service, 8
                        watts/u.s.f. available for tenant lights and
                        small power use for non-continuous loads as
                        defined by the National Electric Code

                        Tenant electrical equipment, meter,                             X
                        transformers, panel, sub-panels and
                        distribution from 1st Fl. Electrical Rm.

                        Emergency Lights required to obtain T.C.O.                      X
                        (in common/vacant areas)
                        All other Emergency Lights within tenant                        X
                        spaces

                        Lightning Protection                              X


                                                                                BASE        TENANT
ELEMENT                                 DESCRIPTION                             BLDG        WORK
-------                                 -----------                             ----        ----


- Electrical          Light Fixtures
(cont'd)                 - 1st Floor
                                  o   Lobby/Reception Area                       X
                                  o   Egress corridor(s)                         X
                                  o   Elevator Machine Room                      X
                                  o   Electrical Closet                          X
                                  o   Telephone Closet                           X
                                  o   Emergency Stairwells                       X
                         - Multi-Tenant Floors
                                  o   Finished restrooms                         X
                                  o   Janitor Closet                             X
                                  o   Stairwells                                 X
                                  o   Electrical Closet                          X
                                  o   Telephone Closet                           X
                                  o   Egress Corridor(s)                         X
                         - Single Tenant Floors
                                  o   Restrooms                                               X
                                  o   Janitor Closet                             X
                                  o   Stairwells                                 X
                                  o   Elec/Telephone Closets                     X
                                  o   Telephone Closet                           X
                                  o   Egress Corridor(s)                                      X

                         Tenant data cables & outlets                                         X

                         Tenant Audio/Visual cables and outlets                               X

                         Electrical Outlets/Receptacles -
                         - 1st Floor
                                  o   Lobby/Reception Area                      X
                                  o   Egress corridor(s)                        X
                                  o   Elevator Machine Room                     X
                                  o   Electrical Closet                         X
                                  o   Telephone Closet                          X
                                  o   Emergency Stairwells                      X
                         - Multi-Tenant Floors
                                  o   Finished restrooms                        X
                                  o   Janitor Closet                            X
                                  o   Stairwells                                X
                                  o   Electrical Closet                         X
                                  o   Telephone Closet                          X
                                  o   Egress Corridor(s)                        X
                         - Single Tenant Floors
                                  o   Restrooms                                               X
                                  o   Janitor Closet                            X
                                  o   Stairwells                                X
                                  o   Telephone Room                            X
                                  o   Egress Corridor(s)                                      X

Natural Gas:            From street to Base Bldg (meters, etc.                  X

                        Service to HVAC RTU's                                   X
                        Stubbed service to each Floor                           X

                        Tenant connections (kitchens, etc.)                                   X


                                                                                BASE        TENANT
ELEMENT                                 DESCRIPTION                             BLDG        WORK
-------                                 -----------                             ----        ----


Fire Alarm                      Base system (conduit & wiring)
System:                         -  Conduit riser from 1st Fl. Elec. Room to       X
                                   Floors 2-5 Elec. Closet
                                -  Cable distribution from 1st Floor Elec.        X
                                   Room to Floors 2-5 Elec. Closets
                                -  1st Floor - common areas                       X
                                -  Distribution within Flrs 2-5
                                      o   To obtain T.C.O.                        X
                                      o   All remaining dist. within Floors                     X

                                Tenant Fire Alarm System including, but not limited to, duct detectors, controls and fan shut-down controls (recommended to be installed by Base Bldg G.C. to LL supplied panel)

Fire Protection:                Sprinkler Main installed in 1st Floor             X
                                Mechanical Room

                                Sprinkler risers to Floors 1-5                    X

                                Main/secondary horizontal piping, capped          X
                                connections, and sprinklers installed in
                                "heads up" position to obtain T.C.O. for
                                Floors 1-5 (except Common Areas/Mech.
                                Rm., a part of LL's Work)

                                Tenant on-floor connection to sprinkler                         X
                                system, including on-floor secondary
                                sprinkler distribution above that required for
                                T.C.O., on-floor additional piping required
                                by tenant's office plan, tenant revisions to
                                initial installation, drop pendants, system
                                shut downs, draining, refill created by
                                tenant's work and any special tenant work to
                                the sprinkler system

                                Initial flow/pressure testing for T.C.O.          X

                                Initial flow/pressure testing as a result of                    X
                                tenant's work

Plumbing:                       Vertical supply of domestic water and sewer       X
                                utilities from location provided in base
                                building to each floor level

                                Horizontal supply of domestic water and
                                sewer utilities from location provided at each
                                floor level to individual restrooms and/or
                                tenant locations
                                - 1st Floor
                                      o Janitors restroom/cleaning basin          X
                                      o Retail spaces (stubbed to sp.)            X
                                - 2nd through 5th Floors
                                      o Multi-tenant floor                                      X
                                      o Single tenant floor                                     X



                                                                                BASE       TENANT
ELEMENT                                 DESCRIPTION                             BLDG        WORK
-------                                 -----------                             ----       ------


Plumbing (cont'd):        Supply/Install toilets, urinals, dividers, water
                          basins & point-of-use domestic hot water
                          heaters & plumbing
                             - 1st Floor
                                  o   Janitors restroom/cleaning basin          X
                                  o   Retail spaces (stubbed to sp.)            X
                             - 2nd through 5th Floors
                                  o   Multi-tenant floor                                        X
                                  o   Single tenant floor                                       X

                          Wet stacks & valved stubs                             X

                          Service distribution from valved stubs and                            X
                          sewer risers to point-of-use

                          Specialized tenant plumbing/fixtures                                  X

                          Production and distribution of all tenant                             X
                          domestic hot water and distribution of tenant
                          domestic cold water

                          Water Fountains
                             -  Multi-tenant floor                              X
                             -  Single tenant floor                                             X

                          Backflow Preventors & Meters                          X

Structural:               Slab on metal deck at all Floors capable              X
                          of supporting 100 lbs. Live load

                          Increased Floor loading in limited areas as                           X
                          required by tenants

                          Structural framing and slab penetration for                           X
                          Internal Tenant Communicating Stairs


HVAC:                     Packaged HVAC Roof Top Units (RUT's)                  X

                          Fresh Air Ventilation (outside) air duct riser        X
                          stubbed at each floor level for tenant
                          connection/distribution

                          Vertical supply/return duct work to/from              X
                          RTU's to point of supply on each Floor level
                          with related fire rated chases to each side of
                          structure to Floors 2-5

                          Medium pressure ducts to VAV boxes, VAV               X
                          terminal boxes, low pressure duct work and
                          diffusers in common areas and on multi-
                          tenant floors

                          Ducts to perimeter fan powered VAV                                    X
                          terminal boxes on each floor. Perimeter
                          terminal boxes with controls

                          All floor-level horizontal duct work                                  X
                          distribution (interior and perimeter low
                          pressure duct work and diffusers)


                                                                                BASE       TENANT
ELEMENT                                 DESCRIPTION                             BLDG        WORK
-------                                 -----------                             ----       ------




HVAC (cont'd):          Exhaust fans, exhaust duct work, registers in
                        restrooms
                          - 1st Floor
                               o Janitors restroom/cleaning basin               X
                               o Retail spaces                                                  X
                               o Common Areas                                   X
                          - 2nd through 5th Floors
                               o Multi-tenant floor                             X
                               o Single tenant floor                                            X

                        Special tenant exhaust                                                  X

                        Automatic temperature controls, sensors and
                        devices
                          - 1st Floor
                               o Janitors restroom/cleaning basin               X
                               o Retail spaces                                                  X
                               o Common Areas                                   X
                          - 2nd through 5th Floors
                               o Multi-tenant floor (tenant areas)                              X
                               o Multi-tenant floor (common areas)              X
                               o Single tenant floor                                            X

Security:               Closed circuit cameras                                                  X

                        Building electronic door locking controls
                          - Multi-tenant floor                                                  X
                          - Single tenant floor                                                 X
                          - Main Building Access                                X
                          - Elevator Access                                     X

Window                  Building standard blinds on all windows (LL                             X
Treatments:             to supply name/model/color)

Signage:                Building Exterior Address                               X

                        Floor level directory (multi-tenant floors)             X

                        Exterior Site Monument signage                                          X

                        Building Directory in Lobby                             X

                        Tenant's custom interior and exterior signage                           X

Demising                Building standard public corridor partitions            X
Partitions:             on the 1st and multi-tenant floors only.

                        All other interior demising partitions.                                 X

Window Wall             All surfaces below and between exterior                 X
Surfaces:               windows - furred with drywall, taped,
                        sanded, and spackled/ready for paint

                        All surfaces of columns - furred with                   X
                        drywall, taped, sanded and spackled/ready
                        for paint



                                                                  ATTACHMENT I-1


                           [GROUND FLOOR PLAN IMAGE]






                               GROUND FLOOR PLAN

                                                                  ATTACHMENT I-2



                        [SINGLE TENANT FLOOR PLAN IMAGE]


                            SINGLE TENANT FLOOR PLAN

                                                                  ATTACHMENT I-3


                       [MULTIPLE TENANT FLOOR PLAN IMAGE]



                           MULTIPLE TENANT FLOOR PLAN

                                    EXHIBIT C

                             RULES AND REGULATIONS


1. No sign, placard, picture, advertisement, name, or notice shall be installed or displayed on any part' of the exterior or interior Common Areas of the Building without the prior written consent of Landlord, which consent Landlord may withhold using its sole discretion. Landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed, or inscribed at the expense of Tenant by a person chosen by Landlord.

2. No awning shall be permitted on any part of the Demised Premises. Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Demised Premises.

3. Landlord shall retain the right to control and prevent access to the Building of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation, and interests of the Building and its tenants; provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. No tenant and no employee or invitees of any tenant shall go upon the roof of the Building.

4. All cleaning and janitorial services for the Building and for the Demised Premises shall be provided exclusively through Landlord and, except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be employed by Tenant or permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Demised Premises.

5. Landlord will furnish Tenant, free of charge, a reasonable number of access cards to the Building and the Demised Premises. Landlord may charge a reasonable amount for any additional cards requested by Tenant. Tenant shall not alter any lock or install a new additional lock or bolt on any door of its Demised Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord any cards that have been furnished to Tenant, and in the event of loss of any cards so furnished, shall pay Landlord therefor.

6. If Tenant requires telegraphic, telephonic, burglar alarm, or similar services, it shall first obtain, and comply with, Landlord's instructions in their installation.

7. Any freight elevator shall be available for use by all tenants in the Building, subject to such reasonable scheduling as Landlord, in its discretion, shall deem appropriate. No equipment, materials, furniture, packages, supplies, merchandise, or other property will be received in the Building or carried in the elevators except between such hours and in such elevators as may be designated by Landlord.

8. Tenant shall not place a load down upon any floor of the Demised Premises that exceeds the load per square foot which such floor was designed to carry and that is allowed by law. Landlord shall have the right to prescribe the weight, size, and position of all equipment, materials, furniture, or other property brought into the Building. Heavy objects shall, if considered necessary by Landlord, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Any object belonging to Tenant that causes noise or vibration that may be transmitted to the structure of the Building or to any tenants in the Building shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord. Landlord shall not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

9. Tenant shall not use or keep in the Demised Premises any kerosene, gasoline, or inflammable or combustible fluid, or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use or permit to be used in the Demised Premises any foul or noxious gas or substance, or permit or allow the Demised Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, or vibrations, nor shall Tenant bring into or keep in or about the Demised Premises any birds or animals.

10. Tenant shall not use any method of heating or air-conditioning other than that supplied by Landlord.

11. Tenant shall cooperate fully with Landlord to assure the most effective operation of the Building's heating and air-conditioning and to comply with any governmental energy-saving rules, laws, or regulations of which Tenant has actual notice, and shall refrain from attempting to adjust controls other than room thermostats installed for Tenant's use.

12. Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building.

13. Landlord reserves the right to exclude from the Building, between the hours of 6 p.m. and 8 a.m. the following day, or such other hours as may be established from time to time by Landlord, and on Sundays and legal holidays, any person, unless that person is known to the person or employee in charge of the Building or has a pass and is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall not be liable for damages for any error in regard to the admission to or exclusion from the Building of any person. Landlord reserves the right to prevent access to the Building in case of invasion, mob, riot, public excitement, or other commotion by closing the doors or by other appropriate action.

14. Tenant shall not obtain for use on the Demised Premises ice, drinking water, food, beverage, towel, or other similar services, or accept barbering or bootblacking services upon the Demised Premises, except at such hours and under such regulations as may be fixed by Landlord.

15. The toilet rooms, urinals, wash bowls, and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown into same. The expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

16. Tenant shall not sell, or permit the sale at retail, of newspapers, magazines, periodicals, theater tickets, or any other goods or merchandise to the general public in or on the Demised Premises. Tenant shall not make any room-to-room solicitation of business from other tenants in the Building.

17. Tenant shall not install any radio or television antenna, loudspeaker, or other device on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

18. Landlord reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the Demised Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Demised Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

19. Tenant shall not install, maintain, or operate upon the Demised Premises any vending machine without the written consent of Landlord.

20. Canvassing, soliciting, and distribution of handbills or any other written material, and peddling in the Building are prohibited, and each tenant shall cooperate to prevent same.

21. Landlord reserves the right to exclude or expel from the Building any person who, in Landlord's judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Building.

22. Tenant shall store all of its trash and garbage within the Demised Premises. Tenant shall not place in any trash box or receptacle any material that cannot be disposed of in the ordinary and customary manner of trash and garbage disposal or that does not originate from materials utilized by Tenant at the Demised Premises. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

23. The Demised Premises shall not be used for the storage of merchandise held for sale to the general public, or for lodging or for manufacturing of any kind, nor shall the Demised Premises be used for any improper, immoral, or objectionable purpose. No cooking shall be done or permitted by any tenant on the Demised Premises, except that use by Tenant of Underwriters' Laboratory-approved equipment for brewing coffee, tea, hot chocolate, and similar beverages and for heating pre-prepared foods (such as a microwave oven) shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state, county, and city laws, codes, ordinances, rules, and regulations.

24. Tenant shall not use in any space or in the public halls of the Building any hand trucks, except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building.

25. Without the written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant, except as Tenant's address.

26. Tenant shall comply with all safety, fire protection, and evacuation procedures and regulations established by Landlord or any governmental agency.

27. Tenant assumes any and all responsibility for protecting the Demised Premises from theft, robbery, and pilferage.

28. The requirements of Tenant will be attended to only upon written application to the office of the Building Manager by an authorized individual.

29. Tenant shall not park its vehicles in any parking areas designated by Landlord as areas for parking by visitors to the Building. Tenant shall not leave vehicles in the Building parking areas overnight. Landlord reserves the right, but shall not be obligated to, require that (i) Tenant's and Tenant's employees' or visitors' vehicles be stickered with an identification sticker and (ii) vehicles parked in violation of the Lease (including the rules and regulations) be towed at Tenant's expense without any liability of Landlord with respect to the same. Furthermore, Tenant consents to the municipal enforcement of applicable Laws regarding handicapped parking spaces.

30. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

31. These Rules and Regulations are in addition to and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements, and conditions of any lease of premises in the Building. In the event of conflict between the provisions contained in this Lease and these Rules and Regulations, the provisions of this Lease shall prevail.

32. Landlord reserves the right to make such other and reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Building and the Complex and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

33. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees, and guests.

                                   EXHIBIT D
                               CLEANING SERVICES


1.   General Cleaning:

     Nightly

     a. Empty and clean all waste receptacles, removing waste to a designated central location for disposal. Landlord is to provide for disposal of waste.

     b.   Empty and clean all ash trays and receptacles.

     c. Remove all fingerprints, smudges, and other marks from metal partitions, doors, and other surfaces.

     d. With respect to a kitchen area (if applicable), rinse out coffee pots, turn off burners to coffee pots, spot clean walls for coffee spillage, clean sink, and clean tables and chairs in such area.

     Weekly

     e. Hand dust and clean all office furniture that has been cleared of papers, boxes, and/or personal items, ledges, chair rails, baseboards, and window sills.

2.   Floors

          Group A - Granite, ceramic tile, marble, terrazzo

          Group B - Linotile, asphalt, koroseal, plastic vinyl, wood, rubber, or other composition floors and base.

     Nightly

          a.   All floors in Group A to be swept, wet mopped and rinsed.

          b.   All floors in Group B to be dry mopped.

     Weekly

          c.   All floors in Group B to be damp mopped.

     Every six (6) months

          d.   All floors to be scrubbed and buffed.

3.   Vacuuming

     Nightly

          a.   Vacuum or carpet sweep all rugs and carpeted areas.

     Monthly

          b. Brush or dust by hand carpet edges inaccessible to high pressure vacuum attachments.

4.   High Dusting

     Every six (6) months

     a.   Dust all clothes closet shelving, pictures, charts, graphs, etc.

     b. Dust clean all vertical surfaces such as walls, partitions, door bucks, and other surfaces.

     c.   Dust all venetian blinds.

     Special service

          Records and General Storage Area

          Floors are to be broom cleaned weekly. Files and exposed open shelves dusted once every three (3) months.

5.   Other Services

          a. Landlord shall supply all soap, towels, and toilet tissue in both men's and women's rooms and sanitary napkins in coin dispensers in the women's rooms.

          b. Landlord shall supply all coin operated dispensers and shall be responsible for the servicing of same and for the collection of money from the machine.

          c. During the Term of this Lease the dispenser price for sanitary napkins shall not exceed a price equal to 150% of the wholesale price paid by Landlord.

6.   Carpeting

          In addition to the aforementioned nightly and weekly vacuuming, Landlord shall do the following:

          Weekly

          All carpeting is to be spot cleaned, removing all stains, smudges, and unsightly appearances.

7.   Glass

          Monthly

          a.   Clean all partitions and furniture glass.

          Annually

          b.   Clean all perimeter windows, both inside and out.

8.   Kitchen Areas

          Nightly

          a.   Clean all tables, chairs, counters, and sinks.

          b.   Spot cleaning of walls.

          c.   Cleaning of coffee pots.

9.   General

          a. All lights are to be extinguished and the doors as specified by Tenant are to be locked after cleaning is completed.

          b. All personnel are to be uniformed and clean in appearance during business hours.

          c. Cleaning of all private bathrooms shall be subject to additional charges shall be determined on a case-by-case basis.

                                    EXHIBIT E

                              HVAC SPECIFICATIONS

The design criteria for the HVAC system are as follows:

1.   Outside design conditions:

        Summer: 91 degrees dry bulb/76 degrees wet bulb

        Winter: 14 degrees dry bulb

2.   Inside design conditions:

        Summer: 75 degrees dry bulb

        Winter: 70 degrees dry bulb

3.   Interior heat gains:

        Tenant power and lights: 4.1 watts/square foot

        Density of people: 1 per 200 square feet.

                                    EXHIBIT F

                     REAL ESTATE PURCHASE AND SALE CONTRACT

                                     BETWEEN

                        OAKWOOD PARTNERS L.L.C., SELLER

                                       AND

                   COMPENSATION RISK MANAGERS, LLC, PURCHASER

                                TABLE OF CONTENTS

      SECTION                                                              PAGE
1.    PURCHASE PRICE: ...................................................     1
2.    PAYMENT OF PURCHASE PRICE: ........................................     1
3.    TITLE: ............................................................     1
4.    SURVEY: ...........................................................     2
5.    REVIEW OF TITLE REPORT AND SURVEY: ................................     2
6.    PURCHASER'S OBJECTIONS TO TITLE: ..................................     2
7.    CLOSING: ..........................................................     2
8.    PRORATIONS AND ADJUSTMENTS: .......................................     3
9.    TRANSACTION COSTS: ................................................     3
10.   REQUIREMENTS FOR CLOSING: .........................................     4
11.   CONDEMNATION: .....................................................     5
12.   REPRESENTATIONS AND WARRANTIES: ...................................     5
13.   ENVIRONMENTAL AND OTHER MATERIAL MATTERS: .........................     5
14.   PRECLOSING OBLIGATIONS: ...........................................     6
15.   NONPERFORMANCE: ...................................................     7
16.   BROKERS: ..........................................................     7
17.   CONDITION OF REAL PROPERTY: .......................................     8
18.   NOTICES: ..........................................................     9
19.   PARTIES BOUND: ....................................................     9
20.   GOVERNING LAW: ....................................................     9
21.   MULTIPLE COUNTERPARTS: ............................................     9
22.   TIME OF THE ESSENCE: ..............................................     9
23.   ENTIRE AGREEMENT: .................................................    10
24.   NON-BUSINESS DAYS: ................................................    10
25.   ASSIGNMENT: .......................................................    10
26.   CONFIDENTIALITY: ..................................................    10
27.   SURVIVAL: .........................................................    10
28.   PARTIAL INVALIDITY: ...............................................    10
29.   OTHER DOCUMENTS: ..................................................    10
30.   NO THIRD PARTY BENEFICIARY: .......................................    10
31.   CONFLICT: .........................................................    10
32.   MISCELLANEOUS: ....................................................    10
33.   SITEWORK CONSTRUCTION: ............................................    11
34.   TERMINATION: ......................................................    11
35.   GUARANTY: .........................................................    11
36.   USE RESTRICTIONS: .................................................    11

                                    EXHIBITS

EXHIBIT A    -  DESCRIPTION OF LAND

EXHIBIT A-1  -  SURVEY

EXHIBIT A-2  -  SITE PLAN

EXHIBIT B    -  PERMITTED EXCEPTIONS

EXHIBIT C    -  FORM OF DEED

EXHIBIT D    -  REPRESENTATIONS AND WARRANTIES OF SELLER

EXHIBIT E    -  REPRESENTATIONS AND WARRANTIES OF PURCHASER

EXHIBIT F    -  CERTIFICATE OF NON-FOREIGN STATUS

EXHIBIT G    -  ESCROW AGREEMENT

EXHIBIT H    -  [INTENTIONALLY OMITTED]

EXHIBIT I    -  [INTENTIONALLY OMITTED]

EXHIBIT J    -  FORM OF GUARANTY

                     REAL ESTATE PURCHASE AND SALE CONTRACT

      Effective as of ____________________________, _______ (the "Effective
Date"), OAKWOOD PARTNERS L.L.C., a New York limited liability company with its principal office and place of business at P.O. Box 1580, Poughkeepsie, New York 12601 ("Seller") agrees to sell and convey to COMPENSATION RISK MANAGERS, LLC, a New York limited liability company, having an office and place of business at __________________________, Poughkeepsie, New York 12601 ("Purchaser"), and
Purchaser agrees to buy from Seller, in accordance with the terms, conditions and stipulations set forth in this Real Estate Purchase and Sale Contract (the "Contract"), that parcel of land (the "Land") and the substantially completed building thereon (the "Building"), together with the Land and the Building are referred to as the "Property"), situated in the Town of Poughkeepsie, County of Dutchess, State of New York, as generally shown on the Site Plan annexed hereto as Exhibit A-2, the description of which will be annexed hereto as Exhibit A and made a part hereof as set forth in Section 4, below, together with Seller's interest, if any, in public streets and highways, opened or proposed, in front of or adjoining the Land, and all easements, ponds, waterways, development rights, rights of way, privileges, appurtenances and other rights pertaining thereto. Seller and Purchaser shall collectively be referred to as the "Parties."

      1. PURCHASE PRICE: The total purchase price (the "Purchase Price") to be paid to Seller by Purchaser for the Property is ________________________________ Dollars ($_____________________), all cash, subject to the adjustments as hereinafter provided. The portion of the Purchase Price allocated to purchase of the Land shall be __________________________________ Dollars ($____________.00)
and the portion of the Purchase Price allocated to the Building and all site work infrastructure required for the development project shall be______________________________Dollars ($_.00).

      2. PAYMENT OF PURCHASE PRICE:

            (a) Upon or prior to the execution of this Contract, Purchaser has deposited the sum of Five Hundred Thousand ($500,000.00) Dollars (said deposit with any additions thereto and interest earned and paid thereon shall be referred to as the "Deposit") with Pitney Hardin LLP (the "Escrow Agent") by check subject to collection or by wire transfer, to be held by Escrow Agent pursuant to the terms of the Escrow Agreement attached as Exhibit G hereto (the "Escrow Agreement") entered into among Seller, Purchaser and Escrow Agent. Payment of the Deposit shall be accompanied by a completed IRS Form W-9 signed by Purchaser. In the event the transaction is canceled by Purchaser during the Due Diligence Period (as defined in Section 34), such sum together with any interest thereon shall be refunded to Purchaser. In the event that the Contract is not so canceled during the Due Diligence Period, such sum together with any interest thereon shall be non-refundable and shall be retained by Seller whether or not title closes, except in the event the failure to close is solely due to the breach by Seller of Seller's obligations under this Contract or as set forth in Sections 13(e), 15(a), 15(b) or 15(c)(l). The Five Hundred Thousand ($500,000.00) Dollar Deposit shall apply against the Purchase Price.

            (b) On the Closing Date, as defined in Section 7 hereof, Purchaser shall pay Seller the sum of____________________ ($_____________) Dollars, less the applicable portion of the Deposit and subject to any prorations and adjustments (if any) agreed upon herein, by wire transfer of immediately available funds to the account described by written notice from Seller to Purchaser, delivered prior to Closing.

            (c) At least seventy-two hours prior to the Closing Date, Purchaser shall provide Seller with the name and address of the bank that will handle the transfer of these funds on behalf of Purchaser.

      3. TITLE: Seller shall convey to Purchaser marketable and insurable title to the Property free and clear of any liens, encumbrances and Title Defects (as defined in Section 5 hereof) except the Permitted Exceptions (as defined in
Section 5 hereof) and any use restrictions (the "Use Restrictions") as defined in Section 36 hereto.

      All references in this Contract to "marketable title" or "insurable title" shall be deemed to mean a title insurable in the amount of no less than the amount of the Purchase Price issued by the Title Company (as defined in Section 5 hereof) at standard rates without exception for any Title Defects other than the Permitted Exceptions (as defined in Section 5 hereof).

      One of the Permitted Exceptions is a property management contract (the "Management Contract") between Seller and an affiliated entity, a copy of which will be provided to Purchaser with the leases described in Exhibit B. Purchaser shall assume the obligations of the owner under such Management Contract at Closing, provided it is terminable by Purchaser after the expiration of no more than three (3) years after Closing or at any time for cause.

      4. SURVEY: The ALTA certified survey (the "Survey") prepared for Seller for its acquisition of the Land will be attached hereto at the time of execution of this Contract, and is hereby made a part hereof as Exhibit A. A metes and bounds description (the "Description") of the Land to be conveyed pursuant to this Contract will be attached hereto at the time of execution of this Contract, and is hereby made a part hereof as Exhibit A-1.

      5. REVIEW OF TITLE REPORT AND SURVEY: Purchaser shall order an examination of the title of the Property to be made by a reputable title insurance company selected by Purchaser (the "Title Company"), and shall deliver a copy of the report issued by the Title Company (the "Title Report") to the attorney for Seller on or before the expiration of the Due Diligence Period. If any defects, encumbrances or encroachments appear upon such Title Report, or upon the Survey, other than those specified in this Contract, which are unacceptable to Purchaser, Purchaser shall within twenty (20) days after receipt of the Title Report, or Survey, notify Seller's counsel of Purchaser's objections to title exceptions described in such Title Report. Such notification shall be deemed given when Purchaser delivers a copy of the Title Report to Seller, provided Purchaser notes its objections in a cover letter. Title and Survey matters to which Purchaser may object hereunder, including those disclosed in the Title Report or Survey, are hereinafter called "Title Defects", except that Title Defects shall not include, and Purchaser shall not be entitled to object to, the following (hereinafter collectively called the "Permitted Exceptions"): (a) matters described on Exhibit B annexed hereto, (b) title defects approved by Purchaser in writing or the objection to which has been waived by Purchaser in writing or waived by failure to timely notify Seller as required herein, (c) the preprinted exclusions from coverage and conditions and stipulations contained in the Title Policy, and (d) the state of facts shown on the Survey approved by Purchaser in writing or the objection to which has been waived by Purchaser in writing or waived by failure to timely notify Seller as required herein. Purchaser's failure to object to a Title Defect within the time limitation agreed upon above for objection to that particular Title Defect shall be deemed to be Purchaser's agreement to purchase the Property subject to that Title Defect; provided, however, that the foregoing agreement shall not apply to a Title Defect first created or suffered by Seller after the effective date of the Title Report or Survey, as applicable, the removal of which Title Defect shall be the obligation of Seller at or before Closing.

      6. PURCHASER'S OBJECTIONS TO TITLE: If Purchaser notifies Seller as required herein of Purchaser's objection to a Title Defect, Seller shall use all reasonable efforts, as agreed upon in and subject to Section 15(a), to remove it within the forty five (45) day period described in Section 15(a). Purchaser shall agree to extend the Closing Date as required by Seller to comply with this obligation. If Seller fails to remove all of the Title Defects to which Purchaser properly objects by the Closing Date, as it may have been extended, then Purchaser's sole remedy shall be to exercise those rights expressly granted to Purchaser in Section 15(a). From and after the Effective Date, Seller shall not further encumber title to the Property without Purchaser's prior written consent, which consent may not be withheld unreasonably.

      7. CLOSING: The settlement of the initial obligations of Seller and Purchaser to each other under this Contract, including the transfer of title to the Property to Purchaser and payment of the Purchase Price to Seller as contemplated by this Contract (the "Closing") shall be effected on a day (the "Closing Date") to be mutually agreed upon by Purchaser and Seller, on or before a date which is specified in the Lease to which the Contract is an Exhibit (the "Lease"). The Closing shall be held at 10:00 a.m. in the offices of River City Abstract, LLC, 143 Boardman Road,, Poughkeepsie, New York 12603, or such other location as may be mutually agreed between the Parties. Time shall not be of the essence for the Closing Date. However, after the Closing Date described above, either party may make TIME OF THE ESSENCE for a Closing Date by written notice to the other party, such notice to be given not less than ten (10) business days prior to the stipulated Closing Date.

      8. PRORATIONS AND ADJUSTMENTS: The following shall be apportioned and paid at the Closing as of midnight on the date immediately preceding the Closing
Date:

            (a) Real estate taxes (including, without limitation, school taxes) and sewer charges on the basis of the fiscal year for which assessed. Prorations shall be based upon one hundred percent (100%) of the taxes on the Building and the ratio of the acreage of the Property to the total acreage of the land included in the particular tax bill.

            (b) Subject to subsection (a), above, water and sewer charges, if any, based on the last available meter reading, subject to adjustment within one hundred eighty (180) days after the Closing when the next reading is available. If water and sewer charges cannot be apportioned at Closing in the manner set forth above, the charges shall be apportioned based on Seller's best judgment as to its costs for such charges as of the Closing Date, such estimate not to exceed the latest fixed charge by more than ten percent (10%).

            (c) Rents and security deposits under leases, and payments due under the Management Contract.

            (d) If any of the items described herein cannot be apportioned at the Closing because of the unavailability of the amounts to be apportioned or otherwise, or are incorrectly apportioned at Closing, such items shall be apportioned as soon as practicable after the Closing Date, but no later than one year after Closing.

            (e) The Parties acknowledge that because the Land to be conveyed herein is part of a subdivision, it may not be designated as a separate tax parcel until the preparation of a new tax roll as of March 1 following the Closing Date. Until the Land becomes assessed separately from the remaining land of Seller and/or IBM (defined in Section 13(a) hereof), each Party agrees to reimburse the other for its respective pro rata share of real property taxes paid by the other Party but attributable to the reimbursing Party's property, based upon the acreage of the Land and the total acreage covered by the applicable tax assessment.

            (f)If Seller assigns to Purchaser any uncompleted contracts with respect to the construction of the Building, Purchaser shall assume and indemnify Seller against any liability for amounts unpaid to any contractor, provided such sum was not previously reimbursed to Seller as part of the Purchase Price, or otherwise.

            (g)The provisions of this Section 8 shall survive the Closing and delivery of the Deed for one year after the date of preparation of the new tax roll reflecting the separate tax assessment of the Property.

      9. TRANSACTION COSTS:

            (a)Seller shall pay any transfer taxes imposed by Article 31 of the New York State Tax Law (the "New York State Transfer Tax"). [If the Closing occurs pursuant to Paragraph 37(a) of the Lease, Seller will pay the Tax on the first $3,500,000 of the Purchase Price, and Purchaser will be responsible for the balance.] Seller shall additionally pay for the Survey (as provided for in Section 4 above).

            (b)Purchaser shall pay (i) all charges for the Title Report and the issuance of the Title Policy and (ii) all recording fees.

            (c)All other costs, fees, expenses and charges of any kind incident to the sale and conveyance of the Property from Seller to Purchaser, including attorneys' and consultants' fees, shall be borne by the Party incurring the same.

10.   REQUIREMENTS FOR CLOSING:

            (a) At the Closing, as a condition thereto Seller shall deliver to Purchaser the following:

                  (1) A Bargain and Sale Deed, in the form attached and marked Exhibit C, which the parties intend to be in proper statutory form for recording, conveying to Purchaser fee simple title to the Property, free of all encumbrances, subject to the Permitted Exceptions.

                  (2) Copies of documents evidencing the authority of Seller's representative to sign the deed, and such other documents (including affidavits and certificates) that may be reasonably required by the Title Company for issuance of the Title Policy and recordation of documentation.

                  (3) Certificate in the form attached and marked Exhibit F, duly executed by Seller, sufficient to entitle Purchaser to pay the Purchase Price to Seller without withholding for any federal or state non-resident withholding taxes.

                  (4) Actual possession of the Property, free and clear of all leases, service and maintenance contracts or management agreements of any type and of tenants and other occupants in possession, except as specifically agreed upon pursuant to this Contract.

                  (5) New York State Combined Transfer Tax Return (Form TP-584) duly executed by Seller and Purchaser.

                  (6) Any easements and rights of way required for utilities, drainage, access road improvements and cross-access pursuant to Section 33, below.

                  (7) An assignment of all uncompleted contracts with respect to the construction of the Building.

                  (8) An assignment of all warranties and guarantees from the contractors involved in the construction of the Building.

            (b) At the Closing, Purchaser shall deliver to Seller the following:

                  (1) The balance of Purchase Price and adjustments by wire transfer, as required by this Contract.

                  (2) Documents, as may be reasonably required by Seller or the Title Company, evidencing the authority of Purchaser's representative to sign documents (including assumptions, affidavits and certificates) provided in this Contract to be signed by Purchaser.

                  (3) The New York State Combined Transfer Tax Return delivered by Seller duly executed by Purchaser.

                  (4) Any easements and rights of way required for utilities, drainage, access road improvements and cross-access pursuant to Section 33, below.

            (c) Seller shall give and Purchaser shall accept such fee simple title to the Property as the Title Company shall be willing to approve and insure in accordance with its standard ALTA form of title policy with customary endorsements approved by the New York State Insurance Department subject only to the matters provided for in this Contract in the amount of the Purchase Price.

            (d) Seller and Purchaser agree that when the Title Company commits to issue and thereafter issues a Title Policy in form and substance reasonably satisfactory to Purchaser, which insures marketable title to the Property, title to the Property shall be conclusively presumed to be marketable.

11.   CONDEMNATION:

            (a) Until delivery of the Property as required by this Contract, Seller shall assume all risk of loss to the Property by condemnation, except as otherwise agreed in this Section 11.

            (b) If after the Effective Date and prior to the Closing Date there is a taking of less than ten percent (10%) of the Property in eminent domain proceedings or under threat of condemnation, and such taking will not, in the reasonable opinion of Purchaser, prevent or interfere in a material way with the use of the Building, Purchaser shall perform its obligations under this Contract and purchase the Property. If during such period of time there is a taking of ten percent (10%) or more of the Property as aforesaid, or if such taking will prevent or interfere with the use of the Building, as stated above, Purchaser shall have the option of complying with the terms of or terminating this Contract. If Purchaser is obligated hereunder to purchase the Property or, if granted an option to terminate, elects not to terminate this Contract, Purchaser shall remain obligated to perform its obligations under this Contract, and Seller shall at the Closing deliver to Purchaser any part of the condemnation award collected by Seller and assign to Purchaser rights to any part of the award not yet collected, in each case attributable to Seller's interest in the Property. For the purposes of this Contract, a taking in condemnation shall mean the vesting of fee title to any part of the Property in governmental entity pursuant to the exercise of the power of eminent domain or pursuant to a deed delivered in lieu or in contemplation thereof.

            (c) Purchaser agrees that the election granted to Purchaser under this Section 11 to terminate this Contract shall be conclusively waived by Purchaser and of no force or effect unless Purchaser elects to terminate this Contract by notice to Seller and Escrow Agent within (30) days after Purchaser is notified by Seller of a taking that authorizes such election, such notification to include a specific description of the parcels to be taken and whether the taking is in fee, easement or otherwise.

      12. REPRESENTATIONS AND WARRANTIES: For the purpose of inducing Purchaser and Seller to enter into and consummate this transaction:

            (a) Seller makes those representations and warranties set forth in Exhibit D, annexed hereto and made a part hereof, the terms and content of which are incorporated herein by reference.

            (b) Purchaser makes those representations and warranties set forth in Exhibit E, annexed hereto and made a part hereof, the terms and content of which are incorporated herein by reference.

            (c) These representations and warranties of Seller and Purchaser shall continue in full force and effect to and including but not beyond the Closing Date except as extended beyond the Closing Date by specific agreement in this Contract, and in no event shall any representation or warranty extend beyond the Closing Date or earlier termination of this Contract if the sale and purchase as contemplated herein does not occur.

            (d) If either party violates a representation or warranty hereunder prior to Closing, and fails to commence the cure of such violation within thirty (30) days after notice of such violation from the other party and/or fails to accomplish such cure within a reasonable time thereafter, the other party may declare a default hereunder and pursue its remedies under
Section 15.

      13.   ENVIRONMENTAL AND OTHER MATERIAL MATTERS:

            (a) Seller has delivered to Purchaser a report entitled "Buildings 918, 965, 966, and 967 - Poughkeepsie, New York - Phase I Environmental Site Assessment", by Groundwater Sciences Corporation, dated March 15, 2004, revised April 6, 2004, which was designed and prepared to provide a "Phase I" review of the environmental status of the Property. This report (herein referred to as "IBM's Phase One Environmental Report") is hereby incorporated by reference and made an integral part of this Contract. Seller requested that the

International Business Machines Corporation ("IBM") commission IBM's Phase One Environmental Report to verify IBM's internal assessment of the status of all environmental matters regarding an approximate 10 acre parcel of land that Seller desires to purchase, which parcel includes the Land. Purchaser releases Seller from any obligations with respect to, and waives any claims against Seller by reason of the presence of any condition identified in IBM's Phase One Environmental Report to be currently present on the Property.

            (b) Seller has also delivered to Purchaser a report entitled "Report on Phase 2 Environmental Site Assessment - IBM Buildings 918/965/966/967, Route 9, Poughkeepsie, New York", by Lawler, Matusky & Skelly Engineers LLP, dated September 14 2004, which was designed and prepared to provide a "Phase II" review of the environmental status of the Property. This report (herein referred to as "Seller's Phase Two Environmental Report") is hereby incorporated by reference and made an integral part of this Contract. Seller commissioned Seller's Phase Two Environmental Report to verify and further explore certain Recognized Environmental Conditions that were outlined in IBM's Phase One Environmental Report. Purchaser releases Seller from any obligations with respect to, and waives any claims against Seller by reason of the presence of any condition identified in Seller's Phase Two Environmental Report to be currently present on the Property. Seller acknowledges and agrees that, upon Purchaser's written request, it will have Lawler, Matusky & Skelly Engineers LLP deliver and make available to Purchaser, or Purchaser's environmental engineers, all of the information and data contained in Seller's Phase Two Environmental Report. Additionally, upon the written request of Purchaser, Seller shall direct Lawler, Matusky & Skelly Engineers LLP to deliver a copy of IBM's Phase One Environmental Report and Seller's Phase Two Environmental Report, together with an appropriate certification to Purchaser and/or Purchaser's lender.

            (c) Except as set forth in this Section 13 and in Exhibit D annexed hereto, Seller makes no representations or warranties with respect to the Property, expressed or implied, including, without limitation, its zoning or its suitability for Purchaser's proposed use or uses. Neither Seller nor Purchaser intend any indemnity of the other under this Contract with respect to Hazardous Materials.

            (d) Upon Closing, Purchaser shall be deemed to have taken the Property "as is" with respect to all matters, including environmental conditions of the Land.

      14. PRECLOSING OBLIGATIONS: From the Effective Date until the Closing Date or earlier termination of this Contract, subject to the requirements of the Law or any Governmental Authority (as defined in Exhibit D, Section 9 attached hereto), Seller shall with respect to the Property:

            (a) advise Purchaser promptly of any litigation, arbitration, or administrative hearing within its knowledge which is instituted or threatened and which could affect title to the Property or the proposed development of the Property as a Office;

            (b) not take any action or permit any action to be taken which would change the physical characteristics of the Land or the Property, except the Improvements;

            (c) maintain and operate the Property in substantially the same condition and manner as the Property is now maintained and operated, including, without limitation, payment of all real estate taxes and similar carrying costs;

            (d) execute and deliver to Purchaser all written consents and authorizations as may be necessary in the reasonable opinion of Purchaser or its counsel to make a search of records of any Governmental Authority in order to verify any provision, covenant, agreement, condition, warranty or representation made by Seller in this Contract or any information relating to the Property;

            (e) promptly deliver notice to Purchaser of any actual or threatened condemnation of the Property or any portion thereof or interest therein;

            (f) comply with all applicable Laws, and maintain all licenses and permits affecting the Property, if any, in full force and effect and promptly deliver notice to Purchaser of any intention of Seller to seek any new license or permit; and,

            (g) promptly deliver to Purchaser copies of any notices of violation of Law relating to the Property.

      15.   NONPERFORMANCE:

            (a) If Seller is unable to remove a Title Defect by the Closing Date, the Closing shall be adjourned until Seller is able to cure the Title Defect. Seller agrees to exercise due diligence promptly to cure any such Title Defect; provided, however, that, with respect to liens pertaining to franchise taxes and federal income taxes, the Closing shall take place and Seller shall cause the Title Company to insure against collection of said taxes out of the Property, and shall indemnify Purchaser and the Title Company against any such lien.

            (b) If Seller is unable to make all of the representations and warranties set forth in Exhibit D by the Closing Date, the Closing shall be adjourned until Seller is able to cure the inability. Seller agrees to exercise due diligence promptly to cure any such inability.

            (c) (1) If Seller is able but unwilling to convey title to the Property in accordance with and as required by the provisions of this Contract, or if Seller is unable to convey title to the Property to Purchaser for a reason which does not give Seller a right of termination under this Contract, and Purchaser is ready, willing and able to perform Purchaser's Contract obligations, Purchaser's sole and exclusive remedies shall be to (i) sue for specific performance of this Contract, (ii) sue for damages for Seller's breach, or (iii) terminate this Contract by notice to Seller and Escrow Agent within ten
(10) days after the Closing Date, and receive a refund of the Deposit, together with reimbursement of its reasonable out-of-pocket expenses incurred in connection with this transaction, including, attorneys' fees.

                  (2) If Purchaser shall fail to comply with Purchaser's obligation to purchase the Property in accordance with the terms of this Contract, and Seller is ready, willing and able to perform Seller's Contract obligations, Seller's sole and exclusive remedies shall be to (i) sue for specific performance of this Contract, (ii) sue for damages for Purchaser's breach, or (iii) terminate this Contract by notice to Seller and Escrow Agent within ten (10) days after the Closing Date after which the Escrow Agent shall release the Deposit together with all accrued interest to Seller.

            (d) If in accordance with the agreements set forth in this Section 15 Purchaser or Seller terminates this Contract, upon receipt of the Deposit and such other sums as may be specifically provided for hereunder, this Contract shall terminate, any lien of Purchaser against the Property shall cease and be removed from the record, and neither Party hereto shall have any further obligations to or rights or claims against the other, except as otherwise expressly provided. Notwithstanding any such termination of this Contract, the Lease shall remain in full force and effect, unless the termination results from the willful default of Seller, in which case Tenant may terminate the Lease on six (6) months prior notice, provided such notice is given within six (6) months after the termination of this Contract.

            (e) If Seller or Purchaser shall bring any action for relief against the other (declaratory or otherwise) arising out of this Contract, the prevailing Party shall receive a reasonable sum from the other Party for attorneys' and witness fees, and payment of all court and other direct costs incurred in connection therewith.

      16. BROKERS: Seller represents that it has not dealt with any brokers or finders with respect to this sale, except for David S. Kaminski and TCD Management Corp., as set forth below. Seller agrees to indemnify and hold Purchaser harmless from and defend Purchaser against any claim made by any other broker or finder in connection with the transaction contemplated herein for compensation by, through or on account of actions of Seller or its representatives or employees, and Seller shall reimburse Purchaser for court costs, reasonable attorneys' and witness fees and other out-of-pocket expenses directly resulting from these claims. Purchaser represents that it has dealt with no broker in connection with the transaction contemplated herein. Purchaser agrees to indemnify and hold Seller harmless from and defend Seller against any claim made by any broker or finder in connection with the transaction contemplated herein for compensation by, though or on account of the actions of Purchaser or its representatives or employees, and Purchaser shall reimburse Seller for court costs, reasonable attorneys' and witness fees and other out-of-pocket expenses directly resulting from these claims. Notwithstanding anything contained in this Contract to the contrary, these indemnities shall survive the Closing and/or earlier termination of this Contract. In addition, Seller has disclosed to Purchaser that David S. Kaminski is a licensed New York State real estate broker who represented Seller in this transaction. The Parties agree, however, that any commission or other fee payable to David S. Kaminski or TCD Management Corp. on account of this transaction shall be payable solely by Seller, in accordance with separate agreements.

      17.   CONDITION OF REAL PROPERTY:

            (a) Purchaser has or will have inspected the Property, is or will be fully familiar with the physical condition and state of repair thereof, and subject to Section 5, Section 10, Section 11, Section 13, Section 14, Section 33, and its receipt of the assignment described in Section 10(a)(8), shall accept the Property "as is," "with all faults" and in its present condition, subject to reasonable use, wear, tear and natural deterioration between now and the Closing Date, without any reduction in the Purchase Price for any change in such condition by reason thereof subsequent to the Effective Date.

            (b) Purchaser acknowledges that Seller has or will have made available to Purchaser copies of IBM's Phase One Environmental Report and Seller's Phase Two Environmental Report; maps; information as to taxes and costs; and, the acreage of the Land; in each case to the extent the item relates to the Property and is in Seller's possession or control. This information and all other information which has been or may be furnished by Seller to Purchaser is from sources believed by Seller to be reliable. Nevertheless, except for the representations and warranties set forth in Exhibit D of this Contract which are directly applicable to such information, Seller does not warrant or make any representation, either expressed or implied, as to the accuracy or completeness of the information delivered to Purchaser or as to any other information which Seller hereafter may share with Purchaser, or as to the Property, or as to the condition thereof or, without limitation, as to any other matter; however, Seller does not know (as Seller's knowledge is defined in Exhibit D) that any information furnished to Purchaser by Seller is false or materially inaccurate.

            (c) Purchaser acknowledges and agrees that, except as expressly set forth in Exhibit D, neither Seller nor any employee, member, director, stockholder, agent or representative of Seller has made, and Seller is not liable or responsible for or bound in any manner by any express or implied representations, warranties, covenants, agreements, obligations, guarantees, statements, information or inducements pertaining to this Property or any part thereof; title to the Property; the physical condition thereof; the environmental condition thereof; the fitness and quality thereof; the income, expenses or operation thereof and the value and profitability thereof; the purposes for which the Property can be used; current and future zoning; the suitability of the Property or any portion thereof for renovation or construction, or any other matter or thing whatsoever with respect thereto. Purchaser acknowledges, agrees, represents and warrants that by the expiration of the Due Diligence Period it will have had such access to the Property and to information and data relating to the Property as Purchaser has considered necessary, prudent, appropriate or desirable for the purposes of this transaction and that Purchaser and its employees, agents and representatives will have independently inspected, examined, investigated, analyzed and appraised all of the same and all other matters it has determined are conditional to purchasing the Property. Without limiting the foregoing, Purchaser acknowledges and agrees that, in entering into this Contract, Purchaser has not been induced by and has not relied upon any representations or statements, whether expressed or implied, written or verbal made by Seller or any agent, employee, member, director, stockholder or other representative of Seller, or any other person, which are not expressly set forth in this Contract, whether or not such representations or statements were made orally or elsewhere in writing.

      18. NOTICES: All notices, demands and other communications hereunder shall be in writing and shall be delivered personally against receipt, or by a nationally recognized overnight delivery service, in each case addressed to the parties as follows:

      As to Purchaser:  Compensation Risk Managers, LLC
                        Attn: Louis J. Viglotti, Esq.
                        112 Delafield Street
                        Poughkeepsie, NY 12601
                        Fax: 845-473-6154

      with copy to:     Vergilis, Stenger, Roberts, Pergament & Viglotti, LLP
                        Attn: Gerald A. Vergilis, Esq.
                        1136 Route 9
                        Wappingers Falls, NY 12590
                        Fax: 845-298-2842

      As to Seller:     Oakwood Partners L.L.C.
                        c/o TCD Management Corp.
                        P.O. Box 1580
                        (20 Kingwood Lane)
                        Poughkeepsie, NY 12601
                        Attention: David S. Kaminski
                        Fax: 845-463-0712

      with copy to      Lawrence F. Reilly, Esq.
                        Pitney Hardin LLP
                        200 Campus Drive
                        Florham Park, NJ 07932
                        Fax: 973-966-1550

Any notice delivered in accordance herewith shall be deemed given when delivery is received or refused, as the case may be, if delivered personally or sent by overnight delivery service. Additionally, notices may be delivered by telephone facsimile transmission, which notice shall be deemed given on the date of such transmission provided that an original copy of said transmission shall be delivered to the addressee by personal delivery or by overnight delivery service on the business day following such transmission. The Parties may change any of their own addresses referred to above by notice to the other Parties given in accordance with this Section 18. Counsel to each Party may give any notice hereunder.

      19. PARTIES BOUND: This Contract shall be binding upon and inure to the benefit of Seller and Purchaser and the respective representatives, successors and permitted assigns of Seller and Purchaser.

      20. GOVERNING LAW: The Laws of the State of New York shall govern the validity, construction, enforcement and interpretation of this Contract, as it applies to contracts made and performed wholly within New York State.

      21. MULTIPLE COUNTERPARTS: This Contract may be executed in a number of identical counterparts but all counterparts shall constitute one agreement. This Contract shall not be binding or effective until duly executed and delivered by Seller and Purchaser to each other.

      22. TIME OF THE ESSENCE: Except as provided in Section 7 with respect to the initial Closing Date, the parties hereto agree that time is of the essence with respect to compliance with the provisions of this Contract.

      23. ENTIRE AGREEMENT: This Contract includes all exhibits and attachments and, together, they embody the entire agreement of the parties with respect to the transaction herein contemplated and supersede all prior communications or agreements, whether oral or written. Any amendments to this Contract shall be in writing and executed by the party against whom enforcement of the amendment is sought.

      24. NON-BUSINESS DAYS: If the Closing Date or the date for delivery of a notice or performance of some other obligation of a party falls on a Saturday, Sunday, or legal holiday recognized in the State of New York, then the Closing Date or such notice or performance shall be postponed until the next business day.

      25. ASSIGNMENT: Neither this Contract nor any rights or obligations hereunder shall be assigned, transferred, pledged, mortgaged or otherwise encumbered in any way by Purchaser without the prior written consent of Seller, and any purported assignment without such consent shall be null and void. Notwithstanding the foregoing sentence, this Contract may be assigned by Purchaser at Closing to a business entity owned by or affiliated with Purchaser upon prior written notice to Seller, provided that (i) Purchaser provides written notice of the identity of the assignee ten (10) days prior to Closing,
(ii) Purchaser delivers to Seller at Closing a fully executed copy of the assignment agreement, in form and substance reasonably acceptable to Seller and
(iii) all of Purchaser's obligations set forth in this Contract which survive the Closing shall be personally guaranteed by Compensation Risk Managers, LLC as set forth in Section 35 of this Contract. No such assignment shall relieve Compensation Risk Managers, LLC from its liability under the Guaranty described in Section 35 of this Contract.

      26. CONFIDENTIALITY: Seller and Purchaser each agree not to disclose the terms of this Contract and any information provided or obtained under the provisions of Section 13 to any Person (other than to its respective employees, agents, consultants, outside counsel and permitted assignees, who in each case shall agree to the confidential status of such information), without the other party's prior written consent, except as may be required by Law. If this transaction fails to close for any reason, all information obtained by Purchaser relating to the Property (including, without limitation, surveys, environmental reports and studies, engineering reports and drawings, test results, and any other documents relating to the Property) shall be delivered to Seller.

      27. SURVIVAL: Except as specifically expressed in this Contract, no term, provision, condition or obligation set forth herein shall survive consummation of the transaction contemplated herein or earlier termination of this Contract.

      28. PARTIAL INVALIDITY: If any term, covenant or condition of this Contract or its application to any Person or circumstances shall be invalid or unenforceable, the remainder of this Contract, or the application of such term, covenant or condition or its application to any other Person or circumstances shall not be affected, and each term shall be valid and enforceable to the fullest extent permitted by Law.

      29. OTHER DOCUMENTS: Each Party shall, at any time and from time to time, execute, acknowledge when appropriate, and deliver such further instruments and documents and take such other action as may be reasonably requested by the other in order to carry out the intent and purpose of this Contract, provided that this paragraph shall not enlarge or diminish the rights or obligations of either Party. This Section shall survive the Closing.

      30. NO THIRD PARTY BENEFICIARY: This Contract is intended for the exclusive benefit of the Parties hereto and, except as otherwise expressly provided herein, shall not be for the benefit of, and shall not create any rights in, or be enforceable by, any other Person.

      31. CONFLICT: If there is a conflict between or ambiguity among the provisions of this Contract and other documents associated with this transaction, the provisions of this Contract shall control and be conclusive on the matter at issue.

      32. MISCELLANEOUS: Since this Contract is the result of negotiations between the parties, it shall not be construed against either party as the drafter; the singular includes the plural and the plural includes the singular; "or" is not exclusive; a reference to an agreement or other contract includes supplements, addenda and amendments thereto to the extent permitted by this Contract; a reference to the law includes any amendment or supplement to the same; a reference to a Person includes its permitted successors and assigns; accounting provisions have the meanings assigned to them by generally accepted accounting principles and practices applied on a consistent basis; the words "such as", "include", "includes", and "including" are not limiting; except as specifically agreed upon in this Contract, any right may be exercised at any time and from time to time and all obligations are continuing obligations throughout the term of this Contract; in calculating any time period, the first day shall be excluded and the last day shall be included; all days are calendar days unless otherwise specified; when used in this Contract with its initial letter capitalized, a word shall be given the meaning assigned to it in this Contract; the words "Seller" and "Purchaser" shall include the employees, officers, members, stockholders and directors of each unless otherwise defined in this Contract; the word "Person" shall mean an individual, partnership, trust, corporation, firm, limited liability company or other entity; and the word "Law" shall include all applicable laws, ordinances, codes, regulations and other governmental requirements having the force of law, of Federal, state and local authorities having jurisdiction over the Property and its use.

      33. EASEMENTS AND RIGHTS OF WAY: At Closing, Purchaser shall accept title subject to such easements and rights of way as have been recorded in connection with the development of the Property and the Complex, including: (i) such reciprocal easements for cross-access and cross-parking as well as for the future construction and maintenance of the common areas of the Complex, including without limitation, access roads, landscaping, parking, parking garage, utility and drainage facilities in accordance with the approved plans and specifications, insurance and indemnification, and the use restriction set forth in Section 36 hereof; (ii) such easement as may be required for drainage across the Property which shall allow Seller and IBM the right to monitor such drainage; and, (iii) an easement and right of way in favor of IBM to operate, maintain, repair and replace its existing underground communications facilities which cross the Property.

      34. TERMINATION: This Contract is expressly conditioned upon Purchaser's failure to terminate this Contract during the Review Period, as defined in the Lease. Such Review Period is referred to herein as the "Due Diligence Period."

      35. GUARANTY: In order to assign or transfer this Contract as provided in
Section 25 hereto, Compensation Risk Managers, LLC (the "Purchaser Guarantor") shall execute and deliver to Purchaser, and in consideration thereof, the form of Guaranty attached hereto as Exhibit J. The Guaranty sets forth the Purchaser Guarantor's obligations with respect to this Contract. The Guaranty shall survive the Closing and shall run with the land so long as Purchaser or an affiliate of Purchaser owns the Property

      36. USE RESTRICTIONS: Purchaser acknowledges that Seller, in addition to other uses, is developing or has developed retail and restaurant space as a part of the Complex. In order to preserve and protect operations of the pharmacy and other retail and restaurants within the Complex, the parties agree that certain use restrictions shall encumber the Property. Purchaser shall be obligated to observe and recognize the exclusive use provisions granted by Seller to its pharmacy, retail and restaurant tenants, provided that Seller has given Purchaser notice of the granting of such exclusive. The details of such use restrictions shall be incorporated in the easement agreements provided for in
Section 33 hereof and this provision shall survive the Closing and shall run with the land.

      IN WITNESS WHEREOF, Purchaser and Seller, each by its duly authorized representative, have executed this Contract on the dates inserted below.

                                   SELLER:

                                   OAKWOOD PARTNERS L.L.C.

                                   By: ________________________________________
                                       David S. Kaminski, its authorized Member

                                   Date: ___________________

                                   PURCHASER:

                                   COMPENSATION RISK MANAGERS, LLC

                                   By: ________________________________________
                                       _______________, its authorized Member

                                   Date: ____________________

                         EXHIBIT A - DESCRIPTION OF LAND

                                 To be appended.

                              EXHIBIT A-1 - SURVEY

                                 To be appended.

                            EXHIBIT A-2 - SITE PLAN

                                 To be appended.

                        EXHIBIT B - PERMITTED EXCEPTIONS

Without limiting the effect of Section 5 of the annexed Contract, the following are included as Permitted Exceptions to title:

1 Subject to the terms of the Contract, including Section 34, federal, state and local laws affecting the Property, including environmental, health and safety laws, zoning, subdivision, planning, development, use, occupancy and building ordinances, and governmental regulations.

2 Rights of the public and others, if any, in and to U.S. Route 9, and any other public road adjoining the Property.

3 Lien for real estate taxes, school taxes, sewer and water charges and similar assessments not yet due and payable on or before the Closing Date.

4. Declaration of easements and rights of way pursuant to Section 33 of the annexed Contract.

5. Easements and rights of way granted to Seller, any grantee of Seller, and/or IBM pursuant to Section 33 of the annexed Contract.

6. A restrictive covenant encumbering the Property which will forbid use of the Property as a food supermarket business, a combination food/drugstore/general merchandising business, a food super store, a club store, or a warehouse or box food store.

7. A restrictive use agreement executed by Seller with the Town of Poughkeepsie, limiting uses to which the Property may be put, provided that such agreement shall not prohibit the use of the Property as an office building with incidental service uses on the first floor.

8. All leases affecting the Property, certified copies of which will be delivered to Purchaser pursuant to the provisions of the Lease.

9.    The Management Contract.

                            EXHIBIT C - FORM OF DEED

      THIS INDENTURE, made the    day of    , two thousand four,

      BETWEEN [INSERT NAME AND ADDRESS OF SELLER] having its office and place of business c/o_____________________________________,

                          party of the first part, and

      [INSERT NAME AND ADDRESS OF PURCHASER],

                            party of the second part,

      WITNESSETH, that the party of the first part, in consideration Ten Dollars and other valuable consideration paid by the party of the second part, does hereby grant and release unto the party of the second part, the successors and assigns of the party of the second part forever,

      ALL that certain plot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the Town of Poughkeepsie, County of Dutchess and State of New York, as more particularly described in Exhibit A, annexed hereto and made a part hereof.

      SUBJECT TO, EXCEPTING AND RESERVING the Permitted Exceptions set forth in Exhibit B, annexed hereto and made a part hereof.

      TOGETHER with the right, title and interest, if any, of the party of the first part in and to any streets and roads abutting the above described premises to the center line thereof; TOGETHER with the appurtenances and all the estate and rights of the party of the first part in and to said premises; TO HAVE TO HOLD the premises herein granted unto the party of the second part, the successors and assigns of the party of the second part forever.

      AND the party of the first part, in compliance with section 13 of the Lien Law, covenants that the party of the first part will receive the consideration for this conveyance and will hold the right to receive such consideration as a trust fund to be applied first for the purpose of paying the cost of any improvement and will apply the same first to the payment of the cost of the improvement before using any part of the total of the same for any other purpose.

      IN WITNESS WHEREOF, the party of the first part has duly executed this deed the day and year first above written.

IN PRESENCE OF:

                                    (SELLER)

SEAL

                                    By:

STATE OF NEW YORK            )
COUNTY OF                    ) ss:



      On the _____________ day of _________________________, 2004, before me, the undersigned, a Notary Public in and for said State, personally appeared
         , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the persons upon behalf of which the individual acted, executed the instrument.

                                            ________________
                                            Notary Public

Record and Return To:

              EXHIBIT D - REPRESENTATIONS AND WARRANTIES OF SELLER

      As a material condition to Purchaser's obligations set forth in the Contract to which this Exhibit D is annexed, Seller represents and warrants the following to Purchaser with respect to the Property as of the Effective Date. Unless Seller notifies Purchaser to the contrary in writing prior to the Closing Date, the following will be deemed to be reaffirmed by Seller on the Closing Date.

      1. There are no Persons other than tenants in possession of the Property or any part thereof. To the knowledge of Seller, no Person has been granted any license, lease or other right or interest relating to the use or possession of the Property, or any part thereof, on and after the Closing Date, other than those interests identified as Permitted Exceptions in the Contract.

      2. To the knowledge of Seller, Seller has received no notice from any Governmental Authority of violation of any Laws which have not been complied with, and Seller has received no notice of and has no other knowledge of any pending or threatened litigation or condemnation action with respect to the Property or any part thereof.

      3. To the knowledge of Seller, no fact or condition exists which would result in the termination of any existing sewer or other utility facilities serving, adjoining or situated on the Land.

      4. To the knowledge of Seller, Seller has not received notice of, and has no other knowledge of, any pending or contemplated change in any federal, state or local governmental or private restriction applicable to the Property; or of any action pending or threatened by adjacent land owners or other Persons, any of which would result in a material change in the condition of the Property or any part thereof.

      5. To the knowledge of Seller, there are no rights or claims not shown of record, including unrecorded easements, or of any right to a mechanic's lien or threat thereof.

      6. The execution, delivery and performance by Seller of the Contract (i) is within Seller's power and authority; (ii) has been duly authorized by all necessary action; (iii) requires no action by or in respect of or filing with any Governmental Authority and no additional consent or authorization by any other Person except for the Approvals; and (iv) does not conflict with, contravene or constitute a default (with or without notice or the passage of time, or both) under any provision of law applicable to it or of its certificate of formation or operating agreement, or, to the best knowledge of Seller, any agreement, judgment, injunction, order, decree, indenture, mortgage loan agreement, or other instrument binding upon Seller.

      7. The Contract is a valid, legal and binding obligation of Seller and enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or other similar Laws presently or hereafter in effect which affect the enforcement of creditor's rights generally, none of which apply to Seller at this time.

      8. Seller is not a "foreign person" as the term is defined for purposes of the Foreign Investors Property Tax Act of 1980, as amended (Section 1445 of the Internal Revenue Code), and the regulations promulgated thereunder.

      9. Seller has no knowledge of any Hazardous Materials (hereinafter defined) located on, in, under or about any portion of the Property other than the Hazardous Materials, if any, described in IBM's Phase One Environmental Report and/or Seller's Phase Two Environmental Report. As used herein, the words "Hazardous Materials" mean and include any hazardous or toxic substance, material or waste (including constituents thereof) which is or prior to the Closing Date becomes regulated by any federal, state, county, municipal or other governmental or quasi-governmental department, agency or authority having jurisdiction over the Property ("Governmental Authority"), including but not limited to any material or substance which is (a) listed or defined as a "hazardous waste", "extremely hazardous waste", "restricted hazardous waste", "hazardous substance" or "toxic substance" or words of similar import under the Environmental Laws (hereinafter defined), (b) petroleum and its byproducts, (c) asbestos, radon gas, and urea formaldehyde foam insulation, (d) polychlorinated biphenyl, or (e) designated as a hazardous or toxic substance or waste or words of similar import by the Environmental Laws, except that, notwithstanding the foregoing or any other provision in this Contract to the contrary, the words "Hazardous Materials" shall not mean or include (i) contamination caused by normal application of pesticides, fungicides or other agricultural products, provided it does not exceed permitted environmental standards; (ii) groundwater or surface water contamination which is below levels which would be actionable under the Environmental Laws where action levels have been stated; (iii) any amount of hazardous substances released which is below the "reportable quantity" for that substance as defined in 42 U.S.C. 9602; or (iv) a hazardous substance which is in situ, does not exceed permitted environmental standards and poses no immediate threat to Persons or the environment. As used herein, the words "Environmental Laws" mean the Federal Water Pollution Control Act (33 U.S.C.
Section 1317, et seq.), the Federal Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et seq.), the Comprehensive Environmental Response, Compensation and Liability Act, as amended (42 U.S.C. Section 9601, et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801, et seq.) or the Federal Clean Air Act (42 U.S.C. Section 7401, et seq.), the environmental laws of the State of New York and its political subdivisions, and other laws of governmental authorities relating, directly or indirectly, to the storage, use, manufacture, generation, transportation, discharge (including release) or disposal of Hazardous Materials, and which are in effect on the Closing Date.

            Notwithstanding anything to the contrary set forth in the Contract, including this Exhibit D, Purchaser understands and agrees that the "knowledge of Seller" means the personal knowledge of Seller's representative involved in this transaction, namely, David S. Kaminski, in consultation with Seller's agents and engineers, without independent investigation or inquiry by these engineers or agents or any other Person, except for the contents of Seller's Phase Two Environmental Report. Further, if Purchaser is made aware of the existence of Hazardous Materials within the Property from any source (including IBM's Phase One Environmental Report and/or Seller's Phase Two Environmental Report) and, nevertheless, Purchaser accepts title to the Property with actual knowledge of the existence therein and thereon of Hazardous Materials, reaffirmation of Seller's representations and warranties in this Exhibit D at Closing shall be automatically modified to be consistent with the fact of discovery and disclosure to Purchaser of the Hazardous Materials after the Effective Date.

      10. Seller represents that after Closing it will appropriately clear, landscape or pave any areas on the property retained by it for development (the "Seller Property") which are not developed with Buildings. The Seller Property does not include the lands conveyed to a third party for hotel development.

             EXHIBIT E - REPRESENTATIONS AND WARRANTIES OF PURCHASER

      As a material condition to Seller's obligations set forth in the Contract to which this Exhibit E is annexed, Purchaser and the Guarantors (as defined in Section 35 hereof) represent and warrant to Seller the following as of the Effective Date. Unless Purchaser notifies Seller to the contrary in writing prior to the Closing, the following will be deemed to be reaffirmed by Purchaser and the Guarantors on the Closing Date:

      1. Purchaser is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of New York.

      2. The execution, delivery and performance by Purchaser of the Contract
(i) is within Purchaser's power and authority; (ii) requires no action by or in respect of or filing with any Governmental Authority and no additional consent or authorization by any other person or firm; and (iii) does not conflict with, contravene or constitute a default (with or without notice or the passage of time, or both) under any provision of law applicable to it or, to the best of Purchaser's knowledge, any agreement, judgment, injunction, order, decree, indenture, mortgage loan agreement, or other instrument binding upon Purchaser. The Contract is a valid, legal and binding obligation of Purchaser and enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws presently or hereafter in effect which affect the enforcement of creditor's rights generally.

      3. The Contract has been validly executed and delivered by Purchaser.

      4. Preclosing Obligations: Until the Closing Date or earlier termination of this Contract, subject to the requirements of the Law or any Governmental Authority (as defined in Exhibit D, Section 9 attached hereto), Purchaser shall:

            (a) promptly advise Seller of any litigation, arbitration, or administrative hearing within its knowledge which is instituted or threatened and which could affect the Closing Date; and

            (b) not take any action or permit any action to be taken which would delay the Closing Date.

                  EXHIBIT F - CERTIFICATE OF NON-FOREIGN STATUS

      Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform COMPENSATION RISK MANAGERS, LLC ("Transferee") that withholding of tax is not required upon the disposition of a U.S. real property interest by OAKWOOD PARTNERS L.L.C. ("Transferor") the undersigned hereby certifies the following on behalf of Transferor:

      1. Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

      2. Transferor's U.S. employer identification number is __________________; and

      3. Transferor's office address is:

         c/o TCD Management Corp.
         P.O. Box 1580 (20 Kingwood Lane)
         Poughkeepsie, New York 12601

      Transferor understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

      Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

Dated:

                                    <SELLER>

                                    By: ________________________________
                                          Name:
                                          Title:

                          EXHIBIT G - ESCROW AGREEMENT

      This Agreement is dated ____________________________, ________, between
Oakwood Partners L.L.C., a New York limited liability company with offices at P.O. Box 1580, Poughkeepsie, NY 12601 ("Seller"), Compensation Risk Managers, LLC, a New York limited liability company, having an office and place of business at _________________________________, Poughkeepsie, NY 12601
("Purchaser"), and Pitney Hardin LLP, a New Jersey limited liability partnership with an office at 200 Campus Drive, Florham Park, New Jersey 07932 ("Escrow Agent").

                                   WITNESSETH:

      WHEREAS, a Real Estate Purchase and Sale Contract (the "Contract") dated the same date as this Agreement has been entered into between Seller and Purchaser respecting the purchase of the Property situated in the Town of Poughkeepsie, Dutchess County, New York, as defined and described in the Contract; and,

      WHEREAS, Seller and Purchaser desire that certain funds paid by Purchaser to Seller under the Contract be held in trust by the Escrow Agent in accordance with the terms of the Contract, and the Escrow Agent has agreed to do so.

      NOW, THEREFORE, in consideration of foregoing and of the mutual agreements of the parties hereto, and for other good and valuable consideration, Seller, Purchaser and the Escrow Agent agree that the Deposit referred to in the Contract, including interest earned thereon (collectively referred to herein as the "Deposit"), shall be held by Escrow Agent, in trust, on the terms and conditions set forth in the Contract and in this Agreement. All terms used herein shall be given the meaning assigned to them in the Contract, unless expressly assigned a different meaning in this Agreement.

      The parties hereto further agree as follows:

      1 The Deposit shall be held in the Escrow Agent's interest bearing Trust Account at Valley National Bank, in New York, New York, or in such other accounts or investments as shall be agreed to in writing by Purchaser and Seller.

      2 The Escrow Agent shall not be responsible for any interest except to the extent actually received. Such interest shall be paid to the Party who becomes entitled to receive the Deposit upon the termination of this Escrow Agreement, as provided below.

      3 The Escrow Agent will deliver the Deposit to Seller or Purchaser, as the case may be, in accordance with the terms of the Contract, upon the following conditions:

            (a) (1) If the Contract is not terminated by Purchaser in accordance with its terms and conditions and Seller provides notice that it desires to proceed to Closing after the Due Diligence Period, the Escrow Agent will release and deliver the Deposit with all interest to Seller, with the principal amount thereof to be credited against the Purchase Price, at Closing.

                  (2) The Deposit shall be returned to Purchaser, with accrued interest, as set forth in Sections 11(b), 11(c), 15(a), 15(b) or 15(c)(1).

                  (3) The Deposit shall also be released to Seller, with accrued interest, as set forth in Section 15(c)(2).

            (b) (1) Upon receipt of a notice from Seller stating that Seller is entitled under the Contract to the Deposit, and demanding payment of the same, the Escrow Agent will deliver the Deposit to Seller; provided, however, that the Escrow Agent shall not honor Seller's demand until ten (10) days after the date on which the Escrow Agent shall have delivered a copy of Seller's notice and demand to Purchaser, nor thereafter if during such ten (10) day period the Escrow Agent shall have received written notice of objection from Purchaser in accordance with the provisions of this

                  Section. Upon receipt of a notice of objection, the Escrow Agent shall promptly deliver a copy thereof to Seller.

                  (2) Upon receipt of a notice from Purchaser stating that Purchaser is entitled under the Contract to the return of the Deposit and demanding payment of the same, the Escrow Agent will deliver the Deposit to Purchaser; provided, however, that the Escrow Agent shall not honor such demand until ten (10) days after the date on which the Escrow Agent shall have delivered a copy of Purchaser's notice and demand to Seller, nor thereafter if during such ten (10) day period the Escrow Agent shall have received written notice of objection from Seller in accordance with the provisions of this Section. Upon receipt of a notice of objection, the Escrow Agent shall promptly deliver a copy thereof to Purchaser.

            (c) The Escrow Agent shall deliver Seller's or Purchaser's notice and demand to the other party as required by paragraph (b) above within three (3) business days after receipt thereof.

      4     Any notice, demand or other communication from one party hereto shall be sufficient and effective only if (a) in writing; (b) delivered within the applicable time period set forth in this Agreement; (c) delivered to the other two (2) parties; (d) delivered personally or by certified or registered mail (postage prepaid and return receipt requested), or by a nationally recognized overnight delivery service; and, (e) addressed as follows:

      If to Escrow Agent:      Pitney Hardin LLP
                               200 Campus Drive
                               Florham Park, New Jersey 07932
                               Attn: Lawrence F. Reilly, Esq.
                               Fax: 973-966-1550

      If to Purchaser:         Compensation Risk Managers, LLC
                               Attn: Louis J. Viglotti, Esq.
                               112 Delafield Street
                               Poughkeepsie, NY 12601
                               Fax: 845-473-6154

      with copy to:            Vergilis, Stenger, Roberts, Pergament & Viglotti,
                                LLP
                               Attn: Gerald A. Vergilis, Esq.
                               1136 Route 9
                               Wappingers Falls, NY 12590
                               Fax: 845-298-2842

      If to Seller:            Oakwood Partners L.L.C.
                               c/o TCD Management Corp.
                               P.O. Box 1580
                               (20 Kingwood Lane)
                               Poughkeepsie, NY 12601
                               Attention: David S. Kaminski
                               Fax: 845-463-0712

Any notice delivered in accordance herewith shall be deemed given when delivery is received or refused, as the case may be, if delivered personally or sent by overnight delivery service. Additionally, notices may be delivered by telephone facsimile transmission, which notice shall be deemed given on the date of such transmission provided that an original copy of said transmission shall be delivered to the addressee by personal delivery or by overnight delivery service on the business day following such transmission. The Parties may change any of their own addresses referred to above by notice to the other Parties given in accordance with this Section 4. Counsel to each Party may give any notice hereunder.

      5     If (a) the Escrow Agent shall have received a notice of objection as provided for in Section 3 (b) within the time therein prescribed, or (b) any disagreement or dispute shall arise between or among any of the parties hereto and/or any other person resulting in adverse claims and demands being made for the Deposit, whether or not litigation shall have been instituted, then, in either event, at the Escrow Agent's option:
(1) the Escrow Agent shall continue to hold the Deposit until the Escrow Agent receives notice, signed by Seller, and Purchaser, directing disbursement of the Deposit, and may continue to hold the Deposit until the Escrow Agent receives notice, signed by any other person who may have asserted a claim to or made a demand for the Deposit, directing the disbursement of the Deposit, and the Escrow Agent shall not be or become liable in any way or to any person for his refusal to comply with such claims or demands, or (2) if the Escrow Agent shall receive a notice advising that litigation over entitlement to the Deposit has been commenced, the Escrow Agent may deposit the Deposit with the clerk of the court in which said litigation is pending, or (3) the Escrow Agent may (but shall not be required to) deposit the Deposit in a court of competent jurisdiction and to commence an action for or in the nature of interpleader. The costs thereof shall be borne by whichever of Seller and Purchaser is the losing party, and thereupon the Escrow Agent shall be released of any and all liability hereunder. Escrow Agent shall thereafter dispose of the Deposit in accordance with the instructions of Purchaser and Seller or the order of a court of competent jurisdiction, as applicable.

      6     It is expressly understood that the Escrow Agent acts hereunder as an accommodation to Seller and Purchaser and as a depository only and is not responsible or liable in any manner whatever for the sufficiency, correctness, genuineness or validity of any instrument deposited with him, or for the form of execution of such instruments, or for the identity, authority or right of any person executing or depositing the same, or for the terms and conditions of any instrument pursuant to which the Escrow Agent or the other parties may act.

      7     The Escrow Agent shall not have any duties or responsibilities except for those set forth in this Agreement, and shall not incur any liability in acting upon any signature, notice, request, waiver, consent, receipt or other paper or document believed by the Escrow Agent to be genuine. The Escrow Agent may assume that any person purporting to give it any notice on behalf of any party in accordance with the provisions hereof has been duly authorized to do so.

      8     The Escrow Agent may act or refrain from acting in respect of any matter referred to herein in full reliance upon and by and with the advice of counsel selected by the Escrow Agent, and shall be fully protected in so acting or refraining from acting upon the advice of counsel.

      9     Seller and Purchaser hereby jointly and severally indemnify and agree to indemnify and hold the Escrow Agent harmless from any and all loss, damage, claims, liabilities, judgments, and other cost and expense of every kind and nature which may be incurred by the Escrow Agent by reason of his acceptance of, and its performance under this instrument, including attorneys' fees, provided the Escrow Agent is not found to be grossly negligent or to have committed a willful default.

      10    The Escrow Agent shall not be responsible for any act or failure to act on its part except in the case of his own willful default or gross negligence. The Escrow Agent shall be automatically released from all responsibility and liability under the Agreement upon the Escrow Agent's delivery or deposit of the Deposit in accordance with the provisions of this Agreement.

      11    The Escrow Agent shall be permitted to act as counsel for Seller in any dispute as to the disbursement of the Deposit or any other dispute between the parties whether or not Escrow Agent is in possession of the Deposit and continues to act as Escrow Agent. Notwithstanding any contrary provision contained herein, Escrow Agent's obligations hereunder shall not be impaired, diminished or otherwise affected by Escrow Agent's acting as counsel to Seller.

      12    This Agreement may be signed in counterparts, all of which shall be deemed one agreement.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the dates appearing below.

OAKWOOD PARTNERS L.L.C., Seller

By:___________________________________         Date:____________

Tax ID No.:

COMPENSATION RISK MANAGERS, LLC, Purchaser

By:___________________________________         Date:____________

Tax ID No.:

PITNEY HARDIN LLP, Escrow Agent

By:___________________________________         Date:____________
      Lawrence F. Reilly, Partner

                                    EXHIBIT J

                           FORM OF PURCHASER GUARANTY

      THIS GUARANTY is made as of____________, 200__, by COMPENSATION RISK MANAGERS, LLC, a__________________ limited liability company ("Guarantor"), with an address at 112 Delafield Street, Poughkeepsie, NY 12601, having Employer ID Number _________________, for the benefit of OAKWOOD PARTNERS L.L.C., a New York limited liability company ("Seller").

                                    RECITALS

      A. Compensation Risk Managers, LLC, a ___________ limited liability company ("Purchaser"), is the purchaser under that certain real estate purchase and sale agreement (the "Contract") with Seller dated as of ____________, _____, respecting certain premises (the "Premises") located along U.S. Route 9-South Road in the Town of Poughkeepsie, County of Dutchess, State of New York, as more particularly described in the Contract.

      B. As a condition to entering into the Contract, Seller requires that Guarantor guarantee the full performance of the obligations of Purchaser under the Contract.

    NOW, THEREFORE, in consideration of the execution of the Contract by Seller and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, Guarantor covenants and agrees as follows:

                                    AGREEMENT

      1. Guaranty. Guarantor hereby absolutely, irrevocably and unconditionally guarantees to Seller the full and faithful performance of all of the covenants, conditions, agreements and undertakings of Purchaser to be kept and performed by Purchaser under the Contract including, but not limited to, the payment when due of all Deposit and Additional Deposits, the Purchase Price, and other sums payable by Purchaser to Seller under the Contract as well as the obligation to assign or release, as required, certain documentation to Seller (collectively the "Obligations") if such Obligations are not paid or performed, as the case may be after any notice and/or cure period provided for in the Contract. Guarantor understands and agrees that this Guaranty is unconditional and continuing and is a guaranty of payment, performance and collection.

      2. Independent Obligation. The liability of Guarantor hereunder is independent of the obligation of Purchaser or any other person or entity and a separate action or separate actions may be brought and prosecuted against Guarantor whether or not any action is brought or prosecuted against Purchaser or any other guarantor or whether Purchaser or any other guarantor is joined in any such action or actions.

      3. Modifications to Contract. Guarantor's obligations under this Guaranty of Contract shall not be extinguished, discharged, diminished or reduced in any way by any modification or amendment of the Contract including, but not limited to, any modification of Closing Date or amounts, or any subsequent amendment or assignment of the Contract made with or without the consent of Seller. Guarantor hereby waives any right to approve any modification or amendment of the Contract and agrees that its obligations hereunder shall be modified to the same extent and with the same force and effect as any modification or amendment of the Contract.

      4. No Waiver. No failure on the part of Seller to pursue any remedy under this Guaranty of Contract or under the Contract shall constitute a waiver on the part of Seller of its right to pursue such remedy on the basis of the same or a subsequent default.

      5.    Waiver of Exoneration. Guarantor waives any right to require
Seller to (a) proceed against Purchaser, (b) pursue any other right or remedy available to Seller, or (c) have the property of Purchaser first applied to the discharge of the Obligations. Guarantor further waives any defense it may acquire by reason of Seller's election of any remedy against Guarantor or Purchaser, or both.

      6. Waiver of Subrogation. Until the obligations of Purchaser under the Contract have been performed in full, Guarantor shall have no right of subrogation against Purchaser, and Guarantor hereby expressly waives any right to enforce any remedy which Seller now has or may hereafter acquire against Purchaser. Guarantor hereby waives the benefit of, and any right to participate in, any security now or hereafter held by Seller for the performance of any obligations of Purchaser under the Contract.

      7. Waiver of Presentments. Guarantor waives any presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guaranty and waives all notices of the existence, creation, or incurring of new or additional Obligations.

      8. Other Guarantor Waivers. Without limiting the generality of the preceding paragraphs, Guarantor hereby waives all rights and defenses to:

            (a) All defenses by reason of any lack of authority of Purchaser respecting Obligations accruing under the Contract or this Guaranty;

            (b) Any and all rights it may have now or in the future to require or demand that Seller pursue any right or remedy Seller may have against Purchaser or any other third party;

            (c) Any defense as a surety, it being understood and agreed that, at its option, Seller may treat this instrument as either a guaranty or a suretyship;

            (d) Any duty or obligation of Seller to disclose to Guarantor any facts Seller may know or hereafter know about Purchaser, regardless of whether Seller has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume or has reason to believe that such facts are unknown to Guarantor or has a reasonable opportunity to communicate such facts to Guarantor, it being understood and agreed that Guarantor is fully responsible for being and keeping informed of the financial condition of Purchaser and of any and all circumstances bearing on the risk of nonperformance of any Obligation; and

            (e) Any defense based upon an election of remedies by Seller, including any election which destroys or impairs any right of subrogation, reimbursement or contribution which Guarantor may have, or any rights or benefits under any provisions of applicable law in any way qualifying, conditioning or limiting the obligations of Guarantor based on any steps or procedures that Sellers should take before proceeding against Guarantor.

      9. Bankruptcy. This Guaranty will continue unchanged by any bankruptcy, reorganization or insolvency of Purchaser, or any successor or assignee thereof, or by any disaffirmance or abandonment by a trustee of Purchaser. Notwithstanding any modification, discharge or extension of the indebtedness or any amendment, modification, stay or cure of Seller's rights which may occur in any bankruptcy or reorganization case or proceeding concerning Purchaser whether permanent or temporary, and whether assented to by Seller, Guarantor hereby agrees that it shall be obligated hereunder to pay and perform the Obligations in accordance with the terms of the Contract and the terms of this Guaranty. Guarantor understands and acknowledges that by virtue of this Guaranty, Guarantor has specifically assumed any and all risks of a bankruptcy or reorganization case or proceeding with respect to Purchaser.

      10. Governing Law. This Guaranty of Contract shall be construed and interpreted in accordance with the laws of the State in which the Premises are located.

      11. Captions. The captions and paragraph numbers appearing in this Guaranty of Contract are inserted only as a matter of convenience and are not to be used to interpret this Guaranty of Contract.

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

      12. Examination of Contract. Guarantor acknowledges that it has (a) received a copy of the Contract, (b) read and understood the terms and provisions of the Contract including, but not limited to, the covenants, conditions, agreements and undertakings of Purchaser to be kept and performed by Purchaser under the Contract, (c) read and understood the provisions of this Guaranty of Contract, and (d) understood the obligations of Guarantor under this Guaranty of Contract, including the legal effect of such obligations and has been advised by legal counsel respecting such obligations.

      13. Notices. Notwithstanding anything to the contrary contained herein, if the Contract is assigned or sublet to an unrelated third party, (a) Guarantor shall receive notice of any Purchaser default and (b) Guarantor will not be liable for any material increase in obligations contained in any subsequent amendment or modification of the Contract.

      14. Termination. This Guaranty shall terminate only upon the satisfaction of all Obligations under the Contract.

      IN WITNESS WHEREOF, Guarantor has executed this Guaranty of Contract as of the date first hereinabove set forth.

                                               "GUARANTOR"
                                               COMPENSATION RISK MANAGERS, LLC

                                               By:______________________________
                                               Name:____________________________

State of______________________________)
County of_____________________________)

            On this_______day of__________, 200__, before me personally came and appeared ___________________, to me known, who, being by me duly sworn, did depose and say that he resides at______________________________________; that he is the person described in and which executed the foregoing instrument; that he acknowledges himself and executed the foregoing for the purposes therein contained, by signing his name.

(SEAL)                                ______________________________
                                      My Commission Expires:

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